UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2006

LONG-E INTERNATIONAL, INC.
(Exact name of registrant specified in charter)

Utah	000-28727	87-0624752
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C-6F, Huhan Chuangxin Block, Keyuan Road, Hi-Tech Industry Zone, Shenzhen, 518000, Guangdong, China
(Address of principal executive offices) (Zip Code)

(86) 755 3396 5188
(Registrant’s telephone number, including area code)

Inncardio, Inc., 4764 South 900 East, #3A, Salt Lake City, Utah 84117
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 2.01, below, regarding the Company’s private placement of an aggregate of 5,285,714 shares of common stock (the “Shares”) along with an aggregate of 5,278,570 five-year warrants (the “Warrants”). Of such Shares, 3,500,000 were sold for cash at a per share price of $0.40 (the “Cash Shares”), and 1,785,714 Shares were issued upon conversion of an outstanding convertible note of Long-e International, Inc. from a bridge financing at a per share price of $0.28 (the “Debt Conversion Shares”) (see Item 2.01 - “The Bridge Financing”); Long-e was acquired by Inncardio, Inc. further to the Share Exchange Agreement described in Item 2.01 below and the debt conversion referenced above (the “Debt Conversion”) occurred immediately after the closing of the Share Exchange. In addition to the Shares, investors in the Cash Shares were issued an aggregate of 3,500,000 five-year warrants; the exercise price of 1,750,000 of the warrants (the “Series A Warrants”) is $0.48 and the exercise price of 1,750,000 of the Warrants (the “Series B Warrants”) is $0.60. The investor in the Debt Conversion Shares was issued an aggregate of 1,778,570 five-year warrants, consisting of  889,285 Series A Warrants and 889,285 Series B Warrants. The Shares and Warrants were issued further to a Securities Purchase Agreement dated December 29, 2006. Registration rights granted further to the private placement are set forth in a Registration Rights Agreement dated December 29, 2006. The form of Securities Purchase Agreement and related Registration Rights Agreement are attached hereto as Exhibits 10.3 and 10.4, respectively. See Item 2.01 below regarding a discussion of Amendment No. 1 to the Share Exchange Agreement, which is attached hereto as Exhibit 2.1(b).

Item 2.01  Completion of Acquisition or Disposition of Assets.

OVERVIEW

Long-e International, Inc. (referred to herein as the “Company” or “Long-e”), operates through its wholly-owned subsidiary Long-e International Group Co., Ltd. (“LIG”), a company formed under the law of the British Virgin Islands (“BVI”), and its wholly-owned subsidiary, Agilon Science & Technology (Shenzhen) Co., Ltd. (“Agilon”), a company formed under the laws of the People’s Republic of China (“PRC” or “China”). Long-e, through Agilon, is engaged in the research, development, manufacture, marketing and servicing of auto electronic products, with an emphasis on automotive safety and security systems.

On November 30, 2006, Inncardio, Inc. (renamed Long-e International, Inc. on December 21, 2006, and referred to herein as “Inncardio”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with LIG. On December 29, 2006, the parties entered into Amendment No. 1 to the Exchange Agreement. Pursuant to the Exchange Agreement, as amended, Inncardio would issue 20,606,200 shares of its common stock to LIG’s shareholders and/or their designees in exchange for 100% of the equity interest of LIG (the “Share Exchange”).

The Share Exchange closed effective as of December 29, 2006. Upon the closing of the Share Exchange, Inncardio (i) became the parent company of LIG and Agilon, (ii) assumed the operations of LIG and Agilon and (iii) effected the Debt Conversion. The Company has changed its name to Long-e International, Inc.

PRINCIPAL TERMS OF THE SHARE EXCHANGE

Upon the closing of the Share Exchange, Inncardio issued an aggregate of 20,606,200 shares of its common stock to LIG’s shareholders and/or their designees in exchange for 100% of the outstanding equity interests of LIG. Immediately following the closing of the Share Exchange, the prior LIG shareholders and/or their designees owned approximately 65.9% of the issued and outstanding common stock of Inncardio, the pre-existing shareholders of Inncardio (after giving effect to the purchase and conversion of Inncardio’s debt as described below) owned approximately 17.2% of the issued and outstanding common stock of Inncardio and investors in the Private Placement (as described below) conducted by Inncardio that closed concurrently with the Share Exchange purchased approximately 16.9% of the issued and outstanding common stock of Inncardio. Inncardio issued no fractional shares in connection with the Share Exchange. In conjunction with the Share Exchange, Inncardio changed its corporate name to Long-e International, Inc.

In connection with the Share Exchange and Private Placement, Inncardio and an Inncardio shareholder agreed to cancel an aggregate of 35,000 shares of outstanding Inncardio common stock. In addition, certain debtholders of Inncardio transferred for approximately $872,000 an aggregate of $325,304 of pre-existing debt to certain third parties introduced by WestPark Capital, Inc., the placement agent in connection with the private placement referenced below. Inncardio agreed with these debtholders to convert said $325,304 of Inncardio’s outstanding debt into 5,312,121 shares of Inncardio common stock such that there were 5,367,800 shares of Inncardio common stock outstanding immediately prior to the Share Exchange and Private Placement, and no outstanding options and warrants to purchase its common stock. WestPark Capital, Inc. acquired $56,651.58 of such indebtedness and converted it into 925,104 shares of Inncardio common stock. Dong Cheng, a director of Long-e, acquired $57,796.48 of such indebtedness and converted it into 943,800 shares of Inncardio common stock. The shares issued upon this conversion are subject to lock-up agreements of varying length. Immediately after the closing of the Share Exchange and Private Placement, Long-e had 31,259,714 outstanding shares of common stock, no outstanding options to purchase its common stock and outstanding warrants to purchase up to an aggregate of 6,807,141 shares of its common stock.

The shares of common stock of Long-e are currently quoted on the Over-the-Counter Bulletin Board, or OTCBB, under the symbol “ICDO.OB.” In conjunction with the closing of the Share Exchange, Long-e will receive a new trading symbol.

The Exchange Agreement, the execution of which was reported in Inncardio’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2006, is filed as an exhibit to this Current Report on Form 8-K as Exhibit 2.1(a); amendment No. 1 to the Share Exchange Agreement, dated December 29, 2006, is attached hereto as Exhibit 2.1(b). The transactions contemplated by the Exchange Agreement were intended to be a “tax-free” incorporation pursuant to the provisions of Section 351 of the Internal Revenue Code of 1986, as amended.

THE BRIDGE FINANCING

On September 22, 2006, prior to the closing of the Share Exchange, LIG received gross proceeds of $500,000 in a bridge financing transaction (the “Bridge Financing”), in which it issued a three-year secured convertible promissory note in an aggregate principal amount of $500,000, bearing interest at a compound annual rate of 10.0% (the “Bridge Note”). The Bridge Note is convertible into shares of LIG at the option of the holder upon certain financing events and/or upon maturity. Pursuant to the Note and Warrant Purchase Agreement entered into with the lender, attached hereto as Exhibit 10.1, LIG also sold the lender warrants to purchase additional shares of LIG (the “Bridge Warrants”). The exercise price for the shares underlying each Bridge Warrant, a form of which is attached hereto as Exhibit 4.2, and the number of warrants sold are calculated based on the principal balance of the initial note, the time the note is outstanding, and the conversion price at the time of exercise. As the sale of the shares further to the Private Placement discussed in Item 1.01 below, and the Share Exchange qualified as financing events triggering conversion rights under the notes, the lender choose to convert into the Private Placement discussed below an aggregate of $500,000 of outstanding principal under its Bridge Note into 1,785,714 shares of the Company at a rate of $0.28 per share, and into Series A Warrants to purchase 889,285 shares of common stock at an exercise price of $0.48 per share and Series B Warrants to purchase 889,285 shares of common stock at an exercise price of $0.60 per share. Upon the closing of the Share Exchange and conversion of the Bridge Note, the Bridge Warrant enabled the holder to purchase up to 1,000,000 shares of the Company’s common stock at $0.28 per share. LIG used the proceeds of the Bridge Financing for general corporate purposes, including working capital.

THE PRIVATE PLACEMENT

Effective as of December 29, 2006, concurrent with the close of the Share Exchange, Long-e effected a private placement transaction (the “Private Placement”). Pursuant to a Securities Purchase Agreement entered into with the investors, Long-e sold an aggregate of 5,285,714 shares of common stock along with 5,278,570 five-year warrants. Of such Shares, 3,500,000 were sold for cash at a per share price of $0.40 (the “Cash Shares”), and 1,785,714 Shares were issued upon conversion of the outstanding Bridge Note from the Bridge Financing at a per share price of $0.28 (the “Debt Conversion Shares”); the Debt Conversion occurred immediately after the closing of the Share Exchange. In addition, investors in the Cash Shares were issued an aggregate of 3,500,000 five-year warrants; the exercise price of 1,750,000 of the warrants (the “Series A Warrants”) is $0.48 and the exercise price of 1,750,000 of the Warrants (the “Series B Warrants”) is $0.60. The investor in the Debt Conversion Shares was issued an aggregate of 1,778,570 five-year warrants; 889,285 Series A Warrants and 889,285 Series B Warrants. The Company has the right to redeem the Warrants in the event that the following conditions are met:

Series A Warrant: Closing bid price of $1.00 for 30 consecutive trading day period (“30-day period”) and the average trading volume of 60,000 Shares per day in such 30-day period.

Series B Warrant: Closing bid price of $1.20 for 30 consecutive trading day period (“30-day period”) and the average trading volume of 60,000 Shares per day in such 30-day period.

The forms of Series A and Series B warrants are attached hereto as Exhibits 4.3 and 4.4, respectively. Long-e agreed to file a registration statement covering the common stock and the common stock underlying the warrants sold in the private placement, as well as up to 45,000 shares held by pre-existing shareholders of Inncardio and common stock underlying other outstanding warrants (including warrants issued to the placement agents in the private placement) pursuant to the Securities Purchase Agreement and a related Registration Rights Agreement, the forms of which are attached hereto as Exhibits 10.3 and 10.4, respectively. After commissions and expenses, Long-e received net cash proceeds (excluding the proceeds from the Debt Conversion of the Bridge Note) of approximately $1.2 million in the Private Placement.

THIS CURRENT REPORT IS NOT AN OFFER OF SECURITIES FOR SALE. ANY SECURITIES SOLD IN THE PRIVATE PLACEMENT WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

WESTPARK CAPITAL, INC.

WestPark Capital, Inc. (“WestPark”) acted as an advisor in connection the Share Exchange and as placement agent in connection with the Bridge Financing and the Private Placement. For its services as placement agent, WestPark was paid a fee equal to $100,000 in conjunction with the Share Exchange, a fee equal to 3%, or approximately $15,000, of the gross proceeds from the Bridge Financing and a fee equal to 10%, or approximately $190,000, of the gross proceeds from the Private Placement; this includes $25,000 from the $250,000 invested by WestPark Capital Financial Services, LLC, the parent company of WestPark, in the Private Placement as described below. In addition, in conjunction with the Share Exchange and the Private Placement, the Company agreed to issue WestPark and any co-placement agent five-year warrants to purchase up to 10% of the shares of common stock sold further to the private placement at per share exercise price of $0.40. In addition, WestPark Capital, Inc. and its affiliates participated as an investor in the Private Placement for an aggregate of $250,000 of Shares. Upon completion of the transactions described herein, WestPark Capital, Inc. and its affiliates own 1,550,104 shares of Long-e common stock and Warrants to purchase up to 1,018,571 shares of Long-e common stock as of the closing of the Share Exchange. A co-placement agent, Linear Group, LLC, received 468,896 shares of Long-e common stock, and co-placement agent New York Global Securities, Inc. received five-year warrants to purchase 135,000 shares of common stock at a per share exercise price of $0.40.  The shares underlying the Placement Agent Warrants, a form of which is attached hereto as Exhibit 4.5, have demand registration and piggyback rights and a cashless exercise provision. In addition, WestPark will continue to serve as a consultant to the Company regarding financial strategies for six months post-Closing.

LONG-E’S BUSINESS

Overview

Long-E International Group Co., Ltd. was incorporated in May 2006 for the purpose of acquiring Agilon. Such acquisition received final approval on June 29, 2006, and Agilon became a wholly-owned subsidiary of LIG, now held by Long-e International, Inc. Since the establishment of Agilon in 2000, the company’s operations have focused on the development, manufacture, marketing and servicing of automotive electronic systems and components, primarily alarm systems, tire pressure monitoring systems, and reverse sensor systems. Long-e distributes its products to automotive manufacturers and to after-market parts wholesalers and retailers.

Market Focus

The automotive components industry, including the auto electronics product segment, provides components, systems, subsystems and modules to automotive manufacturers for the manufacture of new vehicles, as well as to the aftermarket for use as replacement or enhancement parts for current production and older vehicles. Management believes the following trends have been reshaping this industry over the past several years:

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Increased Reliance on Independent and Foreign Components Suppliers: Historically, large vehicle manufacturers operated internal divisions to provide a wide range of component parts for their vehicles or sourced parts and components from domestic companies. However, to serve multiple markets more efficiently, automotive manufacturers are assembling vehicle platforms globally, which typically are designed in one location but produced and sold in many different geographic markets around the world. Broader global markets for vehicle sales and the desire of automotive manufacturers to adapt their products to satisfy regional and cultural variations have driven suppliers to establish capabilities within major geographic markets. With this globalization, such manufacturers are increasingly interested in buying components and systems from suppliers that can serve multiple markets, address local consumer preferences, control design costs and minimize import tariffs in local markets.

•
Increased Emphasis on Electronics Integration and Technological Content: Electronics integration generally refers to products that combine integrated circuits, software algorithms, sensor technologies and mechanical components within the vehicle. These in turn replace bulky mechanical components and add new electrical functions and features to the vehicle, allowing vehicle manufacturers improved control over vehicle weight, costs and functionality. Integrated electronic solutions help automotive manufacturers improve fuel economy through weight reduction, reduce emissions through improved air and engine control systems and improve safety by allowing drivers to more precisely monitor car conditions. The electronic and technological content of vehicles continues to expand, largely driven by consumer demand for greater vehicle performance, functionality and affordable convenience options as a result of increased communication abilities in vehicles as well as increasingly stringent regulatory standards for energy efficiency, emissions reduction, and increased safety through crash avoidance and occupant protection systems.

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Increased Emphasis on Systems and Modules Sourcing: To simplify the vehicle design and assembly processes and reduce costs, automotive manufacturers are increasingly looking to their components suppliers to provide fully engineered systems and pre-assembled combinations of components rather than individual components. To offer sophisticated systems and modules rather than individual components, components suppliers are being contracted to further integrate the design, engineering, research and development, and assembly functions traditionally performed by automotive manufacturers. In addition, suppliers are increasingly expected to fully manufacture and ship components to the general location of an automotive manufacturers’ assembly line and then provide local assembly of systems and modules.

•
Demand for Safety-Related and Environmentally-Friendly Products: Consumers are increasingly interested in products and technologies that make them feel safer and more secure. Automotive manufacturers and many governmental regulators are requiring more safety-related and environmentally-friendly automotive components. For example, the U.S. government encouraged auto electronics manufacturers to expedite their development of tire pressure monitoring systems, or TPMS, highlighted by the Transportation Recall Enhancement, Accountability, and Documentation Act of 2000, commonly known as the TREAD Act, requiring monitoring systems for tire pressure to be installed in all of the cars sold in the United States by 2007. Subsequently, similar legislation has been passed by a number of European governments as well, similarly boosting the demand for TPMSs. TPMSs are now considered are “vested” security products, such as safety belts and supplemental restraint airbag systems, to be provided in all new cars in most global markets. Also, there is a growing consumer demand for technology based safety products utilizing sophisticated electronics and technologies that provide heightened driver and passenger safety. An example of this are reverse sensor systems which assist drivers when parking by reflecting obstacles through sound and/or visual displays, thereby helping drivers overcome difficult sight angles and blind spots to enhance parking safety.

Products and Services

Long-e develops, manufactures and markets a series of automotive electronic products and provides related post-sale services. Long-e’s current products are related to automotive security and operational safety, including a variety of electronic vehicle alarm systems, tire pressure monitoring systems, and reverse sensor systems:

Anti-Theft Products

Long-e’s line of high-end anti-theft products offers a number of technological and operational features to meet consumer demands:

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Controller-area network, or CAN, bus communication systems: These anti-theft products are offered to automotive manufacturers for in-vehicle factory installation. These products can be customized to the manufacturer’s specifications, and utilize a communications platform considered standard in commercial vehicles, allowing for multiplexing, receiving and transmitting of signals from various sources. Long-e’s CAN bus communication system integrates the anti-theft device with the vehicle’s other electronic products, allowing certain models to also remotely start an owner’s vehicle, turn on the air conditioning and remotely control the windows, centralized door locks, trunk release, and certain other auxiliary functions.

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Amplitude shift-key, or ASK, one-way systems: These anti-theft products are offered to automotive manufacturers and aftermarket customers. They are basic, one-way transmission systems, which sound a siren and flash the vehicle’s lights to attract attention and frighten away potential thieves when triggered. Long-e produces 25 models of one-way car alarm remote controls for use with this system and can adapt the form of code encryption technology to suit customers’ requirements. These one-way systems offer a lower price point than two-way systems.

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Frequency-shift key, or FSK, two-way interactive visual communication systems: These anti-theft products are primarily offered to international and domestic original equipment manufacturers, or OEMs. These products use digital wireless communication and LCD technology to allow the vehicle owner to monitor the vehicle’s status in real-time on an LCD screen on the remote control. The main alarm unit and remote control respond to any triggered alarm at the same time, with the remote control prompting the car owner with sound and flashing icons reflecting the vehicle’s condition. Originally launched in 2001, Long-e’s two-way FSK transmission system allows for low rates of interference from other devices and communication over long distances.

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Amplitude shift-key, or ASK, two-way system with radio frequency identification, or RFID, transponder immobilizer chip: These anti-theft products are primarily offered to international and domestic OEMs. These products combine the theft-deterrence function of a car alarm with a theft-prevention function, utilizing wireless communication, digital encryption, passive micro-dissipation and ASIC integrated circuit design technology. This vehicle security system is comprised of a radio frequency transponder sensor or user card and a radio frequency sense coil. The user card is integrated with the remote control for the vehicle alarm and the car key, while the sense coil is located near the vehicle’s ignition. When the user card within the key is near the sense coil, such as when the key with the integrated transponder is inserted in the ignition, the encoded transmission between the components allows the car’s immobilizer system to be disarmed and the fuel, ignition or other engine circuits controlled to start. If the transmission does not occur, the immobilizer system will not allow the vehicle to start, even if a physically correct key is inserted in the ignition.

Tire Pressure Monitoring System (TPMS)

Tire failure, caused by low tire pressure from air leakage or insufficient tire inflation, at high speeds is a frequent cause of traffic accidents, yet difficult to detect or prevent. Early prevention of such accidents has become an important issue for improving driving safety. According to industry reports, the keys to prevent tire failure at high speeds are maintenance of standard tire pressure and early detection of air leakage in the tires. Tire pressure monitoring systems, or TPMSs, provide the driver real-time feedback on tire pressure and temperature, usually via a dashboard display, during the vehicle’s operation. These systems generally provide an alarm warning indicating significant air leakage or a flat tire, low pressure and/or overheating, alerting the driver to tire problems.

Long-e’s TPMS products utilize light alloys for enclosure of the transmission module, successfully increasing shock resistance while ensuring stable transmission reception. Its TPMSs are engineered and designed for universal application, and its sensor/transmitter package can be installed on virtually any tire and wheel combination. A receiver unit obtains real time information regarding tire pressure and temperature changes via wireless radio frequency technology transmitted through the tire to a remote receiver to provide appropriate alarm indications. An optional display module can mount in the vehicle with optional graphical readout of the feedback received. Once installed, the TPMS’s sensor and transmitters do not require ongoing maintenance.

Long-e specially designed a TPMS for installation in certain Nissan vehicles manufactured in China, which is currently undergoing installation tests.

Digital Reverse Sensor Systems

Long-e’s active fully-digital parking reverse sensor systems assist drivers when backing up and parking in reverse. The sensor has an internal digital processing unit that accurately calculates the distance of obstacles within 5 meters by employing an intelligent algorithm, with accuracy as precise as 0.01 m. The system includes a voice warning and a choice of LED, LCD, and VFD displays which show the distance between the vehicle and obstacles.

Products Under Development

Currently, Long-e is developing the second generation of TPMS products, focusing on solving the problem of short battery life and seeking to ensure long-term effective use of the system by supplying power to the system’s transmission module for tire testing through use of the voltage created by material in motion. In addition, Long-e is working on the development of TPMSs suitable for commercial vehicles, including motor coaches, minibuses and other kinds of wagons.

Long-e is also developing a fully-digital active parking reverse sensor system based on the CAN bus communication technology that makes use of ultrasonic waves to accurately detect the distance of obstacles from the rear of the auto and then sends the data through digital communication to the display terminal via the CAN bus, with a detectable distance of 5 meters, with detecting accuracy as high as 0.01m. The detection provided by this system is stable and reliable with excellent anti-disturbance capability excellent due to the digital transmission. In addition to these improvements to existing products, Long-e is developing a next generation digital fuel-gauge, which integrates the functions of testing, displaying, alarming, analyzing, digital storage and output of auto fuel, intended to replace the current pointer-type meter.

Services

In China, Long-e has built a cross-country service network of dealers to provide timely and dependable services to its customers, in support of its product sales. These dealers provide installation and test services for Long-e’s aftermarket customers, and also provide maintenance support for all of Long-e’s products. Services fees paid to this dealer network are set by related regulations issued by the Industry and Business Administration Bureau of China. Long-e does not charge its customers any separate fees for provision of such support services.

Growth Strategies

In response to the market opportunities in China and the global automotive components industry trends, Long-e’s primary goal is to continue developing leading edge technology, focus that technology to produce distinctive market-leading products with sustainable margins that appeal to both Chinese and foreign automotive manufacturers and to purchasers in the aftermarket, while maintaining efficient production and a low cost structure. Long-e believes the following strategies are important to its growth:

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Focused product portfolio: The global automotive parts industry is highly competitive; winning and maintaining new business requires suppliers to rapidly produce new and innovative products on a cost- competitive basis. Long-e believes there are opportunities to capitalize on the continuing demand for additional electronics integration and associated products with its product portfolio and technical capabilities, and then supplements these opportunities with targeted new product development efforts. Long-e intends to commit significant research and development resource to create next generation versions of its base products and new product offerings.

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Customer and geographic diversification: Management believes that Long-e is positioned to meet the needs of worldwide automotive manufacturers which are increasingly relying on systems suppliers and focusing on lowering costs. In addition, Long-e intends to continue to seek to diversify and expand the geographic scope of its customer base. Long-e has participated in international automobile and electronic exhibitions in Las Vegas, Nevada, U.S.A.; Dubai; Moscow, Russia; and Hong Kong, and is seeking to sell the full range of its products in the automotive aftermarkets in Southeast Asia, Middle East, Europe, America, and Africa. To date, Long-e has enjoyed growing sales to distributors specializing in frontier trade with Russia, as well as increasing direct export sales in over two dozen countries worldwide. In addition, Long-e recently successfully bid for a contract with Toyota Indonesia to be the sole supplier of factory-installed electronic car alarm systems on new vehicles produced.

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Maintain dual market approach: Long-e currently sells its products primarily to Chinese automotive manufacturers, as well as to other suppliers and assemblers. In addition, it sells certain of its products and systems for use as replacement and enhancement parts in the Chinese automotive aftermarket or to distributors for export and sale in foreign aftermarkets. Long-e plans to extend this dual market approach as it begins to enter the global marketplace over the coming year. Long-e believes this approach helps insulate it from the effects of any cyclicality or seasonality in both the domestic or foreign marketplace and enables it better observe industry trends and customer preferences and respond to such factors.

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Emphasis on technical personnel: Long-e currently has 21 engineers, each with three to ten years of experience in the automotive components industry, including three to five years of experience a piece dedicated solely to Long-e’s existing product lines. Long-e intends to continue recruiting talented personnel, within and outside China, to meet the existing and future technology demands of its consumers.

Production

Long-e has sought to establish a complete and stable supply chain, putting together a group of raw material, component and subassembly suppliers from whom it buys such items on a regular, purchase order basis. Long-e uses third-party manufacturers to build certain components and subassemblies included in its automotive electronics systems, which are subject to its stringent quality specifications and inspections. Long-e procures such components from qualified suppliers, both globally and locally, and use multi-sourcing strategies when technically and economically feasible to mitigate supply risk. These subassemblies and components are delivered to Long-e’s Shenzhen facility where they go through final assembly and testing alongside components built by Long-e directly, prior to shipment to customers. For production of its automotive security and safety systems, Long-e subcontracts the manufacture of certain of its components to local manufacturers, and then performs component testing, final assembly, performance testing, and packaging of its products itself to control quality and manufacturing efficiency.

Raw Materials and Suppliers

Long-e purchases various raw materials for use in manufacturing its products, most of which are available from numerous sources. At present, Long-e’s relationships with its current suppliers are generally good and it expects that its suppliers will be able to meet the anticipated demand for its products through fiscal year 2006. To the extent that Long-e experiences cost increases it may seek to pass such cost increases on to its customers, but can not provide any assurance that it will be able to do so successfully.

Quality Control

Long-e’s manufacturing production facilities are designed and maintained with a view towards conforming with good practice standards. To comply with the strict requirements of its customer base, Long-e has implemented a quality assurance plan setting forth its quality assurance procedures. Long-e’s quality control department is responsible for maintaining quality standards throughout the production process. Quality control executes the following functions:

•	setting internal controls and regulations for semi-finished and finished products;

•	implementing sampling systems and sample files;

•	maintaining quality of equipment and instruments;

•	auditing production records to ensure delivery of quality products;

•	articulating the responsibilities of quality control staff; and

•	on-site evaluation of supplier quality control systems.

Agilon has received the following certifications in recognition of Long-e’s quality assurance program:

•	ISO 9001 - International Quality System Certification;

•	CCC - China Compulsory Certification;

•	FCC Certification - Federal Communications Commission of the United States;

•	CE Certification - The European Community; and

•	E-13 Certification

Customers and Markets

Automotive Manufacturers

Long-e is an OEM supplier for Chinese automakers Dongfeng Citroen Automobile, Ltd., Fengshen Automobile, Ltd., Dengfeng Nissan, Dengfeng Liuqi, Dongfeng LiuZhou Automobile Co., Ltd., Hafei Automobile, Changfeng Automobile, Chery Automobile and Dongfong Peugeot. These manufacturers primarily purchase Long-e’s anti-theft products for factory installation.

Aftermarket

Long-e also sells its products to the Chinese aftermarket as replacement systems or as enhancement products for current production and older vehicles. In 2005, Long-e had aftermarket sales of approximately $12.8 million, representing 95.0% of its total sales and consisting of $11.6 million in sales of its two-way interactive car alarm systems and $1.2 million in sales of Long-e’s other products. For the nine months ended September 30, 2006, Long-e had aftermarket sales of $17.7 million, representing 95% of its total sales for the period and consisting of $11.5 million in sales of its two-way interactive car alarm systems and approximately $5.3 million in sales of normal electronic car alarm systems, and $1.8 million in sales of Long-e’s other products (including parking reverse systems and TPMS, etc.). The Company currently sells 21% of these products to the independent aftermarket and 6% to aftermarket sales organizations associated with its automotive manufacturer customers. Suifenhe Fengda Car Accessory Company is Long-e’s largest customer, accounting for $2.5 million, or 18.8%, of Long-e’s 2005 product sales, including car alarm systems and reverse sensor systems. No other customer accounted for more than 10% of Long-e’s 2005 sales.

Regional Markets

Long-e’s Chinese aftermarket and OEM customers generated nearly half of Long-e’s sales revenue for the 2005 fiscal year, a percentage decrease from prior years reflecting Long-e’s increasing volume of sales to distributors for export. Long-e’s revenues from product sales designated for export represented approximately 31% of its 2005 sales revenue. For the nine months ended September 30, 2006, Long-e’s revenues from product sales designated for export represented approximately 15.4% of its sales revenue.

Research and Development

Components suppliers are under pressure from automotive manufacturers to respond more quickly with new designs and product innovations to support rapidly changing consumer tastes and regulatory requirements. Long-e believes that the engineering and technical expertise of its management and key personnel, together with its emphasis on continuing research and development in support of its automotive electronics technologies, allows it to efficiently and timely identify and bring new, innovative products to market for its customers using the latest technologies, materials and processes. Long-e believes that continued research and development activities are critical to maintaining its pipeline of technologically-advanced products and growing the range of products available to serve a broader array of OEM and aftermarket customers. Long-e expended approximately $513,300, $555,000 and $350,000 on research and development activities (including product engineering) for the nine months ended September 30, 2006 and the years ended December 31, 2005, and 2004, respectively, of which, a total of $513,300, $102,400, and $10,000 respectively of salaries were incurred for research and development purposes, representing reinvestment of approximately 3.8% of its annual revenues each period to such efforts.

Long-e’s research and development strategy relies primarily on internal innovation and development, supplemented with collaboration with academic and research institutions and acquisition of targeted technical solutions. Long-e actively tracks research developmental trends in automotive electronic products and government regulations regarding vehicle safety and environmental standards, and continually seeks to both improve and perfect existing products and develop new ones in accelerated product development cycles. In addition, Long-e seeks to recruit and retain highly qualified Chinese and foreign technical personnel, by maintaining positive working conditions, providing competitive benefits and a relaxed corporate culture. Long-e promotes its internal philosophy of mutual growth to its technical staff and awards various incentives for positive research and development results. As of September 30, 2006, Long-e employed 21 engineers and 7 additional research and development personnel.

The positive results of Long-e’s past research and development efforts have included:

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Serving as an organizer of a technical taskforce conducting systematic research into the transmission reliability, power-saving benefits and shock resistance of TPMS products, resulting on Long-e pioneering a proprietary use of light alloy enclosure for the transmission module of its TPMS systems, successfully increasing shock resistance while ensuring stable transmission reception.

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The design of Long-e’s transponder RFID immobilizer chip being credited as the high-tech project of Shenzhen in 2003, then being further developed as a sponsored project of the Electronics Development Foundation, the Ministry of Information Industry of China in 2005, after which the chip was awarded the runner-up prize for Science and Technology Advancement in 2005 by the Bao’an District government, Shenzhen, China.

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The National Development & Reform Commission and the Ministry of Treasury in 2005 sponsoring the production and technology modification project for Long-e’s transponder RFID immobilizer chip and related alarm system.

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Development of an FSK interactive visual car alarm system allowing for ultra-distant communication due to its use of proprietary FSK narrowband communication technology, which was credited as a high-tech project in Shenzhen in 2001 and which was awarded the runner-up prize for Science and Technology Advancement in 2005 by the Bao’an District government, Shenzhen, China.

Intellectual Property

Long-e relies on a combination of patents, trademarks, trade secrets, confidentiality procedures and contractual provisions to protect its intellectual property.

Patents and Proprietary Technology Rights

Although Long-e’s intellectual property plays an important role in maintaining its competitive position, no single patent, proprietary tool or technology, trade secret or license, is, in the opinion of management, of such value to Long-e that its business would be materially affected by the expiration or termination thereof. Long-e’s has adopted a policy of seeking to obtain, where practical, the exclusive rights to use technology related to its products through patents or licenses for proprietary technologies or processes. Long-e has generally applied for patents on an ongoing basis in China on its patentable developments which it considered to have business significance; as Long-e expands the international markets in which is sells its products, it will evaluate whether such patent application should be made alternately or concurrently in other jurisdictions.

As of September 30, 2006, Long-e holds several patents in China for its current technologies and products:

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Chinese Patent 200530059819.7, a design patent, addresses the remote control technology in the Company’s FSK interactive visual car alarm system. It was issued on March 1, 2006 and expires May 19, 2015.

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Chinese Patent 00260027.7, a utility model patent, addresses the two-way wireless communication technology in the Company’s FSK interactive visual car alarm system. It was issued on February 27, 2002 and expires December 15, 2010.

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Chinese Patent 00343852.X, a design patent, addresses the remote control technology in the Company’s FSK interactive visual car alarm system. It was issued on November 26, 2001 and expires November 29, 2010.

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Chinese Patent 00343851.1, a design patent, addresses the technology used in the remote control and antenna in the Company’s FSK interactive visual car alarm system. It was issued on September 5, 2001 and expires November 29, 2010.

The utility model patent for the two-way wireless communication technology in the FSK interactive visual car alarm system was originally issued to Bu Shengfu, the Company’s President and Chief Executive Officer and to Yin Zhongjun, the Company’s Chief Engineer. Messrs. Bu and Yin licensed use of this particular patent to Agilon through its expiration on December 15, 2010, in exchange for equity interests in Agilon in conjunction with its organization. All of the other patents listed are issued in Agilon’s name.

To date, the Company has not applied for any patents or similar protections of its proprietary technology outside of the PRC.

Trademarks and Trade Names

Long-e also views its name and mark, as well as the name and mark of “Long-e International” and “Agilon,” as significant to its business as a whole. In addition, Long-e holds rights in a number of other trade names and marks applicable to certain of its products that it views as important to the success of such products. As of September 30, 2006, Agilon owns five registered trademarks in China, currently in use on Long-e’s products, including AGILON, KING OF INTERACTION, and BECARSO, each valid through at least October 6, 2012. In addition, Agilon has applied for trademark protection in China for “Long-e Auto Electronics Products”; the application was accepted as of December 29, 2005 and remains pending. To date, Long-e has not registered any trademarks or sought other protections of its trade names outside of the PRC.

Competition

Long-e conducts its business in a complex and highly competitive industry. The global automotive parts industry principally involves the supply of systems, modules and components to automotive manufacturers for the manufacture of new vehicles. Additionally, suppliers provide components to other suppliers for use in their product offerings and to the aftermarket for use as replacement or enhancement parts for older vehicles. Although the overall number of competitors in the global automotive components industry has been decreasing due to ongoing industry consolidation, the automotive electronics parts industry remains extremely competitive, especially in China due to the governmental support received by many new technology companies and the growth of the automotive electronics market locally. Thus, the automotive components and systems business in Long-e’s primary market remains highly competitive.

Automotive manufacturers rigorously evaluate component suppliers on the basis of product quality, price competitiveness, reliability and timeliness of delivery, product design capability, technical expertise and development capability, new product innovation, leanness of facilities, operational flexibility, customer service and overall management. In addition, automotive manufacturer customers generally will require that Long-e demonstrates improved efficiencies, through cost reductions and/or price decreases, on a year-over-year basis. In addition to competition from other components manufacturers and suppliers of similar products, Long-e may experience competition directly from automotive manufacturers, most of which have the capability to manufacture competing products internally. Although Long-e’s cost structure and operating efficiency benefits from combining design and manufacturing functions within one company, many of Long-e’s existing and potential competitors have considerably greater financial and other resources than it currently does, including, but not limited to, a more established or broader geographic customer base, and greater marketing and sales resources.

Long-e believes that its products will continue to be able to compete effectively in the automotive electronic products market on the basis of performance, quality, and price. Global competitors producing electronic security vehicle alarms and parking sensor systems include Delphi Corporation, Autoliv Inc., Robert Bosch GmbH, Denso Inc., Siemens VDO Automotive AG, TRW Automotive, Visteon Corporation, and Yazaki Corporation; however, there are numerous smaller competitors focusing on single or small markets for such products, including Steelmate Co., Ltd. which operates in China and produces both anti-theft and parking assistance devices. Global competitors with respect to TPMSs include Schrader Bridgeport, BorgWarner, Pacific Industrial Co. Ltd., TRW Automotive, Siemens VDO Automotive AG, SmarTire USA and SmarTire Europe. Long-e is not aware of any other Chinese company that currently produces TPMSs. It is always possible that competitors will seek to expand or modify their current products to provide similar functionality as one or more of Long-e’s products.

Government Regulation

Approvals of Radio Frequency-Reliant Products

Long-e’s TPMSs are subject to regulation by the government agencies responsible for radio frequencies in each country in which its TPMSs will be sold. Currently such systems are only offered for sale and sold to OEMs and distributors located in the PRC, but Long-e intends to eventually offer its TPMSs in other countries, including the United States and the countries of the European Union. For example, in the United States, approval must be received from the Federal Communications Commission for each product. Also, as a practical matter, certain nongovernmental approvals may be necessary for market acceptance of Long-e’s our products in certain countries, including its TPMSs. For example, the approval of TUV (an independent testing company) is considered necessary to market TPMSs in Germany. Long-e believes that it has all of the necessary governmental approvals for its current TPMSs in China and intends to obtain any other approvals necessary for any new market(s) in which it offers TPMSs for sale. To date, Long-e is not aware of any such regulation applicable to RFID-related car alarm systems, however it is always possible that governments may seek to expand or modify their current regulations to provide additional consumer protections, requiring Long-e to obtain further regulatory approvals for its products.

TREAD ACT

In November 2000, the United States government enacted the Transportation Recall Enhancement, Accountability, and Documentation Act of 2000, commonly known as the TREAD Act. This new legislation was implemented to address perceived safety concerns resulting from poor tire maintenance, tread separation and tire blowouts. The TREAD Act, among other things, requires that the United States National Highway Transportation Safety Administration, develop rules and regulations that require all new passenger cars, light trucks and multipurpose passenger vans to have TPMSs capable of warning drivers if a tire is significantly under-inflated installed as standard equipment. Phase-in compliance with the final rule started on October 5, 2005, and all light vehicles built on or after September 1, 2007 for sale in the United States must comply with requirements of the TREAD Act. Specifically, the installed TPMS must warn the driver when the pressure in one or more of the vehicle’s tires is 25% or more below the vehicle manufacturer’s recommended cold inflation pressure, or a minimum level of pressure specified in the standard, whichever pressure is higher. Under the new standard, if any tire drops below the standard’s activation threshold, the TPMS is required to provide the low tire pressure warning by illuminating a yellow light within 20 minutes of additional travel within a speed range of 50−100 km/hr. This telltale light must remain illuminated, and re-illuminate upon subsequent vehicle start-ups, until the under-inflation condition has been corrected. In addition, the TREAD Act sets forth other specific functionalities and testing protocols required for approved TPMSs in the United States, with which Long-e’s TPMS would need to comply in order to enable the Company to sell its products to automotive manufacturers producing vehicles for the United States market or into the United States automotive aftermarket.

In the wake of the TREAD Act in the United States, a number of other jurisdictions, including the European Union, are contemplating or have adopted similar requirements for the installation of TPMSs in new vehicles. Similarly, Long-e’s TPMS would need to comply with any requirements set forth in such legislation in order to enable Long-e to sell its products to automotive manufacturers producing vehicles for these international markets or into the relevant automotive aftermarkets.

Environmental Permit

Long-e is currently in the process of renewing its permit from the Shenzhen Environmental Protection Bureau of Bao’an district, Shenzhen Municipality acknowledging the location and intended use of its leased manufacturing facility. This permit sets forth approved production levels and requires Long-e to provide additional information to the Shenzhen Environmental Protection Bureau in the event of increased capacity. The permit also explicitly prohibits certain types of activities, including degreasing, pickling, lacquering, plastic-coating, electroplating, electrical oxidation, print circuit board, dyeing, sandstone cleaning, none of which is part of the production process for Long-e’s products. The permit further governs the type and treatment of waste products created by the facility and the allowable noise levels generated at the facility based on the time of day. The facility is subject to inspection by the Shenzhen Environmental Protection Bureau, and Long-e may be subject to pollution discharge fees if it discharges pollutants in violation of the permit. If the Company is found in violation of the applicable regulations during the renewal process, it may be subject to fines up to approximately $12,550.

Legal Proceedings

As of September 30, 2006, Long-e is not subject to any material legal proceedings.

Employees

As of September 30, 2006, Long-e had 155 full-time employees, including 22 managers, 28 research and development staff, 35 sales representatives and 70 members of the production team. Over half of Long-e’s employees have some form of post-secondary education or training.

Facilities

Long-e’s wholly-owned subsidiary, Agilon Science & Technology (Shenzhen) Co., Ltd., leases approximately 3000 square meters of office and manufacturing space, at Building No. 1, 2nd Industry Zone, Zhangkeng, Longhua, Bao’an District, Shenzhen, China. In addition, Long-e leases 600 square meters of office space at C-6F, Huhan Chuangxin Block, Keyuan Road, Hi-Tech Industry Zone, Shenzhen, 518000, Guangdong, China.

Corporate Websites and Access To Information

Information about Long-e can be found at www.long-e.com.cn and www.agilon.cn. None of the information on or hyperlinked from these websites is incorporated by reference into this report. Our annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 will be available free of charge from the Securities and Exchange Commission at www.sec.gov.

RISK FACTORS

Any investment in Long-e’s common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this Current Report on Form 8-K before deciding whether to purchase Long-e’s common stock. Long-e’s business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. The shares of common stock of Long-e are not currently listed or quoted for trading on any national securities exchange or national quotation system. If and when Long-e’s common stock is traded, the trading price could decline due to any of these risks, and an investor may lose all or part of his investment. Some of these factors have affected Long-e’s financial condition and operating results in the past or are currently affecting Long-e. This Current Report on Form 8-K also contains forward-looking statements that involve risks and uncertainties. Long-e’s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by Long-e described below and elsewhere in this Current Report on Form 8-K.

With respect to this discussion, the terms “Long-e” and the “Company” refer to Long-e International, Inc., its wholly-owned subsidiary Long-e International Group Co., Ltd. (“LIG”), and its wholly-owned subsidiary Agilon Science and Technology (Shenzhen) Co., Ltd. (“Agilon”).

Risks Related to Long-e International, Inc.’s Business

The cyclical nature of automotive sales and production could adversely affect Long-e’s business and results of operations.

Demand for Long-e’s auto electronic products is related in large part to automotive sales and vehicle production by Long-e’s automotive manufacturer customers. Automotive sales and production are highly cyclical and depend on general economic conditions and other factors, including consumer spending and preferences, as well as changes in interest rate levels, consumer confidence, fuel prices, labor relations issues, regulatory requirements, trade agreements and other factors. A decrease in consumer demand for specific types of vehicles in which Long-e products have traditionally been included or significant economic decline that results in a reduction in automotive sales and production by Long-e’s OEM customers could have a significant adverse effect on Long-e’s business and financial condition.

The automotive industry is subject to intense competition and our current products may be rendered obsolete by future technological developments in the industry.

The automotive component supply industry, including the auto electronic products market, is highly competitive, both within China and internationally. There can be no assurance that Long-e’s products will be able to compete successfully with the products of its competitors. Competition is based primarily on price, technology, quality, delivery and overall customer service. Many of Long-e’s competitors are substantially larger in size, have substantially greater financial, marketing and other resources, and have more extensive experience and records of successful operations than it does. While Long-e currently offers TPMSs and all-digital reverse sensor systems, competitors are introducing similar products which provide some of the same attributes and are very price competitive with Long-e’s products. Additionally, mechanical tire pressure monitors and non-digital reverse sensor systems are readily available from Long-e’s competitors. Competitive pressures extend to attracting and retaining qualified technical and marketing personnel. There can be no assurance that Long-e will successfully differentiate its products from those of its competitors, that the marketplace will consider Long-e’s current or proposed products to be superior or even comparable to those of its competitors, or that it can succeed in establishing necessary relationships with automobile manufacturers or the wholesalers and retailers of aftermarket auto electronics products. Furthermore, no assurance can be given that competitive pressures Long-e faces will not adversely affect its financial performance. In addition, the rapidly evolving nature of the markets in which Long-e competes may attract new entrants, and as a result, Long-e’s sales levels and margins could be adversely affected by pricing pressures caused by such new entrants.

Long-e’s success is highly dependent on continually developing new and advanced products, technologies, and processes and failure to do so may cause it to lose its competitiveness in the auto electronics industry and may cause its profits to decline.

To remain competitive in the auto electronics industry, it is important to continually develop new and advanced products, technologies, and processes. There is no assurance that competitors’ new products, technologies, and processes will not render Long-e’s existing products obsolete or non-competitive. Alternately, changes in legislative, regulatory or industry requirements or in competitive technologies may render certain of Long-e’s products obsolete or less attractive. Long-e’s competitiveness in the auto electronic products market therefore relies upon its ability to enhance its current products, introduce new products, and develop and implement new technologies and processes. The research and development of new products and technologies is costly and time consuming, and there are no assurances that its research and development of new products will either be successful or completed within anticipated timeframes, if at all Long-e’s failure to technologically evolve and/or develop new or enhanced products may cause it to lose its competitiveness in the auto electronics industry and may cause its profits to decline. In addition, in order to effectively compete in the automotive supply industry, Long-e must be able to launch new products to meet its customers’ demand in a timely manner. However, Long-e cannot provide assurance that it will be able to install and certify any equipment needed to produce new products in a timely manner, or that the transitioning of Long-e’s manufacturing facility and resources to full production under new product programs will not impact production rates or other operational efficiency measures at its manufacturing facility. In addition, new product introductions and applications are risky, and may suffer from a lack of market acceptance, delays in related product development and failure of new products to operate properly. Any failure by Long-e to successfully launch new products, or a failure by its customers accept such products, could adversely affect its results.

The sales cycle for Long-e’s products is lengthy, which may impede Long-e’s growth.

The sales cycle in the automotive components industry is lengthy. Automotive manufacturers must develop a high degree of assurance that the products it buys from Long-e will meet customer needs, interface as easily as possible with the other parts of a vehicle and with the manufacturer’s production and assembly process, and have minimal warranty, safety and service problems. As a result, from the time that a manufacturer develops a strong interest in a Long-e product, it normally will take several years before the automotive manufacturer purchases a significant volume of such product and such product becomes available in a particular manufacturer’s vehicles.

In addition, automobile component products typically proceed through five stages of research and development. Long-e first conducts initial research on the product concept to assess its technical feasibility and economic costs and benefits, which may include development of an internal prototype for evaluation. If the product appears feasible, Long-e then manufactures a functioning prototype to demonstrate and test the product’s features. Long-e then markets this prototype and sells it to automotive vehicle manufacturers or other systems manufacturers for further testing and evaluation. If a vehicle manufacturer shows interest in the product, Long-e then typically works with to refine the product with that manufacturer, selling the manufacturer second and subsequent generation engineering prototypes for further evaluation. Finally, the automotive manufacturer either decides to purchase the product for a production vehicle or terminates the program.

The time required to progress through these five stages to commercialization varies widely. Generally, the more a Long-e product must be integrated with other vehicle systems, the longer the process takes. Further, products that are installed by the factory usually require extra time for evaluation because other vehicle systems are affected, and a decision to introduce the product into the vehicle is not easily reversed. These factors directly influence the sales cycle for Long-e’s integrated car alarm systems, TPMSs and reverse parking sensor systems to automotive manufacturers.  Because Long-e’s products rely on new and evolving technology, and because OEM customers will likely require that any new product Long-e develops to pass certain feasibility and economic viability tests before committing to purchase it, Long-e expects it to take several years before each newly developed product generates significant enough sales to grow its overall product line and sales revenues. As a result of this lengthy process, Long-e also may not be able to adapt product offerings to meet changing consumer preferences and its customers’ supply requirements on a timely, cost effective basis, which may materially adversely affect its results of operations.

Escalating pricing pressures from Long-e’s customers may adversely affect its business and results of operations.

Downward pricing pressures by automotive manufacturers have been a characteristic of the automotive industry in recent years. Virtually all automakers have aggressive price reduction initiatives and objectives each year with their suppliers, and such actions are expected to continue in the future. Automotive manufacturers historically have had significant leverage over their outside suppliers because the automotive component supply industry, including the market in auto electronics products, is fragmented and serves a limited number of automotive manufacturers, and as such, suppliers are subject to substantial continuing pressure from their OEM consumers to reduce the price of their products. Accordingly, suppliers must be able to reduce their operating costs in order to maintain profitability. Long-e has taken steps to minimize its operating costs to offset customer price pressures, however, future price reductions could impact its sales and profit margins. If Long-e is unable to offset customer price reductions in the future through improved operating efficiencies, new manufacturing processes, sourcing alternatives and other cost reduction initiatives, its results of operations and financial condition could be adversely affected.

Long-e’s customers typically reserve the right unilaterally to cancel contracts or reduce prices, and the exercise of such rights could reduce or eliminate any financial benefit to Long-e anticipated from such contracts.

Automotive customers, both vehicle manufacturers and aftermarket auto electronics purchasers, typically reserve the right unilaterally to cancel contracts completely or to require price reductions. Although they generally reimburse companies for actual out-of-pocket costs incurred with respect to the particular contract up to the point of cancellation, these reimbursements typically do not cover costs associated with acquiring general purpose assets such as facilities and capital equipment, and may be subject to negotiation and substantial delays in receipt by Long-e. Any unilateral cancellation of, or price reduction with respect to, any contract that Long-e may obtain could reduce or eliminate any financial benefits anticipated from such contract and could have a material adverse effect on its financial condition and results of operations.

Because a significant portion of the accounts receivable are generated by a small number of customers, the failure of one or more of these customers could impair Long-e’s financial condition.

Because a substantial portion of Long-e’s sales are made to a small number of customers, Long-e’s accounts receivable from a small number of customers may represent a large percentage of its accounts receivable and assets. Long-e’s largest account receivable at December 31, 2005 was approximately $127,594, representing approximately 2.80% of its total current assets and approximately 10.92% of its working capital, and Long-e’s three largest accounts receivable totaled approximately $357,700, representing approximately 7.84% of its total current assets and approximately 30.63% of its working capital. This concentration of accounts receivable represents a significant credit risk, and the failure of any of these customers to pay their obligations to Long-e in a timely manner could have a material adverse effect upon its financial condition.

Certain disruptions in supply of and changes in the competitive environment for raw materials integral to Long-e’s products may adversely affect Long-e’s profitability.

Long-e uses a broad range of materials and supplies, including metals, castings, chemicals and other electronic components in its products. A significant disruption in the supply of these materials could decrease production and shipping levels, materially increase Long-e’s operating costs and materially adversely affect Long-e’s profit margins. Shortages of materials or interruptions in transportation systems, labor strikes, work stoppages, war, acts of terrorism or other interruptions to or difficulties in the employment of labor or transportation in the markets in which Long-e purchases material, components and supplies for the production of its products, in each case may adversely affect Long-e’s ability to maintain production of its products and sustain profitability. If Long-e was to experience a significant or prolonged shortage of critical components from any of its suppliers and could not procure the components from other sources, Long-e would be unable to meet its production schedules for some of its key products and to ship such products to its customers in timely fashion, which would adversely affect its sales, margins and customer relations.

In recent periods there have been significant increases in the global prices of steel, resins, and copper, which have had and may continue to have an unfavorable impact on our business. These inflationary pressures have placed significant operational and financial burdens on automotive suppliers at all levels, and are expected to continue for the foreseeable future. Long-e anticipates that these inflationary pressures and related price increases will continue to affect its business in the future, either directly or by disrupting the business and financial condition of one or more of Long-e’s suppliers. Any continued fluctuations in the price or availability of steel, resins or copper may have a material adverse effect on Long-e’s business, results of operations or financial condition. To address increased costs associated with these market forces, a number of its suppliers have implemented surcharges on existing fixed price contracts. Without the surcharge, some suppliers claim they will be unable to provide adequate supply. As cost pressures associated with the resin raw material market related continue, Long-e expects to see increasing costs in resin as well as plastic component supplier value streams, as well as potential delivery delays and less readily available supply inventories. Long-e will continue efforts to pass some of the supply and raw material cost increases onto its customers, although competitive and marketing pressures may limit its ability to do so. This inability to pass on price increases to Long-e customers when raw material prices increase rapidly or to significantly higher than historic levels could adversely affect Long-e’s operating margins and cash flow, possibly resulting in lower operating income and profitability.

The failure to manage growth effectively could have an adverse effect on Long-e’s business, financial condition, and results of operations.

Any significant growth in the market for Long-e’s auto electronic products or entry into new markets by Long-e may require it to expand its employee base for managerial, operational, financial, and other purposes. As of December 31, 2005, Long-e had 155 full time employees. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees. Aside from increased difficulties in the management of human resources, Long-e may also encounter working capital issues, as Long-e will need increased liquidity to finance the purchases of raw materials and supplies, research and development of new products, acquisition of new businesses and technologies, and the hiring of additional employees. For effective growth management, Long-e will be required to continue improving its operations, management, and financial systems and control. Long-e’s failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on its profitability.

Long-e is dependent on certain key personnel and loss of these key personnel could have a material adverse effect on its business, financial condition and results of operations.

Long-e’s success is, to a certain extent, attributable to the management, sales and marketing, and operational and technical expertise of certain key personnel. Each of the named executive officers performs key functions in the operation of Long-e’s business. Although Long-e has employment agreements with such key personnel, there can be no assurance that Long-e will be able to retain these officers after the term of their employment contracts expire or that such personnel may not receive and/or accept competing offers of employment. The loss of a significant number of these employees could have a material adverse effect upon Long-e’s business, financial condition, and results of operations.

Long-e is dependent on a technically trained workforce and an inability to retain or effectively recruit such employees could have a material adverse effect on its business, financial condition and results of operations.

Long-e must attract, recruit and retain a sizeable workforce of technically competent employees to develop and manufacture its auto electronics products and provide service support. Long-e’s ability to effectively implement its business strategy will depend upon, among other factors, the successful recruitment and retention of additional highly skilled and experienced engineering and other technical and marketing personnel. There is significant competition for technologically qualified personnel in Long-e’s business and it may not be successful in recruiting or retaining sufficient qualified personnel consistent with its operational needs.

Long-e cannot guarantee the protection of its intellectual property rights and if infringement of its intellectual property rights occurs, including counterfeiting of its products, its reputation and business may be adversely affected.

To protect the reputation of its products, Long-e has sought to file or register its intellectual property, as appropriate, in the PRC where Long-e has its primary business presence. As of September 30, 2006, Long-e, via Agilon, had registered five trademarks as used on its automotive safety and security systems and had applied for registration of an additional trademark relating to the use of “Long-e Auto Electronics Products.” Long-e’s products are currently sold under these trademarks in the PRC, and Long-e plans to expand its products to other international markets. There is no assurance that there will not be any infringement of Long-e’s brand name or other registered trademarks or counterfeiting of its products in the future, in China or elsewhere. Should any such infringement and/or counterfeiting occur, Long-e’s reputation and business may be adversely affected. Long-e may also incur significant expenses and substantial amounts of time and effort to enforce its trademark rights in the future. Such diversion of its resources may adversely affect its existing business and future expansion plans.

As of September 30, 2006, Long-e, via Agilon, held four Chinese patents relating to the technology in its FSK interactive visual car alarm system. Long-e believes that obtaining patents and enforcing other proprietary protections for its technologies and products have been and will continue to be very important in enabling it to compete effectively. However, there can be no assurance that Long-e’s pending patent applications will issue, or that Long-e will be able to obtain any new patents, in China or elsewhere, or that its or its licensors’ patents and proprietary rights will not be challenged or circumvented, or that these patents will provide Long-e with any meaningful competitive advantages. Furthermore, there can be no assurance that others will not independently develop similar products or will not design around any patents that have been or may be issued to Long-e or its licensors. Failure to obtain patents in certain foreign countries may materially adversely affect Long-e’s ability to compete effectively in those international markets. If a sufficiently broad patent were to be issued from a competing application in China or elsewhere, it could have a material adverse effect upon Long-e’s intellectual property position in that particular market.

In addition, Long-e’s rights to use the licensed proprietary technologies of its licensors depends on the timely and complete payment for such rights pursuant to license agreements between the parties; failure to adhere to the terms of these agreements could result in the loss of such rights and could materially and adversely affect our business.

If Long-e’s products are alleged to or found to conflict with patents that have been or may be granted to competitors or others, its reputation and business may be adversely affected.

Rapid technological developments in the automotive component industry and the competitive nature of the auto electronic products market make the patent position of any component manufacturer subject to numerous uncertainties related to complex legal and factual issues. Consequently, although Long-e either owns or holds licenses to certain patents in the PRC, and is currently processing several additional patent applications in the PRC via its wholly-owned subsidiary, Agilon, it is possible that no patents will issue from any pending applications or that claims allowed in any existing or future patents issued or licensed to Long-e will be challenged, invalidated, or circumvented, or that any rights granted there under will not provide Long-e adequate protection. As a result, Long-e may be required to participate in interference or infringement proceedings to determine the priority of certain inventions or may be required to commence litigation to protect its rights, which could result in substantial costs. Further, other parties could bring legal actions against Long-e claiming damages and seeking to enjoin manufacturing and marketing of Long-e’s products for allegedly conflicting with patents held by them. Any such litigation could result in substantial cost to Long-e and diversion of effort by Long-e’s management and technical personnel. If any such actions are successful, in addition to any potential liability for damages, Long-e could be required to obtain a license in order to continue to manufacture or market the affected products. There can be no assurance that Long-e would prevail in any such action or that any license required under any such patent would be made available on acceptable terms, if at all. Failure to obtain needed patents, licenses or proprietary information held by others may have a material adverse effect on Long-e’s business. In addition, if Long-e were to become involved in such litigation, it could consume a substantial portion of its time and resources. Also, with respect to licensed technology, there can be no assurance that the licensor of the technology will have the resources, financial or otherwise, or desire to defend against any challenges to the rights of such licensor to its patents.

Long-e relies on trade secret protections through confidentiality agreements with its employees, customers and other parties; the breach of such agreements could adversely affect Long-e’s business ands results of operations.

Long-e also relies on trade secrets, which it seeks to protect, in part, through confidentiality and non-disclosure agreements with employees, customers and other parties. There can be no assurance that these agreements will not be breached, that Long-e would have adequate remedies for any such breach or that Long-e’s trade secrets will not otherwise become known to or independently developed by competitors. To the extent that consultants, key employees or other third parties apply technological information independently developed by them or by others to Long-e’s proposed projects, disputes may arise as to the proprietary rights to such information that may not be resolved in Long-e’s favor. Long-e may be involved from time to time in litigation to determine the enforceability, scope and validity of its proprietary rights. Any such litigation could result in substantial cost and diversion of effort by Long-e’s management and technical personnel.

Warranty claims, product liability claims and product recalls could harm Long-e’s business, results of operations and financial condition.

Long-e’s business inherently exposes it to potential warranty and product liability claims, in the event that its products fail to perform as expected or such failure of its products results, or is alleged to result, in bodily injury or property damage (or both). Such claims may arise despite Long-e’s quality controls, proper testing and instruction for use of its products, either due to a defect during manufacturing or due to the individual’s improper use of the product. In addition, if any of Long-e’s designed products are or are alleged to be defective, then it may be required to participate in a recall of them. As suppliers become more integrally involved in the vehicle design process, automakers are increasingly expecting them to warrant their products and are increasingly looking to them for contributions when faced with product liability claims or recalls. Depending on the terms under which Long-e supplies its products to a vehicle manufacturer, the vehicle manufacturer may attempt to hold Long-e responsible for some or all of the repair or replacement costs of defective products under new vehicle warranties, in the event a vehicle manufacturer asserts that a Long-e product did not perform as warranted.

Existing PRC laws and regulations do not require Long-e to maintain third party liability insurance to cover product liability claims. Although Long-e, through Agilon, has obtained products liability insurance, if a warranty or product liability claim is brought against Long-e and/or Agilon, regardless of merit or eventual outcome, or a recall of one of Long-e’s products is required, such claim or recall may result in damage to Long-e’s reputation, breach of contracts with its customers, decreased demand for its products, costly litigation, additional product recalls, loss of revenue, and the inability to commercialize some products.

Long-e’s planned expansion into new international markets poses additional risks and could fail, which could cost Long-e valuable resources and affect its results of operations.

Long-e plans to expand sales of products into overseas markets including developing and developed countries, such as Russia and the United States. These markets are untested for Long-e’s products and Long-e faces risks in expanding the business overseas, which include differences in regulatory product testing requirements, intellectual property protection (including patents and trademarks), taxation policy, legal systems and rules, marketing costs, fluctuations in currency exchange rates and changes in political and economic conditions.

Long-e’s products are made at its production facility located in Shenzhen, China; however, Long-e’s insurance may not adequately cover any losses at that facility due to fire, casualty or theft.

Long-e has obtained property insurance aggregating approximately $3.0 million, covering its raw materials, goods and merchandise, furniture and equipment and production facility in Shenzhen, China. However, the proceeds of such insurance may not be sufficient to cover material damage to, or the loss of, Long-e’s production facility due to fire, severe weather, flood or other cause, and such damage or loss would have a material adverse effect on its financial condition, business and prospects.

Long-e’s quarterly results may fluctuate significantly.

Long-e’s quarterly operating results may fluctuate significantly in the future due to such factors as acceptance of its products by automotive manufacturers and other consumers, timing of introductions for new and updated products, availability and pricing of components from third parties, competition, timing of orders, foreign currency exchange rates, technological changes and economic conditions generally. Broad market fluctuations in the stock markets could adversely affect the market price of Long-e’s common stock, if and when it becomes listed or quoted on a national stock exchange. In addition, failure to meet or exceed analysts’ expectations of financial performance may result in immediate and significant price and volume fluctuations in Long-e’s common stock, if and when it becomes listed or quoted on a national stock exchange.

Risks Relating to Doing Business in China

All of Long-e’s assets are located in China and all of its revenues are derived from its operations in China, and changes in the political and economic policies of the PRC government could have a significant impact upon the business Long-e may be able to conduct in the PRC and its results of operations and financial condition.

Long-e’s business operations may be adversely affected by the current and future political environment in the PRC. The PRC has operated as a socialist state since the mid-1900s and is controlled by the Communist Party of China. The Chinese government exerts substantial influence and control over the manner in which Long-e must conduct its business operations in the PRC. The PRC only recently has permitted provincial and local economic autonomy and private economic activities. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy, including the auto electronics industry, through regulation and state ownership. Long-e’s ability to operate in China may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, raw materials, environmental regulations, land use rights, property and other matters. Under its current leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the government of the PRC will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

The PRC laws and regulations governing Long-e’s current business operations in the PRC are sometimes vague and uncertain. Any changes in such PRC laws and regulations may have a material and adverse effect on Long-e’s business and financial condition.

The PRC’s legal system is a civil law system based on written statutes, in which decided legal cases have little value as precedents unlike the common law system prevalent in the United States. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing Long-e’s business, or the enforcement and performance of its arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. Long-e is considered a foreign person or foreign funded enterprise under PRC laws, and as a result, Long-e is required to comply with PRC laws and regulations. Long-e cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on its businesses. If the relevant authorities find Long-e in violation of PRC laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;

•	revoking its business and other licenses;

•	requiring that it restructure its ownership or operations; and

•	requiring that it discontinue any portion or all of its business.

The foreign currency exchange rate between U.S. Dollars and Renminbi could adversely affect Long-e’s financial condition.

To the extent that Long-e needs to convert dollars into Renminbi for its operational needs, Long-e’s financial position and the price of its common stock may be adversely affected should the Renminbi appreciate against the U.S. dollar at that time. Conversely, if Long-e decides to convert its Renminbi into dollars for the operational needs or paying dividends on its common stock, the dollar equivalent of its earnings from its subsidiary in China would be reduced should the dollar appreciate against the Renminbi. Further, Long-e’s operational results are reported in U.S. dollars, and thus fluctuations in the exchange rate applied for purposes of consistent presentation may appear to exacerbate or minimize trends in Long-e’s reported results.

Until 1994, the Renminbi experienced a gradual but significant devaluation against most major currencies, including dollars, and there was a significant devaluation of the Renminbi on January 1, 1994 in connection with the replacement of the dual exchange rate system with a unified managed floating rate foreign exchange system. Since 1994, the value of the Renminbi relative to the U.S. Dollar has remained stable and has appreciated slightly against the U.S. dollar. Countries, including the United States, have argued that the Renminbi is artificially undervalued due to China’s current monetary policies and have pressured China to allow the Renminbi to float freely in world markets. In July 2005, the PRC government changed its policy of pegging the value of the Renminbi to the dollar. Under the new policy the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of designated foreign currencies. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in further and more significant appreciation of the Renminbi against the dollar.

Inflation in the PRC could negatively affect Long-e’s profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. During the past decade, the rate of inflation in China has been as high as approximately 20% and China has experienced deflation as low as approximately minus 2%. If prices for Long-e’s products rise at a rate that is insufficient to compensate for the rise in the costs of supplies such as raw materials, it may have an adverse effect on Long-e’s profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. The implementation of such policies may impede economic growth. In October 2004, the People’s Bank of China, the PRC’s central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. In April 2006, the People’s Bank of China raised the interest rate again. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase Long-e’s costs and also reduce demand for its products.

Long-e enjoys certain preferential tax concessions in the PRC and loss of these preferential tax concessions will cause its tax liabilities to increase and its profitability to decline.

Long-e, through its wholly-owned operating subsidiary Agilon, enjoys preferential tax concessions as a high-tech enterprise. Pursuant to the Regulation of Tax Policy of Enterprises of Shenzhen Municipal Special Administrative Economy District as issued by the Shenzhen municipal government, the Shenzhen Regional Tax Bureau recognized and approved Long-e’s status as a high and new technology enterprise and thus Long-e was granted a 100% reduction in its income tax liability for its first two profitable years after 2003 and a 50% reduction in its income tax liability for three years from its third profitable year. As the corporate income tax rate in Shenzhen, China is 15%, Agilon’s effective income tax rate for the 2005 through 2008 fiscal years is 7.5%. Upon the termination of this preferential tax treatment, the income tax rate for Agilon will be 15% and, consequently, Long-e’s tax liabilities will increase, adversely impacting Long-e’s financial results.

Recent PRC regulations relating to acquisitions of PRC companies by foreign entities may create regulatory uncertainties that could restrict or limit Long-e’s ability to operate, including its ability to pay dividends.

The PRC State Administration of Foreign Exchange, or SAFE, issued a public notice in January 2005 concerning foreign exchange regulations on mergers and acquisitions in China. The public notice states that if an offshore company controlled by PRC residents intends to acquire a PRC company, such acquisition will be subject to strict examination by the relevant foreign exchange authorities. The public notice also states that the approval of the relevant foreign exchange authorities is required for any sale or transfer by the PRC residents of a PRC company’s assets or equity interests to foreign entities for equity interests or assets of the foreign entities.

In April 2005, SAFE issued another public notice further explaining the January notice. In accordance with the April notice, if an acquisition of a PRC company by an offshore company controlled by PRC residents has been confirmed by a Foreign Investment Enterprise Certificate prior to the promulgation of the January notice, the PRC residents must each submit a registration form to the local SAFE branch with respect to their respective ownership interests in the offshore company, and must also file an amendment to such registration if the offshore company experiences material events, such as changes in the share capital, share transfer, mergers and acquisitions, spin-off transaction or use of assets in China to guarantee offshore obligations. The April notice also provides that failure to comply with the registration procedures set forth therein may result in restrictions on Long-e’s PRC resident shareholders and Agilon, LIG and Long-e. Pending the promulgation of detailed implementation rules, the relevant government authorities are reluctant to commence processing any registration or application for approval required under the SAFE notices.

In addition, on August 8, 2006, the Ministry of Commerce (“MOFCOM”), joined by the State-owned Assets Supervision and Administration Commission of the State Council, State Administration of Taxation, State Administration for Industry and Commerce, China Securities Regulatory Commission and SAFE, amended and released the Provisions for Foreign Investors to Merge and Acquire Domestic Enterprises, new foreign-investment rules which took effect September 8, 2006, superseding much, but not all, of the guidance in the prior SAFE circulars. These new rules significantly revise China’s regulatory framework governing onshore-offshore restructurings and how foreign investors can acquire domestic enterprises. These new rules signify greater PRC government attention to cross-border merger, acquisition and other investment activities, by confirming MOFCOM as a key regulator for issues related to mergers and acquisitions in China and requiring MOFCOM approval of a broad range of merger, acquisition and investment transactions. Further, the new rules establish reporting requirements for acquisition of control by foreigners of companies in key industries, and reinforce the ability of the Chinese government to monitor and prohibit foreign control transactions in key industries.

These new rules may significantly affect the means by which offshore-onshore restructurings are undertaken in China in connection with offshore private equity and venture capital financings, mergers and acquisitions. It is expected that such transactional activity in China in the near future will require significant case-by-case guidance from MOFCOM and other government authorities as appropriate. It is anticipated that application of the new rules will be subject to significant administrative interpretation, and Long-e will need to closely monitor how MOFCOM and other ministries apply the rules to ensure its domestic and offshore activities continue to comply with PRC law. Given the uncertainties regarding interpretation and application of the new rules, Long-e may need to expend significant time and resources to maintain compliance.

Long-e’s business operations or future strategy could be adversely affected by the interpretations and implementation of the SAFE notices and the new rules. For example, Long-e may be subject to more stringent review and approval process with respect to its foreign exchange activities.

Failure to comply with the United States Foreign Corrupt Practices Act could subject Long-e to penalties and other adverse consequences.

Upon completion of the Share Exchange, Long-e became subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with Long-e, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time-to-time in the PRC. Long-e can make no assurance, however, that its employees or other agents will not engage in such conduct for which Long-e might be held responsible. If its employees or other agents are found to have engaged in such practices, Long-e could suffer severe penalties and other consequences that may have a material adverse effect on its business, financial condition and results of operations.

Any recurrence of severe acute respiratory syndrome, or SARS, or occurrence of any other widespread public health problem, in the PRC could adversely affect Long-e’s operations.

A renewed outbreak of SARS, or the occurrence of another widespread public health problem in China, where all of Long-e’s manufacturing facilities are located and where all of its sales currently occur, could have a negative effect on its operations. Such an outbreak could have an impact on Long-e’s operations as a result of:

•	quarantines or closures of some of Long-e’s manufacturing facilities, which would severely disrupt its operations,
•	the sickness or death of Long-e’s key officers and employees, and
•	a general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect its operations.

A downturn in the economy of the PRC may slow Long-e’s growth and profitability.

The growth of the Chinese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on Long-e’s business, especially if it results in either a decreased use of its products or in pressure on Long-e to lower its prices.

Long-e may have difficulty establishing adequate management, legal and financial controls in the PRC.

PRC companies have historically not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and, computer, financial and other control systems. In addition, Long-e may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, Long-e may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, Long-e may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002. This may result in significant deficiencies or material weaknesses in its internal controls which could impact the reliability of Long-e’s financial statements and prevent it from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on Long-e’s business.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based upon U.S. laws, including the federal securities laws or other foreign laws against Long-e or its management.

All of Long-e’s current operations are conducted in China. Moreover, all of Long-e’s directors and officers are nationals and residents of China. All or substantially all of the assets of these persons are located outside the United States and in the PRC. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon these persons. In addition, uncertainty exists as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against Long-e or such officers and/or directors predicated upon the civil liability provisions of the securities law of the United States or any state thereof, or be competent to hear original actions brought in China against Long-e or such persons predicated upon the securities laws of the United States or any state thereof.

Risks Relating to Long-e’s Corporate Structure and Capitalization

There is currently a limited trading market for Inncardio’s common stock, and there is no assurance of a more established public trading market, which would adversely affect the ability of Long-e’s investors to sell their securities in the public market.

While, Inncardio’s common stock is currently listed on the OTC Bulletin Board, there is currently a very limited trading market for Inncardio’s Common Stock. The NASD has enacted changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Global Market (the “NASDAQ Global Market”). Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Global Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price.

Market prices for our common stock after the Share Exchange will be influenced by a number of factors, including:

•	Long-e’s ability to obtain additional financing and, if available, the terms and conditions of the financing;

•	Long-e’s financial position and results of operations;

•	Concern as to, or other evidence of, the reliability and safety of Long-e’s products and services or its competitors’ products and services;

•	Announcements of innovations or new products or services by Long-e or its competitors;

•	U.S. federal and state governmental regulatory actions and the impact of such requirements on Long-e’s business;

•	Chinese governmental regulatory actions and the impact of such requirements on Long-e’s business;

•	The development of litigation against Long-e;

•	Period-to-period fluctuations in Long-e’s operating results;

•	Changes in estimates of Long-e’s performance by any securities analysts;

•	The issuance of new equity securities pursuant to a future offering or acquisition;

•	Changes in interest rates and/or foreign currency exchange rates;

•	Competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Investor perceptions of Long-e; and

•	General economic and other national and international conditions.

Shares eligible for future sale may adversely affect the market price of Long-e’s common stock, as the future sale of a substantial amount of outstanding stock in the public marketplace could reduce the price of its common stock.

Pursuant to the terms of the Share Exchange, Long-e agreed to file registration statements with the Securities and Exchange Commission to register a total of 5,285,714 shares of common stock and warrants to purchase an aggregate of 5,278,570 shares of common stock underlying warrants issued in an equity financing that that was conducted in connection with the Share Exchange in December 2006, as well as up to 45,000 shares held by pre-existing shareholders of Inncardio and shares underlying other outstanding warrants to purchase up to 1,528,571 shares of its common stock (1,000,000 of which were issued to the Bridge Note Holder further to the Bridge Financing and 528,571 issued to placement agents further to the Private Placement). Additionally, following the Share Exchange, the former shareholders of Inncardio, other than the investors in the equity financing, may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act (“Rule 144”), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. As of the closing of the Share Exchange, 1% of Long-e’s issued and outstanding shares of common stock was approximately 312,597 shares. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate that has satisfied a two-year holding period. Any substantial sale of common stock pursuant to any resale prospectus or Rule 144 may have an adverse effect on the market price of Long-e’s common stock by creating an excessive supply.

Following the Share Exchange, the former principal shareholders of LIG have significant influence over Long-e.

The former shareholders of LIG beneficially own or control approximately 65.9% of Long-e’s outstanding shares as of the close of the Share Exchange. If these shareholders were to act as a group, they would have a controlling influence in determining the outcome of any corporate transaction or other matters submitted to Long-e’s shareholders for approval, including mergers, consolidations and the sale of all or substantially all of its assets, election of directors, and other significant corporate actions. Such shareholders may also have the power to prevent or cause a change in control. In addition, without the consent of the former LIG shareholders, Long-e could be prevented from entering into transactions that could be beneficial to it. The interests of the former LIG shareholders may differ from the interests of Long-e’s other shareholders.

The ability of Long-e’s Chinese operating subsidiary to pay dividends may be restricted due to its corporate structure.

Substantially all of our operations are conducted in China and substantially all of our revenues are generated in China. As a wholly foreign-owned enterprise, Agilon is required to establish reserve funds and staff and workers’ bonus and welfare funds, each of which is appropriated from net profit after taxation but before dividend distributions in accordance with Chinese law. Agilon is required to allocate at least 10% of its net profits to the reserve fund until the balance of this fund has reached 50% of Agilon’s registered capital; as of December 31, 2005, Agilon’s registered capital was approximately $1.2 million.

In addition, the profit available for distribution from Agilon is determined in accordance with generally accepted accounting principles in China. This calculation may differ from the one performed under generally accepted accounting principles in the United States, or GAAP. As a result, Long-e may not receive sufficient distributions from its Chinese subsidiaries to enable it to make dividend distributions to its stockholders in the future and limitations on distributions of the profits of Agilon could negatively affect Long-e’s financial condition and assets, even if its GAAP financial statements indicate that its operations have been profitable.

Long-e may not be able to achieve the benefits it expects to result from the Share Exchange.

On November 30, 2006, Inncardio entered into the Exchange Agreement with LIG in which it agreed to acquire all of the equity interest of LIG in exchange for shares of its common stock; the Exchange Agreement was amended on December 29, 2006. Effective as of December 29, 2006, the Share Exchange closed, LIG became Inncardio’s wholly-owned subsidiary and Inncardio’s sole business operations became that of Agilon. In conjunction with the closing of the Share Exchange, the management and directors of LIG became the management and directors of Inncardio and Inncardio changed its corporate name to Long-e International, Inc.

The Share Exchange was effected for various reasons, including:

•	access to the capital markets of the United States;
•	the increased market liquidity expected to result from exchanging stock in a private company for securities of a public company that may eventually be traded;
•	the ability to use registered securities to make acquisition of assets or businesses;
•	increased visibility in the financial community;
•	enhanced access to the capital markets;
•	improved transparency of operations; and
•	perceived credibility and enhanced corporate image of being a publicly traded company.

There can be no assurance that any of the anticipated benefits of the Share Exchange will be realized in respect to Long-e’s new business operations. In addition, the attention and effort devoted to achieving the benefits of the Share Exchange and attending to the obligations of being a public company, such as reporting requirements and securities regulations, could significantly divert management’s attention from other important issues, which could materially and adversely affect Long-e’s operating results or stock price in the future.

Long-e’s common stock is considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Long-e’s common stock is currently considered to be a “penny stock” because it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act for 1934, as amended (the “Exchange Act”). Long-e’s common stock may be a “penny stock” if it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is NOT quoted on the Nasdaq Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of Long-e’s common stock will be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of its common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Long-e does not foresee paying cash dividends in the foreseeable future.

LIG has not declared or paid any cash dividends on its shares of common stock in the past and Long-e currently intends to retain any future earnings for funding growth. Long-e does not anticipate paying any dividends in the foreseeable future. As a result, you should not rely on an investment in Long-e’s securities if you require dividend income. Capital appreciation, if any, of Long-e’s shares may be your sole source of gain for the foreseeable future. Moreover, you may not be able to resell your shares in Long-e at or above the price you paid for them.

Risks Relating to U.S. Regulatory Requirements

If Long-e fails to maintain effective internal controls over financial reporting, the price of Long-e’s common stock may be adversely affected.

Long-e’s internal control over financial reporting may have weaknesses and conditions that need to be addressed, the disclosure of which may have an adverse impact on the price of its common stock. Long-e is required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact its public disclosures regarding its business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in Long-e’s internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in Long-e’s internal control over financial reporting, disclosure of management’s assessment of its internal controls over financial reporting or disclosure of its public accounting firm’s attestation to or report on management’s assessment of its internal controls over financial reporting may have an adverse impact on the price of its common stock.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the United States public markets and related public reporting obligations. Long-e’s management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if Long-e fails to comply in a timely manner, its business could be harmed and its stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of Long-e’s internal control over financial reporting, and attestation of this assessment by its company’s independent registered public accountants. The SEC extended the compliance dates for non-accelerated filers, as defined by the SEC. Accordingly, Long-e believes that this requirement will first apply to its annual report for fiscal 2007. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. Long-e may encounter problems or delays in completing activities necessary to make an assessment of its internal control over financial reporting. In addition, the attestation process by its independent registered public accountants is new and it may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of Long-e’s assessment by its independent registered public accountants. If Long-e cannot assess Long-e’s internal control over financial reporting as effective, or its independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the Company’s management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including Long-e’s financial condition, results of operations, and the expected impact of the Share Exchange on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting Long-e will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following:

•	The ability of Long-e to continue to develop and market new or updated products;

•	Long-e’s ability to establish and maintain a strong brand;

•	Continued maintenance of certificates, permits and licenses required to conduct business in China;

•	Long-e’s ability to obtain all necessary government certifications and/or licenses to conduct its business in new international markets;

•	Protection of Long-e’s intellectual property rights in China and in other international markets;

•	Changes in the laws of the PRC that affect Long-e’s operations;

•	Any recurrence of severe acute respiratory syndrome, or SARS, or the outbreak of other potentially severe communicable diseases among Long-e’s workforce;

•	Development of a public trading market for Long-e’s securities;

•	The cost of complying with current and future governmental regulations, in the United States or China, and the impact of any changes in the regulations on Long-e’s operations; and

•
The other factors referenced in this report, including, without limitation, under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Agilon’s Financial Condition and Results of Operations,” and “Business.”

These risks and uncertainties, along with others, are also described above under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Long-e undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ADDITIONAL DISCLOSURE

For additional information that would be required if the Company were filing a general form for registration of securities on Form 10 or Form 10-SB, see Item 2.02 for “Management’s Discussion and Analysis of Long-e’s Financial Condition and Results of Operations,” Item 3.03 for a description of the Company’s securities post-Share Exchange and related discussion of market price, and Item 4.01 regarding changes in the Company’s accountant, all incorporated by reference herein. Required disclosure regarding the change in control of the Company, the impact on its directors, executive officers, control persons and related compensation and beneficial ownership issues are addressed in Item 5.01, incorporated by reference herein. Attention is also directed to Item 9.01, which provides LIG’s audited financial statements as of and for the period ended December 31, 2005, as of and for the period ended September 30, 2006, and pro forma financial information regarding the effects of the Share Exchange.

Item 2.02  Results of Operations and Financial Condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF LONG-E’S FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of Long-e’s financial condition and results of operations should be read in conjunction with its financial statements and the related notes, and the other financial information included in this information statement. With respect to this discussion, the terms “Long-e,” the “Company,” “we,” “us,” and “our” refer to Long-e International, Inc., its wholly-owned subsidiary, Long-e International Group Co., Ltd. (“LIG”) organized under the laws of the British Virgin Islands and its wholly-owned subsidiary Agilon Science and Technology (Shenzhen) Co., Ltd. (“Agilon”), organized under the laws of the People’s Republic of China.

Forward-Looking Statements

The following discussion should be read in conjunction with Long-e’s consolidated financial statements and related notes included elsewhere in this Current Report on Form 8-K.

This filing contains forward-looking statements. The words “anticipate,” “believe,” “expect, “plan,” “intend,” “seek,” “estimate,” “project,” “could,” “may,” and similar expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flow. Such statements reflect Long-e’s management’s current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, general economic and business conditions, changes in foreign, political, social, and economic conditions, regulatory initiatives and compliance with governmental regulations, the ability to achieve further market penetration and additional customers, and various other matters, many of which are beyond Long-e’s control. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated. Consequently, all of the forward-looking statements made in this filing are qualified by these cautionary statements and there can be no assurance of the actual results or developments.

Overview

Long-e International, Inc. (referred to herein as the “Company” or “Long-e”), operates through its wholly-owned subsidiary Long-e International Group Co., Ltd. (“LIG”), which was incorporated in May 2006 for the purpose of acquiring Agilon Science & Technology (Shenzhen) Co., Ltd. (“Agilon”). Such acquisition received final approval on June 29, 2006, and Agilon became a wholly-owned subsidiary of LIG, now held by Long-e International, Inc. Through Agilon, Long-e engages in the research, development, manufacture, marketing and servicing of auto electronic products, with an emphasis on automotive safety and security systems. Long-e’s current products are related to automotive security and operational safety, including a variety of electronic vehicle alarm systems, tire pressure monitoring systems, and reverse sensor systems, which Long-e it sells to automotive manufacturers and to after-market parts wholesalers and retailers.

In response to the market opportunities in China and the global automotive components industry trends, Long-e’s primary goal is to continue developing leading edge technology, focus that technology to produce distinctive market-leading products with sustainable margins that appeal to both Chinese and foreign automotive manufacturers and to purchasers in the aftermarket, while maintaining efficient production and a low cost structure. Long-e’s research and development strategy relies primarily on internal innovation and development, supplemented with collaboration with academic and research institutions and acquisition of targeted technical solutions. Long-e actively tracks research developmental trends in automotive electronic products and government regulations regarding vehicle safety and environmental standards, and continually seeks to both improve and perfect existing products and develop new ones in accelerated product development cycles. In addition, Long-e seeks to recruit and retain highly qualified Chinese and foreign technical personnel, by maintaining positive working conditions, providing competitive benefits and a relaxed corporate culture. Long-e promotes its internal philosophy of mutual growth to its technical staff and awards various incentives for positive research and development results. As of September 30, 2006, Long-e employed 21 engineers and 7 additional research and development personnel.

During 2005, Long-e sought to improve its domestic marketing network, including Chinese OEMs and the Chinese aftermarket, as well as increase its emphasis on the international OEM and ODM markets and on targeted distribution to Russian purchasers along the Chinese-Russian border. In 2005, in response to the growing international demand for automotive safety and security products and the trend towards localization of component procurement by domestic automakers, Long-e adjusted its sale strategy to enlarge exports, improve its Chinese network of service agents by contracting with an agent in the capital city of each province in China, and shifting its domestic marketing focus to the large OEMs for Chinese automakers.

Critical Accounting Policies, Estimates and Assumptions

Long-e’s consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe an understanding of the basis and nature of the estimates and assumptions involved with the following aspects of Long-e’s consolidated financial statements is critical to an understanding of Long-e’s financial condition. The following discussion of these estimates and assumptions is intended to supplement the Summary of Significant Accounting Policies presented in Note 1 of the Notes to the Consolidated Financial Statements.

Revenue Recognition. Long-e recognizes revenue when there is persuasive evidence of an arrangement, goods are shipped and title passes, collection is probable, and the fee is fixed or determinable. Customer acceptance is used as the criterion for revenue recognition when the product sold does not have an established sales history to allow management to reasonably estimate returns and future provisions. Provisions are established for estimated product returns and warranty costs at the time the revenue is recognized, and sales revenue is presented net of value added tax (VAT). Long-e records deferred revenue when cash is received in advance of the revenue recognition criteria being met. Revenue from engineering services is recognized on services as they are rendered and pre-defined milestones are achieved.

Inventory. Inventory is carried at the lower of cost or market, determined on a weighted average cost method and based on net realizable value. The determination of net realizable value is based on several assumptions and estimates. Long-e provides an allowance that it considers to be reasonable for non-moving or slow moving inventory items and for items with expected future realizable values lower than cost. These assumptions and estimates may be revised from time to time, based on changes in market demand. The markets in which Long-e competes are rapidly changing due to technological developments and an increasing worldwide focus on automotive safety. Other companies offer products similar to those offered by Long-e, and target the same customers. Some of these companies have substantially greater financial, marketing and technical resources. It is also possible that new competitors or alliances among existing competitors may emerge and such competitors may rapidly acquire significant market share, making it increasingly difficult for Long-e to sell its current inventory. These market factors could reduce the net realizable value of Long-e’s inventory.

Income Taxes. Long-e, through its wholly-owned operating subsidiary Agilon, enjoys preferential tax concessions as a high-tech enterprise. Pursuant to the Regulation of Tax Policy of Enterprises of Shenzhen Municipal Special Administrative Economy District as issued by the Shenzhen municipal government, the Shenzhen Regional Tax Bureau recognized and approved Agilon’s status as a new high technology enterprise and granted Agilon a 100% reduction in its income tax liability for its first two profitable years after 2003 and a 50% reduction in its income tax liability for three years from its third profitable year. As the corporate income tax rate in Shenzhen, China is 15%, Agilon’s effective income tax rate for the 2005 through 2008 fiscal years is 7.5%. Upon the termination of this preferential tax treatment, the income tax rate for Agilon will be 15% and, consequently, Long e’s tax liabilities will increase.

Warranty Obligations. On an ongoing basis, Long-e estimates and records a warranty obligation and an allowance for product returns. These estimates are made based on documented contractual warranty obligations and historical experience. Unforeseen events, including increased technological difficulties with products, could occur that have not been anticipated in estimating the warranty provision. These recorded estimates are adjusted from time to time to reflect any additional recurring costs.

Impairment of Long-Lived and Amortized Intangible Assets. Long-e accounts for impairment of plant and equipment and amortizable intangible assets in accordance with SFAS No. 144, “Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of,” which requires Long-e to evaluate a long-lived asset for recoverability when there is event or circumstance that indicates the carrying value of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when the carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value.

Other Assets. Long-e records it other assets at cost and amortizes them over five years on a straight line basis.

Agilon Acquisition. Long-e’s acquisition of Agilon has been accounted for as a recapitalization of Agilon with no adjustment to the historical basis of the assets and liabilities of Agilon. The financial results of the entities are now consolidated. For the purpose of presenting its financial statements on a consistent basis, Long-e has prepared its consolidated financial statements as if Long-e has been in existence since January 1, 2004, and throughout the whole periods covered by these financial statements.

Employee Benefits. Pursuant to the regulations of the Shenzhen Social Insurance Bureau, Long-e, via Agilon, pays for various forms of required social insurance for its workforce, including endowment insurance, medical insurance, employment injury insurance, unemployment insurance and birth insurance for female employees as well. As stipulated by the PRC’s Company Law and as provided in the Agilon’s Articles of Association, Long-e allocates 5-10% of its income after tax, as determined under PRC accounting rules and regulations, to Agilon’s “Statutory common welfare reserve,” which is restricted for capital expenditure for the collective benefits of Agilon’s employees.

Consolidated Results of Operations and Financial Condition

Nine months ended September 30, 2006 as compared to nine months ended September 30, 2005

Revenue. Long-e’s sales revenue for the nine months ended September 30, 2006 totaled $18.6 million, an increase of approximately 80.2% compared with its sales revenue of $10.3 million for the nine months ended September 30, 2005, in part due to Long-e’s launch of sales of its line of TPMSs and parking sensor systems. Sales of two-way interactive visual car alarm system sales accounted for $11.5 million, or 61.9% of Long-e’s total revenue from product sales for the first nine months of 2006, an increase of approximately $7.6 million or 190.7% from approximately $4.0 million in the same period in 2005, while sales of all other car alarm systems accounted for $5.3 million, or 28.6% of Long-e’s total revenue from product sales, a decrease of $1.1 million or 16.5% from $6.4 million for the first nine months of 2005. Meanwhile, sales of other new products accounted for $1.8 million, or 9.5% of the Company’s total revenue from product sales, due in part to the launch of small-scale production and commercial sales of the digital parking reverse sensor systems and TPMS.

Sales to distributors for export totaled approximately $2.9 million for the nine months ending September 30, 2006, or approximately 15.4% of Long-e’s revenue from product sales during the period, representing a decrease of $53,657 or 1.83% from $2.9 million generated by such sales in the same period in 2005. Sales within the Chinese aftermarket and to OEMs totaled $11.8 million, or 63.3%, of Long-e’s total product sales for the nine months ending September 30, 2006, an increase of $6.8 million, or 133.7%, from $5.1 million during the same period in 2005, reflecting increased demand in the Chinese domestic market for Long-e’s products.

Long-e’s cost of goods sold increased $6.0 million or 79.3% from $7.6 million for the first nine months of 2005, to $13.5 million the first nine months of 2006, as a result of increased purchases of raw materials and increased material prices.

Operating Expenses. During the first nine months of 2006, operating expenses totaled $2.7 million, as compared to $2.0 million during the same period of 2005, an increase of 35.3%. Long-e’s general and administrative expenses for the nine months ended September 30, 2006 were $804,000, representing a 5.1% decrease from $847,000 for the same period in 2005. Administrative salaries constituted approximately $683,000 or 85.0% of the general and administrative expense amount for the nine months ended September 30, 2006, as compared to $352,000 or 39.1% for the same period in 2005. General and administrative expenses decreased from 42.7% of operating expenses during the first nine months on 2005 to 29.9% of operating expenses for that period in 2006, as a result of increased efficiencies in Long-e’s management of its personnel. The overall increase in operating expenses during the first nine months of 2006, as compared with the same period in 2005, mainly resulted from Long-e’s increase in incremental sales promotions, such as special return policies, multiple purchase specials, and the use of promotional products, in both the Chinese market and during overseas exhibitions.

Interest Expense. In the nine months ended September 30, 2006, Long-e’s interest expense totaled approximately $99,598, at an average rate of 6.435%, as compared to interest expense of approximately $76,820 and an average rate of 6.138% during the same period in 2005. The average interest rate applicable to Long-e’s obligations increased in the first nine months of 2006 in part due to increased balances with higher interest rates than Long-e’s other debt obligations, in particular due to Long-e’s increased reliance on short-term bank loans. Long-e’s cost of financing in rose in 2004 in part due to a significant increase in the loan guarantee fees charged by High-Tech Investment Assurance Co., Ltd., a state-owned company in Shenzhen, China, from 1.7% to 2.5% of the obligation subject to the guarantee.

Gross Margin. Long-e’s gross margin on product sales increased minimally from 27.0% for the first nine months of 2005 to 27.4% for the nine months ended September 30, 2006, despite the consistent increased costs of raw materials in 2006.

Research and Development. Since 2002, Long-e has received recognition and support from the local government of Shenzhen and the central government of China, in the form of grants and low interest or no interest loans to support the research and development of new products or improvements to existing technologies. During the nine months ended September 30, 2005, Long-e received $125,000 of new scientific research funds from the government of Shenzhen, China, obtained $255,528 of loans and repaid $243,360 of previously outstanding funds (excluding interest) to the Shenzhen local government, leaving $241,629 outstanding on such governmental loans as of September 30, 2006. In total, Long-e’s research and development expenses for the first nine months of 2006 totaled $620,000, an increase of $157,400 or 34.2% from research and development expenses of $462,600 for the same period in 2005.

Fiscal year ended December 31, 2005 as compared to the fiscal year ended December 31, 2004

Revenue. Long-e’s sales revenue for the year ended December 31, 2005 totaled $13.4 million, an increase of 42.5% compared with its sales revenue of $9.4 million for the year ended December 31, 2004. Sales of two-way interactive visual car alarm system sales accounted for $5.79 million, or 43.1% of Long-e’s total revenue from product sales for 2005, an increase of $1.13 million or 24.3% from $4.65 million in 2004, while sales of all other car alarm systems accounted for $7.64 million, or 56.9% of Long-e’s total revenue from product sales, an increase of $2.9 million or 62.4% from $4.65 million in 2004. During 2005, Long-e completed development and commenced testing of its line of TPMSs and parking sensor systems, but these products were not yet offered for sale, and thus did not contribute to Long-e’s sales for the years ended December 31, 2005 and 2004.

Sales to distributors for export totaled approximately $3.93 million for 2005, or approximately 29.3% of Long-e’s revenue from product sales during the period, representing an increase of $1.66 million or 73.1% from $2.27 million generated by such sales in 2004. Sales within the Chinese aftermarket and to OEMs totaled $6.55 million, or 48.8%, of Long-e’s total product sales for 2005, an increase of $227,000, or 3.6%, from $6.33 million in 2004.

During 2005, Long-e’s cost of goods sold increased $2.6 million or 34.8% from $7.4 million in 2004, to $10.0 million in 2005, as a result of increased purchases of raw materials and increased material prices.

Operating Expenses. During 2005, operating expenses totaled $2.4 million, as compared to $1.4 million during 2004, an increase of 67.5%. Long-e’s general and administrative expenses for the year ended December 31, 2005 were $1.2 million, representing a 38.4% increase from $840,000 for the year ended December 31, 2004. Administrative salaries constituted $483,000 or 40.2% of the 2005 general and administrative expense amount, as compared to $348,000 or 41.4% in 2004. However, general and administrative expenses decreased from 59.8% of operating expenses in 2004 to 49.4% of operating expenses in 2005, as a result of Long-e’s increased investment in internal research and development, and increased administrative efficiencies.  The overall increase in operating expenses during 2005, as compared with 2004, mainly resulted from Long-e’s increase in incremental sales promotions, such as special return policies, multiple purchase specials, and the use of promotional products, in both the Chinese market and during overseas exhibitions.

Interest Expense. In the year ended December 31, 2005, Long-e’s interest expense totaled $106,000, at an average rate of 14%, as compared to interest expense of $90,000 and an average rate of 19% in 2004. The average interest rate applicable to Long-e’s obligations decreased in 2005 in part due to the reduced balance carried on certain short-term loans in 2005, which had higher interest rates than Long-e’s other debt obligations.

Gross Margin. Long-e’s gross margin on product sales increased from 21.0% for the year ended December 31, 2004 to 25.3% for the year ended December 31, 2005. These increases have primarily resulted from certain changes in Long-e’s products offerings and marketing, in particular from the expanded focus on the production and marketing of Long-e’s higher margin two-way interactive visual car alarm systems.

Research and Development. During the year ended December 31, 2005, Long-e received $148,695 of new scientific research funds from the Shenzhen local government and repaid $148,030 of previously outstanding funds (excluding interest), leaving $148,695 outstanding on such governmental loans as of December 31, 2005. In total, Long-e’s research and development expenses for 2005 totaled $555,000, an increase of $204,000 or 58.3% from research and development expenses of $350,000 in 2004.

Fiscal year ended December 31, 2004 as compared to the fiscal year ended December 31, 2003

Revenue. Sales revenue for 2004 totaled $9.4 million, an increase of 84.3% compared with sales revenue of $5.1 million for 2003. For 2004, sales of two-way interactive visual car alarm system sales accounted for $4.65 million, or 49.4% of Long-e’s total revenue from product sales, an increase of $1.79 million or 62.6% from $2.86 million in 2003, while sales of all other car alarm systems accounted for $4.77 million, or 50.6% of Long-e’s total revenue from product sales, an increase of $2.52 million or 112% from $2.25 million in the 2003 fiscal year.

Sales to distributors for export totaled approximately $2.27 million for 2004, or approximately 24.1% of Long-e’s revenue from product sales during the period, representing an increase of $2.23 million from $43,400 generated by such sales in 2003. Sales within the Chinese aftermarket and to OEMs totaled $6.33 million, or 67.1%, of Long-e’s total product sales for 2004, an increase of $1.42 million, or 28.9%, from $4.91 million in 2003.

During 2004, Long-e’s cost of goods sold increased $3.9 million or 111% from $3.5 million in 2003, to $7.4 million in 2004, as a result of increased purchases of raw materials and increased material prices.

Operating Expenses. During 2004, operating expenses totaled $1.4 million, as compared to $1.0 million during 2003. The relative drop in the ratio of operating expenses to earnings, from 19.7% in 2003 to 14.8% in 2004, resulted from Long-e’s significant investment in advertising and in building distributor relationships in 2003 in support of its efforts to establish a primary export sales network. Long-e’s general and administrative expenses for the year ended December 31, 2004 were $840,000, representing a 74.3% increase from $482,000 for the year ended December 31, 2003. Administrative salaries constituted $348,000 or 41.4% of the 2004 general and administrative expense amount, as compared to $257,000 or 53.3% in 2003. However, general and administrative expenses increased from 48.2% of operating expenses in 2003 to 59.8% of operating expenses in 2004, as a result of Long-e’s focus during 2004 on development of new products and promotions.

Interest Expense. In the year ended December 31, 2004, Long-e’s interest expense totaled $90,000, at an average rate of 19%, as compared to interest expense of $21,000 and an average rate of 7% in 2003. Long-e’s cost of financing in rose in 2004 in part due to a significant increase in the loan guarantee fees charged by High-Tech Investment Assurance Co., Ltd., a state-owned company in Shenzhen, China, from 1.7% to 2.5% of the obligation subject to the guarantee.

Gross Margin. In the fiscal year ended December 31, 2004, Long-e’s gross margin on product sales decreased from 31.0% for the year ended December 31, 2003 to 21.0% for the year ended December 31, 2004, due to the costs of growing Long-e’s exports market and the sales of lower margin one-way car alarm systems in the export market.

Research and Development. As of December 31, 2004, the Company has goverment loans amounted to $240,964. During 2003, the Company received and repaid a total of $287,500 of loans from the Bureau of Finance, Shenzhen and the Bureaus of Finance of Bo’an and Futian, Shenzhen. In total, Long-e’s research and development expenses for the 2004 fiscal year totaled approximately $350,000, an increase of $237,000 or 209.8% from research and development expenses of $113,000 in 2003.

Liquidity and Capital Resources

Long-e finances its activities primarily through the profits from its product sales, supplemented by governmental grants and loans. In the fiscal year ended December 31, 2005, Long-e’s generated gross profit totaling $3.4 million, which was $1.4 million or 71.2% greater than its $2.0 million of gross profit in 2004. Long-e’s net income in 2005 totaled $1.0 million, which was $414,000 or 80.7% greater than its $514,000 of net income in 2004. For the nine months ended September 30, 2006, Long-e’s net income was $2.0 million, an increase of approximately $1.2 million or 135% from the same period in 2005. During the 2005 fiscal year, Long-e received additional income in the form of recognition grants, including $7,500 in recognition of its technological progress from the local government of the Bao’an District of Shenzhen, China, drawn from the Electronic Information Developing Fund provided by China’s Ministry of Finance, and a marketing allowance for advertising of $16,684 from the Bureau of Trade and Industry of Shenzhen. In addition, Long-e received interest income totaling approximately $10,000 and $880 in 2005 and 2004, respectively. During 2005 and 2004, Long-e also relied upon a series of interest-free, unsecured government loans from local government bureaus in the PRC, meant to fund new product development projects, as well as a series of short-term, low-interest bank loans and other short-term unsecured loans, meant to fund working capital. Since February 2005, Long-e is in default under one of the government loans, but the balance due has not been demanded by the lender, nor has it initiated any proceedings to enforce payment of principal, nor has it notified the company of the assessment of any interest or other penalties.

On September 22, 2006, prior to the closing of the Share Exchange, LIG received gross proceeds of $500,000 in a bridge financing transaction (the “Bridge Financing”), in which it issued a three-year secured convertible promissory note in an aggregate principal amount of $500,000, bearing interest at a compound annual rate of 10.0% (the “Bridge Note”). The Bridge Note is convertible into shares of LIG at the option of the holder upon certain financing events and/or upon maturity. Pursuant to the Note and Warrant Purchase Agreement entered into with the lender, attached hereto as Exhibit 10.1, LIG also sold the lender warrants to purchase additional shares of LIG (the “Bridge Warrants”). The exercise price for the shares underlying each Bridge Warrant, a form of which is attached hereto as Exhibit 4.2, and the number of warrants sold are calculated based on the principal balance of the initial note, the time the note is outstanding, and the conversion price at the time of exercise. As the sale of the shares further to the Private Placement discussed below and the Share Exchange qualified as financing events triggering conversion rights under the notes, the lender choose to convert into the Private Placement discussed below an aggregate of $500,000 of outstanding principal under its Bridge Note into 1,785,714 shares of the Company at a rate of $0.28 per share, and into Series A Warrants to purchase 889,285 shares of common stock at an exercise price of $0.48 per share and Series B Warrants to purchase 889,285 shares of common stock at an exercise price of $0.60 per share. Upon the closing of the Share Exchange and conversion of the Bridge Note, the Bridge Warrant enabled the holder to purchase up to 1,000,000 shares of the Company’s common stock at $0.28 per share. LIG used the proceeds of the Bridge Financing for general corporate purposes, including working capital.

Effective as of December 29, 2006, concurrent with the close of the Share Exchange, Long-e effected a private placement transaction (the “Private Placement”). Pursuant to a Securities Purchase Agreement entered into with the investors, Long-e sold an aggregate of 5,285,714 shares of common stock along with 5,278,570 five-year warrants. Of such Shares, 3,500,000 were sold for cash at a per share price of $0.40 (the “Cash Shares”), and 1,785,714 Shares were issued upon conversion of the outstanding Bridge Note from the Bridge Financing at a per share price of $0.28 (the “Debt Conversion Shares”); the Debt Conversion occurred immediately after the closing of the Share Exchange. In addition, investors in the Cash Shares were issued an aggregate of 3,500,000 five-year warrants; the exercise price of 1,750,000 of the warrants (the “Series A Warrants”) is $0.48 and the exercise price of 1,750,000 of the Warrants (the “Series B Warrants”) is $0.60. The investor in the Debt Conversion Shares was issued an aggregate of 1,778,570 five-year warrants; 889,285 Series A Warrants and 889,285 Series B Warrants. The Company has the right to redeem the Warrants in the event that the following conditions are met:

Series A Warrant: Closing bid price of $1.00 for 30 consecutive trading day period (“30-day period”) and the average trading volume of 60,000 Shares per day in such 30-day period.

Series B Warrant: Closing bid price of $1.20 for 30 consecutive trading day period (“30-day period”) and the average trading volume of 60,000 Shares per day in such 30-day period.

After commissions and expenses, Long-e received net cash proceeds (excluding the proceeds from the conversion of the Bridge Note) of approximately $1.2 million in the Private Placement.

As of December 31, 2005, Long-e held $409,000 in cash and cash equivalents as compared to $393,000 at December 31, 2004; as of September 30, 2006 Long-e held $1.4 million in net cash and cash equivalents as compared to $643,000 at September 30, 2005. As of December 31, 2005, Long-e’s current liabilities totaled $3 million, an increase of less than 8% from $2.8 million at December 31, 2004. Long-e’s working capital increased from $949,000 as of December 31, 2004 to $1.7 million as of December 31, 2005.

Long-e’s net income of $1.0 million in fiscal year 2005 includes non-cash charges of $231,000 for depreciation and amortization, $145,000 for an inventory write-down, and no allowance for doubtful accounts. Increases in non-cash working capital during this period amounted to $778,000, including increases in accounts receivable, prepaid expenses and accounts payable, and decreases in net inventories and accrued liabilities. The net cash provided by Long-e’s operating activities totaled $698,000 for 2005, as compared to net cash used in operating activities of $70,000 during 2004, reflecting increased cash flow from operating activities due to realization of fewer bad debts or defaults on accounts receivable and a low percentage of product returns, even as the amount spent on operating activities increased as part of Long-e’s expansion of its production process. This continued into 2006, and during the nine months ended September 30, 2006, Long-e’s net cash provided by operating activities totaled approximately $1.2 million. During the 2005 fiscal year, Long-e’s accounts receivable turnover approximately 6 times, its inventories turned over approximately 11 times, or approximately every 34 days. Management feels that these churn rates reflect a reasonable amount of time during which Long-e’s liquid assets are tied up from the purchase of raw materials, through production to product sales and payment on accounts receivable.

However, as compared to 2004’s net increase in cash of $28,000, Long-e experienced a lower increase in cash flow for 2005 of $17,000, due to increases in the net cash used in its investing and financing activities. For the year ended December 31, 2005, Long-e’s net cash used in investing activities totaled $618,000, as compared to $400,000 in 2004, due in substantial part to Long-e’s increased investment into fixed assets, such as molds used in new product development. Long-e’s net cash used in financing activities increased in the 2005 fiscal year to $101,560, as compared to net cash provided by financing activities of $497,831 in 2004, in response to Long-e’s sourcing of working capital from local banks, as well as from additional governmental grants and loans, incurring higher interest rates on more substantial financing than in previous years. Long-e’s debt to equity ratio for 2005 was 105.7%, as compared to 159.8% for 2004; although management believes this reflects Long-e’s strong revenue performance and supports its policy of reinvestment in research and development, it is also considering how to better financially leverage its financial condition into further growth opportunities. Long-e anticipates that these trends in its investment and financing activities will amplify in 2006 as it continues to pursue a broader international market for its product sales and introduces new products commercially.

Over the next 12 months, Long-e is seeking to achieve further growth by increasing its ongoing investment in research and development, launching the commercial sales of its TPMSs and digital parking reverse sensor systems, continuing to develop its marketing network, implementing more strict and efficient quality controls, and increasing investment in its production management system. Long-e expects its future capital requirements to be approximately $12 million during the 2006 fiscal year. Long-e plans to meet its funding needs through a combination of debt and equity financing, including the Bridge Financing and Private Placement, the proceeds of which are being used as working capital.

Foreign Currency Risk

Substantially all of our operations are conducted in the PRC, and substantially all of our sales and purchases are conducted within the PRC in Chinese Renminbi. As a result, the effect of the fluctuations of exchange rates only minimally impacts our business operations currently, but will be increasingly material as we introduce our products directly within new international markets.

Substantially all of our revenues and expenses are denominated in Renminbi. However, we use the United States dollar for financial reporting purposes. Conversion of Renminbi into foreign currencies is regulated by the People’s Bank of China through a unified floating exchange rate system. Although the PRC government has stated its intention to support the value of the Renminbi, there can be no assurance that such exchange rate will not again become volatile or that the Renminbi will not devalue significantly against the U.S. dollar. Exchange rate fluctuations may adversely affect the value, in U.S. dollar terms, of our net assets and income derived from its operations in the PRC.

Interest Rate Risk

We do not have significant risk from potential fluctuations in interest rates, as our debt obligations are primarily short-term in nature, and all of our debt obligations carry fixed interest rates.

New Accounting Pronouncements

In March 2004, the FASB issued EITF Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments.” EITF 03-1 includes new guidance for evaluating and recording impairment losses on debt and equity investments, as well as new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB issued Staff Position EITF 03-1-1, which delays the effective date until additional guidance is issued for the application of the recognition and measurement provisions of EITF 03-1 to investments in securities that are impaired; however, the disclosure requirements are effective for annual periods ending after June 15, 2004. Management does not currently believe adoption will have a material impact on our financial position or results of operations.

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs,” an amendment of ARB No. 43, Chapter 4. This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that “...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges...” SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The provisions of SFAS 151 shall be applied prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement was issued. Our adoption of SFAS No. 151 is not currently expected to have a material impact on our financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123(R) (revised 2004), “Share-Based Payment,” which amends FASB Statement No. 123, “Accounting for Stock-Based Compensation,” and will be effective for public companies such as us that are small business corporations for interim or annual periods beginning with the first fiscal year which commences after December 15, 2005. The revised standard requires, among other things, that compensation cost for employee stock options be measured at fair value on the grant date and charged to expense over the employee’s requisite service period for the option. Due to the absence of observable market prices for employee stock options, the standard indicates that the fair value of most stock options will be determined using an option-pricing model. As a result of the reverse acquisition, our adoption of SFAS No. 123(R) will result is compensation expense upon the grant of options or other equity-based incentives. Prior to the reverse acquisition, we did not grant any options or other equity-based incentives.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets,” an amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. Our adoption of SFAS No. 153 is not expected to have a material impact on our financial position or results of operations.

In March 2005, the FASB published FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” which clarifies that the term, conditional asset retirement obligations, as used in SFAS No. 143, “Accounting for Asset Retirement Obligations,” refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. The interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of 2006. The adoption of this Interpretation is not expected to have a material effect on our financial position or results of operations.

In June 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS No. 154”). SFAS No. 154 replaces APB No. 20 (“APB 20”) and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. APB 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of change a cumulative effect of changing to the new accounting principle whereas SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle, unless it is impracticable. SFAS No. 154 enhances the consistency of financial information between periods. SFAS No. 154 will be effective beginning with Long-e’s first quarter of fiscal year 2006. We do not expect that the adoption of SFAS No. 154 will have a material impact on our results of operations, financial position or cash flows.

In June 2005, the EITF reached a consensus on Issue No. 05-06, “Determining the Amortization Period for Leasehold Improvements” (EITF 05-06). EITF 05-06 provides guidance for determining the amortization period used for leasehold improvements acquired in a business combination or purchased after the inception of a lease, collectively referred to as subsequently acquired leasehold improvements). EITF 05-06 provides that the amortization period used for the subsequently acquired leasehold improvements to be the lesser of (a) the subsequently acquired leasehold improvements’ useful lives, or (b) a period that reflects renewals that are reasonably assured upon the acquisition or the purchase. EITF 05-06 is effective on a prospective basis for subsequently acquired leasehold improvements purchased or acquired in periods beginning after the date of the FASB’s ratification, which was on June 29, 2005. The Company does not anticipate that EITF 05-06 will have a material impact on its consolidated results of operations.

In July 2005, the Financial Accounting Standards Board (FASB) issued an Exposure Draft of a proposed Interpretation “Accounting for Uncertain Tax Positions--an interpretation of FASB Statement No. 109.” Under the proposed Interpretation, a company would recognize in its financial statements its best estimate of the benefit of a tax position, only if the tax position is considered probable of being sustained on audit based solely on the technical merits of the tax position. In evaluating whether the probable recognition threshold has been met, the proposed Interpretation would require the presumption that the tax position will be evaluated during an audit by taxing authorities. The proposed Interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005, with a cumulative effect of a change in accounting principle to be recorded upon the initial adoption. The proposed interpretation would apply to all tax positions and only benefits from tax positions that meet the probable recognition threshold at or after the effective date would be recognized. We are currently analyzing the proposed interpretation and have not determined its potential impact on our consolidated financial statements. While we cannot predict with certainty the rules in the final interpretation, there is risk that the final interpretation could result in a cumulative effect charge to earnings upon adoption, increases in future effective tax rates, and/or increases in future inter period effective tax rate volatility.

Item 3.02  Unregistered Sales of Equity Securities.

Effective as of December 29, 2006, concurrent with the close of the Share Exchange, Long-e effected a private placement transaction (the “Private Placement”). Pursuant to a Securities Purchase Agreement entered into with the investors, Long-e sold an aggregate of 5,285,714 shares of common stock along with 5,278,570 five-year warrants. Of such Shares, 3,500,000 were sold for cash at a per share price of $0.40 (the “Cash Shares”), and 1,785,714 Shares were issued upon conversion of the outstanding Bridge Note from the Bridge Financing at a per share price of $0.28 (the “Debt Conversion Shares”); the Debt Conversion occurred immediately after the closing of the Share Exchange. In addition, investors in the Cash Shares were issued an aggregate of 3,500,000 five-year warrants; the exercise price of 1,750,000 of the warrants (the “Series A Warrants”) is $0.48 and the exercise price of 1,750,000 of the Warrants (the “Series B Warrants”) is $0.60. The investor in the Debt Conversion Shares was issued an aggregate of 1,778,570 five-year warrants; 889,285 Series A Warrants and 889,285 Series B Warrants. The Company has the right to redeem the Warrants in the event that the following conditions are met:

Series A Warrant: Closing bid price of $1.00 for 30 consecutive trading day period (“30-day period”) and the average trading volume of 60,000 Shares per day in such 30-day period.

Series B Warrant: Closing bid price of $1.20 for 30 consecutive trading day period (“30-day period”) and the average trading volume of 60,000 Shares per day in such 30-day period.

The forms of Series A and Series B warrants are attached hereto as Exhibits 4.3 and 4.4, respectively. Long-e agreed to file a registration statement covering the common stock and the common stock underlying the warrants sold in the private placement, as well as up to 45,000 shares held by pre-existing shareholders of Inncardio and common stock underlying other outstanding warrants (including warrants issued to the placement agents in the private placement) pursuant to the Securities Purchase Agreement and a related Registration Rights Agreement, the forms of which are attached hereto as Exhibits 10.3 and 10.4, respectively. After commissions and expenses, Long-e received net cash proceeds (excluding the proceeds from the conversion of the Bridge Note) of approximately $1.2 million in the Private Placement.

On September 22, 2006, prior to the closing of the Share Exchange, LIG received gross proceeds of $500,000 in a bridge financing transaction (the “Bridge Financing”), in which it issued a three-year secured convertible promissory note in an aggregate principal amount of $500,000, bearing interest at a compound annual rate of 10.0% (the “Bridge Note”). The Bridge Note is convertible into shares of LIG at the option of the holder upon certain financing events and/or upon maturity. Pursuant to the Note and Warrant Purchase Agreement entered into with the lenders, attached hereto as Exhibit 10.1, LIG also sold the lender warrants to purchase additional shares of LIG (the “Bridge Warrants”). The number of shares and the exercise price for the shares underlying each Bridge Warrant, a form of which is attached hereto as Exhibit 4.2, are calculated based on the principal balance of the initial note, the time the note is outstanding, and the conversion price at the time of exercise. As the sale of shares further to the Private Placement discussed in Item 1.01 and the Share Exchange qualified as financing events triggering conversion rights under the notes, the lender choose to convert into the Private Placement discussed below an aggregate of $500,000 of outstanding principal under its Bridge Note into 1,785,714 shares of the Company at a rate of $0.28 per share, and into Series A warrants to purchase 889,285 shares of common stock at an exercise price of $0.48 per share and Series B warrants to purchase 889,285 shares of common stock at an exercise price of $0.60 per share (the “Debt Conversion”); the Debt Conversion occurred immediately after the closing of the Share Exchange. Upon the closing of the Share Exchange and conversion of the Bridge Note, the Bridge Warrant enabled the holder to purchase up to 1,000,000 shares of the Company’s common stock at $0.28 per share. LIG used the proceeds of the Bridge Financing for general corporate purposes, including working capital.

WestPark Capital, Inc. (“WestPark”) acted as an advisor in connection the Share Exchange and as placement agent in connection with the Bridge Financing and the Private Placement. For its services as placement agent, WestPark was paid a fee equal to $100,000 in conjunction with the Share Exchange, a fee equal to 3%, or approximately $15,000, of the gross proceeds from the Bridge Financing and a fee equal to 10%, or approximately $190,000, of the gross proceeds from the Private Placement; this includes $25,000 from the $250,000 invested by WestPark Capital Financial Services, LLC, the parent company of WestPark, in the Private Placement as described below. In addition, in conjunction with the Share Exchange and the Private Placement, the Company agreed to issue WestPark and any co-placement agent five-year warrants to purchase up to 10% of the shares of common stock sold further to the private placement at per share exercise price of $0.40. In addition, WestPark Capital, Inc. and its affiliates participated as an investor in the Private Placement for an aggregate of $250,000 of Shares. Upon completion of the transactions described herein, WestPark Capital, Inc. and its affiliates own 1,550,104 shares of Long-e common stock and Warrants to purchase up to 1,018,571 shares of Long-e common stock as of the closing of the Share Exchange. A co-placement agent, Linear Group, LLC, received 468,896 shares of Long-e common stock, and co-placement agent New York Global Securities, Inc. received five-year warrants to purchase 135,000 shares of common stock at a per share exercise price of $0.40. The shares underlying the Placement Agent Warrants, a form of which is attached hereto as Exhibit 4.5, have demand registration and piggyback rights and a cashless exercise provision. In addition, WestPark will continue to serve as a consultant to the Company regarding financial strategies for six months post-Closing.

The securities in the Bridge Financing and Private Placement were offered, sold and issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving securities in the Bridge Financing and/or Private Placement qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

Item 3.03  Material Modification to Rights of Security Holders.

NAME CHANGE

Overview of Name Change

In July 2006, Inncardio, Inc.’s shareholders approved a name change at the discretion of the Company’s board of directors to better reflect the eventual direction of the Company’s business. On December 20, 2006, in anticipation of the closing of the Share Exchange and pursuant to the terms of the Exchange Agreement, Inncardio, Inc. (“Inncardio”) filed Articles of Amendment to its Articles of Incorporation with the Utah Secretary of State to change its corporate name from Inncardio, Inc. to Long-e International, Inc. effective as of December 21, 2006.

Effect of the Name Change

The Name Change should not have any effect on the transferability of outstanding stock certificates. Outstanding stock certificates bearing the name “Inncardio, Inc.” should continue to be valid and represent shares of “Long-e International, Inc.” The Name Change will be reflected by book-entry. Shareholders that hold physical certificates should not destroy or send to the Company their common stock certificates. Those certificates should be carefully preserved by each shareholder, until the shareholder receives any further instructions from the Company or its transfer agent, Colonial Stock Transfer.

POST-MERGER DESCRIPTION OF SECURITIES

Common Stock

Long-e is authorized to issue 50,000,000 shares of common stock, $.001 par value per share, of which 31,259,714 shares are issued and outstanding immediately post-closing of the Share Exchange. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders. Holders of the Company’s common stock:

•	have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors of the Company;

•	are entitled to share ratably in all of the Company’s assets available for distribution to holders of common stock upon the Company’s liquidation, dissolution or winding up;

•	do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of the Company’s stockholders.

The holders of shares of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of Long-e’s directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the Company’s directors.

At the completion of the Share Exchange and Private Placement, and after giving effect to the Company’s cancellation of 35,000 shares, conversion of $325,304 of outstanding debt into 5,312,121 shares of common stock and the conversion of the Bridge Note, the prior shareholders of LIG beneficially own approximately 65.9% of the outstanding shares of the Company’s common stock. Accordingly, after completion of the Share Exchange, these shareholders are in a position to control all of the Company’s affairs.

Preferred Stock

The Company does not currently have any share of preferred stock authorized or outstanding.

Warrants

In connection with the Private Placement, the Company issued warrants to purchase shares of common stock to investors in the Private Placement, the holder of the Bridge Warrants and to its placement agents in the Private Placement. The Series A Warrants entitle the holder to purchase shares of the Company’s common stock at $0.48 per share, and the Series B Warrants entitle the holder to purchase shares of the Company’s common stock at $0.60 per share. The Company will have the right to redeem the Series A Warrants in the event that the Company’s common stock maintains a closing bid price of $1.00 for 30 consecutive trading days prior (“30-day period”) and has average trading volume of 60,000 shares per day in such 30-day period, and may force conversion of the Series B Warrants if the closing bid price for the 30-day period is at least $1.20 per share with the same trading volume. The shares underlying all of the Company’s warrants have certain registration rights as set forth within the Placement Agent Warrant itself and as set forth in the Registration Rights Agreement for the Series A and Series B Warrants. Immediately after the closing of the Share Exchange and Private Placement, the Company had warrants to purchase 6,807,141 shares of its common stock outstanding.

MARKET PRICE OF THE COMPANY’S COMMON STOCK

The shares of common stock of the Company are currently quoted for trading on the Over-the-Counter Bulletin Board, or OTCBB, under the symbol “ICDO.OB”. In conjunction with the closing of the Share Exchange, Long-e will receive a new trading symbol.

The price of Long-e’s common stock will likely fluctuate in the future. The stock market in general has experienced extreme stock price fluctuations in the past few years. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies have experienced dramatic volatility in the market prices of their common stock. Long-e believes that a number of factors, both within and outside its control, could cause the price of its common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of its common stock:

•	The Company’s ability to obtain additional financing and, if available, the terms and conditions of the financing;

•	The Company’s financial position and results of operations;

•	Concern as to, or other evidence of, the reliability and safety of the Company’s products and services or its competitors’ products and services;

•	Announcements of innovations or new products or services by the Company or its competitors;

•	U.S. federal and state governmental regulatory actions and the impact of such requirements on the Company’s business;

•	Chinese governmental regulatory actions and the impact of such requirements on the Company’s business;

•	The development of litigation against the Company;

•	Period-to-period fluctuations in the Company’s operating results;

•	Changes in estimates of the Company’s performance by any securities analysts;

•	The issuance of new equity securities pursuant to a future offering or acquisition;

•	Changes in interest rates and/or foreign currency exchange rates;

•	Competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Investor perceptions of the Company; and

•	General economic and other national and international conditions.

Item 4.01  Changes in Registrant’s Certifying Accountant.

Effective as of December 29, 2006, concurrent with the closing of the Share Exchange, the Company’s board of directors accepted the resignation of Chisholm, Bierwolf & Nilson, LLC, Inncardio’s independent registered certified public accountants. Chisholm, Bierwolf & Nilson, LLC audited Inncardio’s financial statements for the fiscal years ended December 31, 2005 and 2004. Chisholm, Bierwolf & Nilson, LLC’s audit report does not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, other than the explanatory paragraph contained in such audit reports relating to the substantial doubt regarding the Company’s ability to continue as a going concern. In connection with the audit of the Inncardio’s financial statements prepared for the fiscal year ended December 31, 2005 and 2004, Inncardio had no disagreements with Chisholm, Bierwolf & Nilson, LLC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Chisholm, Bierwolf & Nilson, LLC, would have caused the auditors to make reference to the subject matter of such disagreements in connection with their audit report as required by Item 304(a)(1)(iv)(A) of Regulation S-B. The Company has provided Chisholm, Bierwolf & Nilson, LLC a copy of this report prior to its filing with the SEC and requested Chisholm, Bierwolf & Nilson, LLC furnish a letter addressed to the SEC stating whether Chisholm, Bierwolf & Nilson, LLC agrees with the above statements. A letter from Chisholm, Bierwolf & Nilson, LLC is attached as Exhibit 16.1 to this Form 8-K.

On December 29, 2006, concurrent with the closing of the Share Exchange, the Company’s board of directors approved the engagement of GC Alliance Limited, Certified Public Accountants, as the Company’s independent registered certified public accountants.

During the fiscal years ending December 31, 2005 and 2004, including the subsequent interim periods through September 30, 2006, and prior to the appointment of GC Alliance Limited, neither the Company, or anyone on its behalf, consulted with Chisholm, Bierwolf & Nilson, LLC or GC Alliance Limited regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

Item 5.01  Changes in Control of Registrant.

OVERVIEW

On November 30, 2006, Inncardio, Inc. (renamed Long-e Interantional, Inc. on December 21, 2006 and referred to herein as “Inncardio”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with LIG. On December 29, 2006, the parties entered into Amendment No. 1 to the Exchange Agreement. Pursuant to the Exchange Agreement, Inncardio would issue 20,606,200 shares of its common stock to LIG’s shareholders and/or their designees in exchange for 100% of the equity interest of LIG (the “Share Exchange”). The Share Exchange closed effective as of December 29, 2006. Upon the closing of the Share Exchange, Inncardio (i) became the parent company of LIG and Agilon, (ii) assumed the operations of LIG and Agilon and (iii) effected the Debt Conversion. The Company has changed its name to Long-e International, Inc.

In connection with the Share Exchange and Private Placement, Inncardio and an Inncardio shareholder agreed to cancel an aggregate of 35,000 shares of outstanding Inncardio common stock. In addition, certain debtholders of Inncardio transferred for approximately $872,000 an aggregate of $325,304 of pre-existing debt to certain third parties introduced by WestPark Capital, Inc., the placement agent in connection with the private placement referenced below. Inncardio agreed with these debtholders to convert said $325,304 of Inncardio’s outstanding debt into 5,312,121 shares of Inncardio common stock such that there were 5,367,800 shares of Inncardio common stock outstanding immediately prior to the Share Exchange and Private Placement, and no outstanding options and warrants to purchase its common stock. WestPark Capital, Inc. acquired $56,651.58 of such indebtedness and converted it into 925,104 shares of Inncardio common stock. Dong Cheng, a director of Long-e, acquired $57,796.48 of such indebtedness and converted it into 943,800 shares of Inncardio common stock. The shares issued upon this conversion are subject to lock-up agreements of varying length. Immediately after the closing of the Share Exchange and Private Placement, Long-e had 31,259,714 outstanding shares of common stock, no outstanding options to purchase its common stock and outstanding warrants to purchase up to an aggregate of 6,807,141 shares of its common stock.

Effective as of December 29, 2006, concurrent with the close of the Share Exchange, Long-e effected a private placement transaction (the “Private Placement”). Pursuant to a Securities Purchase Agreement entered into with the investors, Long-e sold an aggregate of 5,285,714 shares of common stock along with 5,278,570 five-year warrants. Of such Shares, 3,500,000 were sold for cash at a per share price of $0.40 (the “Cash Shares”), and 1,785,714 Shares were issued upon conversion of the outstanding Bridge Note from the Bridge Financing at a per share price of $0.28 (the “Debt Conversion Shares”); the Debt Conversion occurred immediately after the closing of the Share Exchange. In addition, investors in the Cash Shares were issued an aggregate of 3,500,000 five-year warrants; the exercise price of 1,750,000 of the warrants (the “Series A Warrants”) is $0.48 and the exercise price of 1,750,000 of the Warrants (the “Series B Warrants”) is $0.60. The investor in the Debt Conversion Shares was issued an aggregate of 1,778,570 five year warrants; 889,285 Series A Warrants and 889,285 Series B Warrants. The Company has the right to redeem the Warrants in the event that the following conditions are met:

Series A Warrant: Closing bid price of $1.00 for 30 consecutive trading day period (“30-day period”) and the average trading volume of 60,000 Shares per day in such 30-day period.

Series B Warrant: Closing bid price of $1.20 for 30 consecutive trading day period (“30-day period”) and the average trading volume of 60,000 Shares per day in such 30-day period.

Effective as of the closing of the Share Exchange, Inncardio issued an aggregate of 20,606,200 shares of its common stock to LIG’s shareholders and/or their designees in exchange for 100% of the outstanding equity interest of LIG. Immediately following the closing of the Share Exchange, the prior LIG shareholders and/or their designees owned approximately 65.9% of the issued and outstanding common stock of Inncardio, the pre-existing shareholders of Inncardio (after giving effect to the debt conversion described above) owned approximately 17.2% and investors in the Private Placement (as described below) conducted by Inncardio that closed concurrently with the Share Exchange owned 16.9% of the outstanding common stock. Inncardio issued no fractional shares in connection with the Share Exchange. In conjunction with the closing of the Share Exchange, Inncardio changed its corporate name to Long-e International, Inc.

The shares of the Inncardio’s common stock issued to the shareholders of LIG in connection with the Share Exchange and the Private Placement were not registered under the Securities Act of 1933, as amended and, as a result, are “restricted securities” that may not be offered or sold in the United States absent registration or an applicable exemption from registration.

The shares of common stock of Long-e are currently quoted on the Over-The-Counter Bulletin Board, or OTCBB, under the symbol “ICDO.OB.” In conjunction with the closing of the Share Exchange, Long-e will receive a new trading symbol.

Long-e intends to carry on the business of LIG, including its wholly-owned subsidiary Agilon Science and Technology (Shenzhen) Co., Ltd. Long-e has relocated its executive offices to C-6F, Huhan Chuangxin Block, Keyuan Road, Hi-Tech Industry Zone, Shenzhen, China 518000 and its telephone number is (86) 755 3396 5188.

For accounting purposes, the Share Exchange is treated as a reverse acquisition, because the shareholders of LIG own a majority of the issued and outstanding shares of common stock of Long-e immediately following the exchange. Due to the issuance of the 20,606,200 shares of the Inncardio’s common stock and the 5,285,714 shares issued further to the Private Placement, a change in control of Long-e occurred effective as of December 29, 2006, the date of the consummation of the Share Exchange.

Prior to the completion of the Share Exchange, Eric Thatcher served as director, Chief Executive Officer, President, and Principal Accounting Officer of the Company. Just prior to the consummation of the Share Exchange, the Company’s board of directors appointed Bu Shengfu, Jin Yushan, and Xu Rujiang, each of whom was a director of LIG, and Chen Dong and Liang Zhu to the Company’s board of directors. Mr. Thatcher then resigned as officer and director of the Company, contingent and effective upon the closing of the Share Exchange. In addition, concurrent with and effective upon the closing of the Share Exchange, the Company’s board appointed Bu Shengfu as the Company’s President and Chief Executive Officer, Xu Rujiang as its Chief Operating Officer, and Liang Zhu as its Chief Financial Officer.

A copy of the Exchange Agreement is filed as Exhibit 2.1(a) to this Current Report on Form 8-K; a copy of Amendment No. 1 is filed as Exhibit 2.1(b). The transaction contemplated by the Exchange Agreement was intended to be a “tax-free” incorporation pursuant to the provisions of Section 351 of the Internal Revenue Code of 1986, as amended.

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

Name	Age	Positions
Bu Shengfu	40	President, Chief Executive Officer and Chairman of the Board of Directors
Xu Rujiang	44	Chief Operating Officer and Director
Liang Zhu	40	Chief Financial Officer, Secretary and Director
Liu Jingyun	37	Chief Technical Officer
Yin Zhongjun	38	Chief Engineer
Jin Yushan	51	Director
Chen Dong	45	Director

Bu Shengfu serves as Long-e’s President, Chief Executive Officer and Chairman of the Board of Directors, and has served in the same capacities for Agilon since its inception in December 2000, and for LIG since May 2006. From July 1991 to November 2000, Mr. Bu worked at Shenzhen Seg Group, as an engineer and worked at Shenzhen Jun, an industrial company, as a General Manager. Mr. Bu holds a B.S. and a M.S. from Wuhan University.

Xu Rujiang serves as Long-e’s Chief Operating Officer and a Director, and has served as Deputy General Manager and General Manager for Agilon since October 2003 and General Manager for LIG since May 2006. From May 2001 to May 2002, Mr. Xu worked for Shenzhen Xiansheng Biology Technology Co., Ltd., as a Vice-General Manager, in charge of business operations. Mr. Xu also previously worked for Yongkang Health Products Corporation of Hong Kong Nanbei Xing Group from 1999 to 2001 as a manager and for the Shanxi Fenhe Industrial Administration Office from 1991 to 1996 as an office director. Mr. Xu has also been General Manager, a director and a principal shareholder of Shenzhen Chefu Industrial Development Co., Ltd., since October 1996, which is now a principal stockholder of Long-e. Mr. Xu is a graduate of the Shanxi Finance and Economics College.

Liang Zhu serves as Long-e’s Chief Financial Officer and Secretary, and has served in the same capacities for Long-e since May 2006. From May 2003 to March 2006, Mr. Liang was a Managing Director in the Investment and Mergers and Acquisitions Departments of First Capital Securities, a Chinese investment bank. From May 1997 to October 2002, Mr. Liang was Vice President and a director of China Eagle Securities Co., Ltd., another Chinese investment bank. Prior to that time, Mr. Liang had also worked for the Wuhan Municipal Government, Hubei, China. Mr. Liang holds a B.A. in Philosophy and a M.B.A. in Economics from Wuhan University, and has also taken advanced seminars on international finance and trade sponsored by the Ford Foundation at Fudan University and advanced international M.B.A. coursework through Ecole des Hautes Etudes Commerciales (HEC) (affiliated with University of Montreal, Canada) and the China-Canada Center in Beijing, China.

Liu Jingyun serves as Long-e’s Chief Technical Officer, and has served as Chief Technical Officer of Agilon and LIG since June 2006, as well as a Director of Agilon from April 2002 through April 2006. From February 2004 to April 2006, Mr. Liu served as a Project Manager for Techride Co., Ltd., Canada, a company specializing in development of computer software. From October 2002 to October 2003, Mr. Liu also served as a Project Manager for Asigra Co., Ltd., Canada, another computer software company, and from January 2001 to October 2001 was employed by OI Commocni Que Co., Ltd., Canada as an engineer. Mr. Xu holds a B.S. and a M.S. in Physics and Radio Science from Wuhan University.

Yin Zhongjun serves as Long-e’s Chief Engineer, and has served in the same capacity for Agilon since December 2000, and for LIG since May 2006, as well as serving as Chief Technical Officer for Agilon from December 2000 through June 2006. Prior to joining Agilon, Mr. Yin worked at Shenzhen Zhonghang Computer Company, and Shenzhen Jun’an Technological Company. Mr. Yin holds a B.S. and a M.S. in Physics and Radio Science from Wuhan University.

Jin Yushan serves as a Director of Long-e, and has served in the same capacity for Agilon since April 2002, and for LIG since May 2006. Since April 2006, Mr. Jin has also been the Chairman of Julong Educational Technology Co., Ltd., which specializes in the development, production and sales of educational electronic instruments. From April 2005 to April 2006, Mr. Jin served as Chief Executive Officer of Shenzhen Huge Dragon Hi-tech Shares Co., Ltd., a company specializing in development, production, and sales of electronics. From April 2001 through March 2005, Mr. Jin served as Director and Vice-General Manager of Shenzhen Ovision Science & Technology Shares Co., Ltd., which specializes in the development, production and sales of digital media instruments. Mr. Jin holds a Bachelor of Economics from Hebei Geology College.

Chen Dong serves as a Director of Long-e as of the close of the Share Exchange. Since November 1997, Mr. Chen has been the Chairman of Maple Leaf Enterprise Co., Ltd., which specializes in investment in industry. From April 1990 to October 1997, Mr. Chen served as a director for Neros International Group Co., Ltd., a Lithuanian investment company. From July 1982 to March 1990, Mr. Chen worked for the Ministry of Foreign Trade, China. Mr. Chen holds a M.S. in English from Jilin University.

Other Key Personnel

In addition to the directors and executive officers listed above, the following individuals play an integral role in Long-e’s operations:

Li Xiangdong, 42, is Long-e’s Principal Controller, and has served in the same capacity for Agilon since May 2003. From January 2001 to May 2003, Ms. Li worked as Finance Manager and Assistant General Manager at Shenzhen Yintai Industry Development Co., Ltd., an industrial company. Ms. Li has also formerly worked at the Wuhan Textile Industrial Bureau, Sanjiu Corporate Group, and Shenzhen Star Sea Co., Ltd. Ms. Li is also a principal shareholder and director of Shenzhen Chefu Industrial Development Co., Ltd., a principal stockholder of Long-e. Ms. Li holds a B.S. in accounting from Hubei Finance and Economics College.

Xu Jiafa, 44, is Long-e’s Principal Production Officer, and has served in the same capacity for Agilon since January 2001. Mr. Xu holds a B.S. from Jilin University and a M.S. in Physics and Radio Science from Wuhan University.

Family Relationships

There are no family relationships among the individuals comprising the Company’s board of directors, management or other key personnel.

Committees of the Board of Directors

Long-e’s board of directors does not currently maintain a separate audit, nominating or compensation committee, as prior to the Share Exchange the public reporting entity had no meaningful operations or employees, could not hire qualified independent directors and/or a financial expert and did not believe it had adequate financial resources to hire such directors. Functions customarily performed by such committees are performed by the Company’s board of directors as a whole. Long-e intends to charter audit, nominating and compensation committees in the near future.

Board Meetings and Shareholder Communications

Long-e’s board of directors may hold meetings or conduct its business and approve corporate action by the unanimous written consent of the directors. Holders of Long-e’s securities may send communications to the board via mail addressed to the attention of Long-e’s secretary at Long-e’s principal executive offices. The Company has not yet established a policy with respect to directors’ attendance at any meetings of shareholders.

Code of Ethics

Long-e has not yet adopted a Code of Business Conduct and Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Director Compensation

LIG did not and Long-e does not currently have an established policy to provide compensation to members of its board of directors for their services in that capacity. Long-e intends to develop such a policy in the near future.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation for the three fiscal years ended December 31, 2005 of the chief executive officer and the other four most highly compensated executive officers of LIG and its wholly owned subsidiary Agilon (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)	All Other Compensation ($)		Total ($)
Bu Shengfu President, Chief Executive Officer	2005 2004 2003	$11,759 $11,700 $11,100		- - -	$6,156 - -	(1)	$17,915 $11,700 $11,100
Xu Rujiang Chief Operating Officer	2005 2004 2003	$13,267 $13,200 $11,005		- - -	$4,523(1) - -		$17,790 $13,200 $11,005
Yin Zhongjun Chief Engineer	2005 2004 2003	$10,251 $10,200 $ 9,385		- - -	- - -		$10,251 $10,200 $ 9,385
Wang Qing Chief Administrative Officer	2005 2004 2003	$15,076 - -	(2)	- - -	- - -		$15,076 - -
Li Xiangdong Principal Controller	2005 2004 2003	$10,251 $10,200 $ 5,725		- - -	$1,131 - -	(1)	$11,382 $10,200 $ 5,725

(1) Represents subsidy provided for use of a car by chief executive officer, chief operating officer and principal controller, respectively.

(2) Represents rate of annual compensation; Mr. Wang began employment with LIG in October 2005 and received total salary of $3,750 for the periods worked through December 31, 2005. As of December 8, 2006, Mr. Wang transitioned from Chief Administrative Officer to a non-executive management position with LIG.

Equity Compensation Plan

Long-e presently does not have an equity compensation plan, although it intends to adopt a stock option plan in the near future. There are no outstanding options or warrants granted or issued to directors, officers or employees of Long-e.

Employment and Severance Arrangements

Each of the Company’s executive officers and key personnel have employment agreements with Agilon and/or LIG. Each of these agreements carries a term of three years and is governed by the Labor Law of the People’s Republic of China and the related rules and regulations (collectively, the “Chinese labor laws”), mandating a 8-hour workday, a 40 hour workweek, and guaranteeing at least one day off per week. Pursuant to these employment agreements, the employee is eligible for overtime if negotiated between the employee and employer, but such efforts are limited to no more than 3 hours per day and 36 hours total per month and shall be paid in accordance with the Chinese labor laws. These employment agreements also require the Company to pay pension, unemployment and other social insurance amounts, as well as sick leave and workers’ compensation according to Chinese labor laws and the additional rules and regulations of the Shenzhen Social Insurance Bureau. In addition, each employee receives three weeks of paid vacation per year.

These employment agreements may be terminated by the parties’ agreement. In addition, the Company may terminate the agreement if the employee is found to have seriously violated the employer’s rules and regulations, to have breached his or her duties to the employer causing significant damage to the employer’s interests, to have established an employment relationship with other employer concurrently adversely affecting the employment relationship governed by the agreement, or to be criminally liable for illegal behavior. The Company may also terminate the employment agreement with 30 days written notice to the employee if the employee cannot continue to perform the assigned function due to illness or work-related injury after the term of medical treatment expires (excluding the effects of pregnancy and post-partum recovery, or if the County Labor Appraisal Committee confirms the employee has lost all working ability, each of which are governed by Chinese labor law), or if the employer and employee cannot reach agreement on amended terms arising from the regulation of Article 16 of the Chinese Labor Law requiring the employee and employer to reach an agreement defining both parties’ legal rights and obligations, or under certain conditions associated with any potential or actual bankruptcy of the Company. The employee may dissolve the agreement upon 30 days written notice to the Company, or immediately if the Company fails to provide working conditions according to the agreement, salary is not or cannot be paid timely and in full, the Company fails to pay for the necessary social insurances, or under other conditions stipulated by Chinese labor laws and other and administrative regulations. The agreement provides various economic remedies and indemnities dependant on the terminating party and the circumstances under which the employment agreement is terminated, including reimbursement by the employee of certain training expenses based on duration of employment.

These employment agreements also provide that the employee may not engage in any correlated business activity to the Company’s range of production and sales activities, and sets forth a strict penalty provision for violation of this clause. In addition, each employee is required to maintain the Company’s trade secrets and other business information in confidence. If any labor dispute arises during the duration of the employment agreement, the parties may seek mediation by the Company’s labor dispute resolution committee. If such mediation fails, or if the party wishes to apply directly, a party may request arbitration in front of the Labor Dispute Arbitration Committee.

Benefit Plans and Arrangements

Pursuant to the regulations of the Shenzhen Social Insurance Bureau, Agilon pays for various forms of required social insurance for its workforce, including:

•
Endowment Insurance. This insurance provides retired employees a pension meant to cover primary living expenses. The amount paid out to such retirees depends on the amounts accumulated over the course of the individual’s employment. Agilon pays 9% of the total average urban salary over the last year for each employee who is a local citizen and 8% for each employee residing outside of Shenzhen to the endowment insurance account for its employees.

•
Medical Insurance. This insurance ensures employees will be able to obtain medical treatment from the social insurance organization. Agilon pays 6.5% of the total average urban salary over the last year to the social public insurance account for each employee who is a local citizen and 1.67% for each employee residing outside of Shenzhen.

•	Employment Injury Insurance. This insurance ensures the medical treatment of and compensation for workplace injuries. Agilon pays 1% of the salary of each employee to this social insurance account.

•
Unemployment Insurance. This insurance ensures support for an employee during a period of unemployment. Agilon pays 0.66% of the total average urban salary over the last year per employee to this social public insurance account.

•
Birth Insurance. This insurance provides coverage for female employees regarding risks arising from pregnancy and childbirth. Agilon pays for all birth-related expenses via an independent birth insurance account.

Each Agilon employee is also entitled to take a paid marriage holiday, maternity leave and family leave, and is also entitled to apply for welfare support. Employees also enjoy a structured system of salary raises every year.

RELATED PARTY TRANSACTIONS

Interlocking Directorships

Upon closing of the Share Exchange, LIG became a 100.0%-owned subsidiary of Long-e, which has interlocking executive and director positions with LIG and Agilon.

WestPark Capital, Inc.

WestPark Capital, Inc. (“WestPark”) acted as an advisor in connection the Share Exchange and as placement agent in connection with the Bridge Financing and the Private Placement. For its services as placement agent, WestPark was paid a fee equal to $100,000 in conjunction with the Share Exchange, a fee equal to 3%, or approximately $15,000, of the gross proceeds from the Bridge Financing and a fee equal to 10%, or approximately $190,000, of the gross proceeds from the Private Placement; this includes $25,000 from the $250,000 invested by WestPark Capital Financial Services, LLC, the parent company of WestPark, in the Private Placement as described below. In addition, in conjunction with the Share Exchange and the Private Placement, the Company agreed to issue WestPark and any co-placement agent five-year warrants to purchase up to 10% of the shares of common stock sold further to the private placement at per share exercise price of $0.40. In addition, WestPark Capital, Inc. and its affiliates participated as an investor in the Private Placement for an aggregate of $250,000 of Shares. Upon completion of the transactions described herein, WestPark Capital, Inc. and its affiliates own 1,550,104 shares of Long-e common stock and Warrants to purchase up to 1,018,571 shares of Long-e common stock as of the closing of the Share Exchange. A co-placement agent, Linear Group, LLC, received 468,896 shares of Long-e common stock, and co-placement agent New York Global Securities, Inc. received five-year warrants to purchase 135,000 shares of common stock at a per share exercise price of $0.40. The shares underlying the Placement Agent Warrants, a form of which is attached hereto as Exhibit 4.5, have demand registration and piggyback rights and a cashless exercise provision. In addition, WestPark will continue to serve as a consultant to the Company regarding financial strategies for six months post-Closing.

Purchase of Agilon

Long-e International Group Co., Ltd. (“LIG”) was incorporated in May 2006 for the purpose of acquiring Agilon Science & Technology (Shenzhen) Co., Ltd. (“Agilon”). On June 22, 2006, LIG entered a Share Transfer Agreement with the shareholders of Agilon, many of whom are also members of LIG, shareholders of Long-e, and/or officers or directors of one or more of Long-e, LIG and Agilon. Under the Share Transfer Agreement, LIG agreed to pay the Agilon shareholders total cash consideration of approximately $578,000 for their outstanding shares. Such acquisition received final approval on June 29, 2006, and Agilon became a wholly-owned subsidiary of LIG, now held by Long-e. However, under the terms of the Share Transfer Agreement, the cash consideration due to the former Agilon shareholders is payable in three installments; LIG paid the first installment of $86,747 in July 2006, and the subsequent installments of $260,241 and $231,325 are due in September 2006 and December 2006, respectively.

Restructuring of LIG

Pursuant to LIG’s Memorandum of Association dated May 23, 2006, LIG is authorized to issue no more than 50,000 shares, of one Series And one series of shares, with or without a par value. At the time of LIG’s initial organization, LIG’s board of directors issued 50,000 shares of LIG, each designated as a $100.00 USD par value shares, and accepted promissory notes as partial payment for certain of the shares issued. Pursuant to LIG’s Articles of Association, the shares which were issued in exchange for such promissory notes, or some percentage thereof, remain subject to cancellation, forfeiture or other extinguishment during such time as any balance remains due on the promissory notes. Upon review of LIG’s capitalization and discussion of LIG’s actual financing needs with its members, the board of directors of LIG concluded it was in the best interests of LIG to extinguish the remaining debt outstanding pursuant to the promissory notes as of August 28, 2006, and cancel the 49,000 shares that remain unpaid in relation to the outstanding balances on the notes. The members of LIG approved the cancellation of the unpaid promissory note balances and the related unpaid shares on August 28, 2006. As a result of these restructuring changes, prior to the Share Exchange, LIG had 1,000 shares, with $100.00 USD par value, outstanding.

Advisory Relationship with Chen Dong

In September 2006, LIG entered an agreement for consulting services related to LIG’s planned share exchange with a U.S. public reporting company, with Chen Dong, who upon consummation of the Share Exchange was appointed as a director of Long-e. Mr. Chen acquired $57,796.48 of indebtedness in connection with the acquisition of indebtedness of Inncardio discussed in Item 2.01 - “Principal Terms of the Share Exchange” and converted it into 943,800 shares of Inncardio’s common stock.

INDEMNIFICATION OF EXECUTIVE OFFICERS AND DIRECTORS AND LIMITATION OF LIABILITY

Under Title 16 of the Corporation Law of the State of Utah, the Company can indemnify its officers and directors against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The directors of the Company are afforded the maximum liability as provided under the Utah Code Annotated 16-10a-841. Such liability is limited as outlined under Utah Code Annotated 16-10a-841 and applicable exemptions as found under Utah law. The Company’s bylaws provide that any director, officer or employee of the corporation shall be indemnified by the corporation against expenses he reasonably incurs by reason of his position, provided he is not adjudged of negligent misconduct in the performance of his duty. Determination of the right to such indemnification and the amount thereof may be made at the option of the person to be indemnified pursuant to procedures set forth in the bylaws. The bylaws also provide that the right of indemnification shall not be exclusive of any other right which directors, officers and employees may have or acquire. Such persons shall be entitled to their respective rights of indemnification under any bylaw, agreement or vote of stockholders. The provision regarding indemnification in the bylaws applies to any member of any committee appointed by the Board of Directors as fully as though each person had been director, officer or employee of the corporation.

The Company has been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the Company’s payment of expenses incurred or paid by its director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Company may enter into indemnification agreements with each of its directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Utah law, and that may provide additional procedural protection. As of the closing of the Share Exchange, the Company has not entered into any indemnification agreements with its directors or officers, but may choose to do so in the future. Such indemnification agreements may require the Company, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or legal proceedings involving any of the Company’s directors, officers or employees in which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT FOLLOWING THE SHARE EXCHANGE

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days of the closing of the Share Exchange on December 29, 2006 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Immediately prior to the closing of the Share Exchange and the Private Placement, the Company had outstanding 5,367,800 shares of common stock, and no options or warrants to purchase shares of common stock. Immediately after the closing of the Share Exchange and the Private Placement, the Company had 31,259,714 issued and outstanding shares of common stock, no options to purchase shares of common stock, and warrants to purchase up to 7,342,857 shares of common stock.

The following table sets forth certain information with respect to beneficial ownership of the Company’s common stock immediately after the closing of the Share Exchange and Private Placement, based on 31,259,714 issued and outstanding shares of common stock, by:

•	Each person known to be the beneficial owner of 5% or more of the outstanding common stock of the Company;

•	Each executive officer;

•	Each director; and

•	All of the executive officers and directors as a group.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Long-e International, Inc., C-6F, Huhan Chuangxin Block, Keyuan Road, Hi-Tech Industry Zone, Shenzhen, China 518000.

Name and Address of Beneficial Owner	Title	Beneficially Owned Post-Share Exchange	Percent of Class
Bu Shengfu	President, Chief Executive Officer and Chairman of the Board of Directors	3,655,800	11.69%
Xu Rujiang	Chief Operating Officer and Director	__(1)	__
Liang Zhu	Chief Financial Officer, Secretary and Director	200,000	*
Liu Jingyun	Chief Technical Officer	1,199,900	3.84%
Yin Zhongjun	Chief Engineer	1,975,200	6.32%
Jin Yushan	Director	2,120,300	6.78%
Chen Dong	Director	943,800	3.02%
All executive officers and directors as a group (7 persons)		10,095,000	32.29%

Shenzhen Chefu Industrial Development Co., Ltd. (1)		3,533,300	11.30%

MidSouth Investor Fund L.P. 1776 Peachtree Street NW Suite 412 North Atlanta, Georgia 30309		4,564,284(2)	13.41%

Vision Opportunity Master Fund, Ltd. 20 W. 55th St. 5th Floor New York, NY 10019		3,193,550(3)	9.99%

WestPark Capital, Inc. 1900 Avenue of the Stars Suite 310 Los Angeles, California 90067		2,568,675(4)	8.00%

*	Less than one percent (1%)

(1)
Xu Rujiang is a principal shareholder and director of Shenzhen Chefu Industrial Development Co., Ltd., but does hold a significant enough interest to exercise direct or indirect voting or investment power over Long-e securities held by Shenzhen Chefu Industrial Development Co., Ltd.

(2)
Includes Series A Warrants to purchase 892,857 shares of common stock at $0.48 per share, Series B Warrants to purchase 892,857 shares of common stock at $0.60 per share, 1,785,714 shares issued upon conversion of a senior secured convertible note from Long-e concurrent with the Share Exchange, and Bridge Warrants to purchase 1,000,000 shares of common stock at $0.28 per share issued in the Bridge Financing.

(3)
Includes Series A and Series B Warrants to purchase 693,550 shares of common stock exerciseable within 60 days of the date hereof; excludes additional Series A and Series B warrants to purchase 1,556,450 shares of common stock not exerciseable within said 60-day period further to the terms thereof.

(4)
Includes warrants to purchase 393,571 shares of common stock at $0.40 issued in conjunction with the Share Exchange for advisory and placement services. Also includes Series A Warrants to purchase 312,500 shares of common stock at $0.48 per share and Series B Warrants to purchase 312,500 shares of common stock at $0.60 per share purchased by WestPark Capital Financial Services, LLC, the parent company of WestPark Capital, Inc., in the Private Placement.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Prior to the completion of the Share Exchange, Eric Thatcher served as director, Chief Executive Officer, President, and Principal Accounting Officer of the Company. Just prior to the consummation of the Share Exchange, the Company’s board of directors appointed Bu Shengfu, Jin Yushan, and Xu Rujiang, each of whom was a director of LIG, and Chen Dong and Liang Zhu to the Company’s board of directors. Mr. Thatcher then resigned as officer and director of the Company, contingent and effective upon the closing of the Share Exchange. In addition, concurrent with and effective upon the closing of the Share Exchange, the Company’s board appointed Bu Shengfu as the Company’s President and Chief Executive Officer, Xu Rujiang as its Chief Operating Officer, and Liang Zhu as its Chief Financial Officer.

For complete information regarding the Company’s new officers and directors, refer to “Executive Officers, Directors and Key Employees” under Item 5.01 above.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2006, the Company filed Articles of Amendment to effectuate a corporate name change to “Long-e International, Inc.” effective as of December 21, 2006. A copy of the Articles of Amendment are attached hereto as Exhibit 3.1.

Item 5.06  Change in Shell Company Status.

Prior to the closing of the Share Exchange, the Company was a “shell company” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As described in Items 2.01 and 5.01 of this Current Report on Form 8-K, the Registrant has provided disclosure consistent with the requirements set forth in SEC Release No. 33-8587 (July 15, 2005). Reference is made to the disclosure set forth under Items 2.01, 2.02, 3.02, 3.03, 4.01, 5.01 and 9.01 of this Current Report, which are incorporated herein by reference and provide the information that would be required if the registrant were filing a general form for registration of securities on Form 10-SB.

Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

SUMMARY FINANCIAL INFORMATION OF LONG-E INTERNATIONAL

The following gives a summary of the most recent consolidated balance sheet data of LIG as of September 30, 2006 and December 31, 2005 and the consolidated statements of operations data of LIG for the nine months ended September 30, 2006 and 2005 and the years ended December 31, 2005 and 2004.

	Nine months ended September 30, 2006 (unaudited)	Year Ended December 31, 2005	Year Ended December 31, 2004
Income Statement Summary
Revenue	$18,636,565	$13,428,321	$9,425,159
Gross Profit	$5,101,815	$3,392,470	$1,981,402
Net Income	$2,006,547	$1,032,229	$513,516

Balance Sheet Summary
Total Assets	$8,094,770	$5,773,786	$4,607,871
Total Current Liabilities	$2,515,032	$2,818,717	$2,834,133
Shareholders Equity	$4,927,818	$2,806,374	$1,773,738

This information is only a summary. You should also read the historical information, management’s discussion and analysis and related notes of Inncardio contained in its Annual Report on Form 10-KSB for the year ended December 31, 2005 and its Quarterly Report on Form 10-QSB for the period ended September 30, 2006, as filed with the SEC, which are both incorporated by reference into this document and the historical financial statements, management’s discussion and analysis and related notes for LIG contained elsewhere in this document.

The Company is providing financial and other information for informational purposes only. The information provided is not necessarily indicative of what the financial position and results of operations of the Company are or will be now that the Share Exchange is completed.

CONSOLIDATED FINANCIAL STATEMENTS OF LONG-E INTERNATIONAL

The consolidated financial statements of Long-e International Group Co., Ltd., (“LIG” for the years ended December 31, 2005 and 2004 (audited) and the nine months ended September 30, 2006 (unaudited) are provided below. You are encouraged to review the consolidated financial statements and related notes.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY

INDEX TO FINANCIAL STATEMENTS

Pages

Unaudited Consolidated Balance Sheet	2-3

Unaudited Consolidated Statements of Operations and Other Comprehensive Income	4

Unaudited Consolidated Statements of Changes in Stockholders' Equity	5

Unaudited Consolidated Statements of Cash Flows	6

Notes to Unaudited Consolidated Financial Statements	7-25

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
(Amounts expressed in U.S. Dollars)

	September 30,	December 31,
	2006	2005
	(unaudited)	(audited)
ASSETS
Current assets
Cash and cash equivalents	$1,366,329	$409,437
Prepayments	27,621	249,492
Accounts receivable, trade, net of allowance of $25,080 and $126,678, respectively	4,643,218	2,432,983
Inventories, net	370,221	927,484
Current portion of deferred note issuance costs	31,667	-
Other receivables	100,779	360,462
Due from related parties	86,315	138,999
Notes receivable from shareholders	10,000	10,000
Value-added tax recoverable	28,147	34,026

Total current assets	6,664,297	4,562,883

Deferred note issuance costs	63,333	-
Plant and equipment, net	1,367,140	1,210,903

Total assets	$8,094,770	$5,773,786

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term bank loans	$131,664	$463,633
Other short-term loans	286,083	197,269
Government loans	94,950	92,934
Accounts payable	1,105,846	1,257,825
Receipts in advance	5,944	156,169
Accrued expenses	338,415	198,672
Other payables	426,612	308,535
Income tax payable	92,078	82,179
Due to related parties	33,440	61,501

Total current liabilities	2,515,032	2,818,717

Long-term government loans	151,920	148,695
Convertible note, net of discount	349,080	-

Total non-current liabilities	501,000	148,695

Total liabilities	$3,016,032	$2,967,412

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(Amounts expressed in U.S. Dollars)

	September 30,	December 31,
	2006	2005
	(unaudited)	(audited)
Commitments and Contingencies (Note 17)

Stockholders' Equity
Common stock, $100 par, 1,000 and 50,000 shares authorized and issued	$100,000	$5,000,000
Common stock subscribed	-	(4,900,000)
Paid in capital - warrants	150,920	-
Additional paid-in capital	1,157,633	1,157,034
Statutory reserves	303,341	303,341
Accumulated other comprehensive income	147,209	32,911
Retained earnings	3,219,635	1,213,088

Total Stockholders' Equity	5,078,738	2,806,374

Total Liabilities and Stockholders' Equity	$8,094,770	$5,773,786

The accompanying notes are an integral part of these financial statements.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME
(Amounts expressed in U.S. Dollars)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenue	$8,150,358	$3,368,668	$18,636,565	$10,343,993

Cost of goods sold	(5,894,851)	(2,539,481)	(13,534,750)	(7,550,910)

Gross profit	2,255,507	829,187	5,101,815	2,793,083

Operating expenses
Research and development costs	(199,480)	(50,747)	(513,334)	(103,481)
Selling expenses	(514,372)	(375,241)	(1,369,234)	(1,034,714)
General and administrative expenses	(334,554)	(329,173)	(803,670)	(847,115)

Total operating expenses	(1,048,406)	(755,161)	(2,686,238)	(1,985,310)

Income from operations	1,207,101	74,026	2,415,577	807,773

Other income (expenses)
Sundry income	2,661	193,041	3,875	189,621
Sundry expenses	(64,275)	-	(64,275)	-
Loss on disposal of plant and equipment	(94,928)	-	(94,928)	-
Finance costs	(44,383)	(38,090)	(99,598)	(76,820)

Total other income (expenses)	(200,925)	154,951	(254,926)	112,801

Income before income taxes	1,006,176	228,977	2,160,651	920,574

Income taxes	(67,519)	(17,173)	(154,104)	(69,043)

Net income	938,657	211,804	2,006,547	851,531

Other comprehensive income
Foreign currency translation adjustment	93,834	60,944	114,298	60,944

Comprehensive income	$1,032,491	$272,748	$2,120,845	$912,475

The accompanying notes are an integral part of these financial statements.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGE IN STOCKHOLDERS' EQUITY (unaudited)
(Amounts expressed in U.S. Dollars)

							Statutory reserves
								Statutory	Accumulated
			Common	Additional	Paid-in		Statutory	common	other
	Common stock		stock	paid-in	capital-	Retained	surplus	welfare	comprehensive
	Shares	Amount	subscribed	capital	warrants	earnings	reserve	reserve	income	Total

Balance at December 31, 2005	50,000	$5,000,000	$(4,900,000)	$1,157,034	$-	$1,213,088	$202,227	$101,114	$32,911	$2,806,374

Reduction of capital (note 12)	(49,000)	(4,900,000)	4,900,000	-	-	-	-	-	-	-
Issuance of warrants (note 11)	-	-	-	-	83,102	-	-	-	-	83,102
Net income	-	-	-	-	-	2,006,547	-	-	-	2,006,547
Injection by shareholders	-	-	-	599	-	-	-	-	-	599
Effect of foreign currency translation	-	-	-	-	-	-	-	-	114,298	114,298

Balance at September 30, 2006	1,000	$100,000	$-	$1,157,633	$83,102	$3,219,635	$202,227	$101,114	$147,209	$5,010,920

The accompanying notes are an integral part of these financial statements.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts expressed in U.S. Dollars)

	Nine months ended September 30,
	2006	2005
	(unaudited)	(unaudited)
Cash flows from operating activities
Net income	$2,006,547	$851,531
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation	193,585	170,419
Loss on disposal of property, plant and equipment	94,928	-
(Increase) Decrease in assets
Due from related parties	56,199	21,244
Value-added tax recoverable	6,532	93,772
Accounts receivable, net	(2,129,862)	533,952
Other receivables	264,077	(329,558)
Prepayments	224,374	11,719
Inventories, net	569,989	18,496
(Decrease) Increase in liabilities:
Accounts payable	(176,964)	(363,070)
Receipts in advance	(151,646)	(322,754)
Accrued expenses	133,736	(113,834)
Other payables	(420,293)	23,502
Income tax payable	535,672	321,331
Due to related parties	(32,159)	54,541

Net cash provided by operating activities	1,174,715	971,291

Cash flows from investing activities
Purchase of plant and equipment	(391,267)	(603,871)
Sales proceeds from disposal of plant and equipment	253	-

Net cash used in investing activities	(391,014)	(603,871)

Cash flows from financing activities
Inception of short term loans	83,454	-
Repayment of short term loans	-	(243,360)
Inception of bank loans	-	505,711
Repayment of bank loans	(337,648)	(328,536)
Net proceeds from convertible note and warrants	405,000	-
Inception of government loans	-	255,528
Repayment of government loans	-	(243,360)
Injection by shareholders	599	399

Net cash provided by (used in) financing activities	151,405	(53,618)

Effect of foreign currency translation	21,786	16,288

Net increase in cash and cash equivalent	956,892	330,090

Cash and cash equivalent, beginning of period	409,437	392,919

Cash and cash equivalent, end of period	$1,366,329	$723,009

Supplemental disclosure information
Finance costs paid	$99,598	$76,820

Income tax paid	$-	$-

The accompanying notes are an integral part of these financial statements.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005
(Amounts expressed in U.S. Dollars unless otherwise stated)

1.	DESCRIPTION OF BUSINESS AND ORGANIZATION

Long-e International Group Co., Ltd. (the “Company”) was incorporated in the British Virgin Islands on May 23, 2006. On June 22, 2006, the Company entered into an agreement to acquire 100% of the equity of Shenzhen Agilon Science And Technology Co., Ltd. (“Agilon” or the “Subsidiary”) for a total cash consideration of $578,313 (RMB4,800,000) from the former majority shareholders of Agilon. To fund the Company’s acquisition of Agilon, these former majority shareholders agreed to provide an interest-free loan to the Company of the same amount of $578,313 (RMB4,800,000). For the purpose of this transaction, these former shareholders had established a majority ownership in the Company in May 2006. On May 23, 2006, they acquired new shares issued by the Company, and collectively established a 100% ownership in the Company (see note 12). On June 29, 2006, the Company received approval from the Economic and Trade Bureau of Shenzhen, the People’s Republic of China (the “PRC”), on the acquisition of Agilon. This transaction has been accounted for as recapitalization of Agilon with no adjustment to the historical basis of the assets and liabilities of Agilon and the operations were consolidated as though the transaction occurred as of the beginning of the first accounting period presented in these financial statements. For the purpose of presenting the financial statements on a consistent basis, the consolidated financial statements have been prepared as if the Company had been in existence since the beginning of the earliest period presented and throughout the whole periods covered by these financial statements.

Agilon was established as a domestic limited liability company on December 21, 2000 upon the issuing of a license by the Administration for Industry and Commerce in Shenzhen, the PRC with an operating period of 10 years to December 21, 2010. Upon the Company’s acquisition of 100% of the equity of Agilon in June 2006, approval was granted by the Economic and Trade Bureau of Shenzhen for Agilon to become a Wholly Foreign Owned Enterprise.

The Company is an investment holding company and has not carried on any substantive operations of its own, except for the acquisition of Agilon.

Agilon is principally engaged in research, development, production, marketing and sales of auto electronic products, which include auto security parts. All current operations and assets of Agilon are located in the PRC.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005
(Amounts expressed in U.S. Dollars unless otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of presentation

The accompanying unaudited consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America.

The unaudited consolidated financial statements should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2005 and the notes thereto.

In the opinion of the management, the unaudited consolidated financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Company as of September 30, 2006 and the results of operations for the nine months ended September 30, 2006 and 2005, respectively. Quarterly results are not necessarily indicative of full year performance because of the impact of seasonal and short-term variations.

b.	Basis of consolidation

The unaudited consolidated financial statements include the accounts of the Company and the Subsidiary (collectively the “Group”). Significant intercompany transactions have been eliminated on consolidation.

c.	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

d.	Fair values of financial instruments

The Group values its financial instruments as required by Statement of Financial Accounting Standard (SFAS) No. 107, “Disclosures about Fair Value of Financial Instruments”. The estimated fair value amounts have been determined by the Group, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Group could realize in a current market exchange.

The Group’s financial instruments primarily consist of cash, accounts receivable, other receivables, accounts payable, receipt in advance, accrued expenses, other payables, bank loans, short term loans, government loans, and short-term related party loans.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented due to the short maturities of these instruments and that the interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective period ends.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005
(Amounts expressed in U.S. Dollars unless otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

e.	Cash and cash equivalents

Cash and cash equivalents includes cash on hand, demand deposits with banks and liquid investments with an original maturity of three months or less.

f.	Accounts and other receivables

Accounts receivables are recognized and carried at original invoiced amount less an allowance for uncollectible accounts, as needed.

The Group uses the aging method to estimate the valuation allowance for anticipated uncollectible receivable balances. Under the aging method, bad debts percentages determined by management based on historical experience as well as current economic climate are applied to customers’ balances categorized by the number of months the underlying invoices have remained outstanding. The valuation allowance balance is adjusted to the amount computed as a result of the aging method. When facts subsequently become available to indicate that the amount provided as the allowance was incorrect, an adjustment which classified as a change in estimate is made. Accounts receivables were net of allowances of $25,080 and $126,678, respectively, as of September 30, 2006 and December 31, 2005.

g.	Inventories

Inventories are stated at the lower of cost, as determined on a first-in, first-out basis, or market. Costs of inventories include purchase and related costs incurred in bringing the products to their present location and condition. Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions. The management will write down the inventories to market value if it is below cost. The management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

h.	Plant and equipment

Plant and equipment are initially recognized recorded at cost. Gains or losses on disposals are reflected as gain or loss in the period of disposal. The cost of improvements that extend the life of plant and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repairs and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets: 8 years for plant and machinery; 10 years for leasehold improvements; 5 years for office equipment; and 5 years for motor vehicles.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005
(Amounts expressed in U.S. Dollars unless otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

i.	Impairment of long-lived assets

The Group accounts for impairment of plant and equipment and amortizable intangible assets in accordance with SFAS No. 144, “Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of”, which requires the Group to evaluate a long-lived asset for recoverability when there is event or circumstance that indicate the carrying value of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value.

j.	Comprehensive income

SFAS No.130, “Reporting Comprehensive Income”, requires disclosure of all components of comprehensive income and loss on an annual and interim basis. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The Group had comprehensive income of $147,209 and $60,944 for the nine-month periods ended September 30, 2006 and 2005, respectively. The comprehensive income arose from the changes in foreign currency exchange rates.

k.	Segment information

SFAS No.131, “Disclosures about Segments of an Enterprise and Related Information”, requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. The Group believes that it operates in one business segment - research, development, production, marketing and sales of auto electronic products, and in one geographical segment - China, as all of the Group’s current operations are carried out in China.

l.	Revenue recognition

Revenues of the Group include sales of auto electronic products. Sales are recognized when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable, and collectibility is reasonably assured. Sales are presented net of value added tax (VAT). No return allowance is made as products returns are insignificant based on historical experience.

m.	Government grants

Grants from the government are recognized at their fair value where there is a reasonable assurance that the grant will be received and the Group will comply with all attached conditions.

Government grants are recognized as revenues or gains in the period received and as assets, decreases of liabilities, or expenses depending on the form of the grants received.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005
(Amounts expressed in U.S. Dollars unless otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

n.	Research and development costs

Research and development costs are expensed to operations as incurred. During the nine-month periods ended September 30, 2006 and 2005, a total of $513,334 and $103,481, respectively, of salaries were incurred for research and development purposes which had been expensed in the accompanying statements of operations.

o.	Income taxes

The Group accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Group is able to realize their benefits, or that future deductibility is uncertain.

p.	Foreign currency translation

The Company uses the United States dollars (“U.S. dollars” or “US$”) for financial reporting purposes. The Company’s subsidiary maintains its books and records in its functional currency, Chinese Renminbi (“RMB”), being the primary currency of the economic environment in which their operations are conducted. In general, the Group translates its assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income is translated at average exchange rates during the reporting period. Adjustments resulting from the translation of the Group’s financial statements are recorded as accumulated other comprehensive income.

Until July 21, 2005, RMB had been pegged to US$ at the rate of RMB8.30: US$1.00. On July 21, 2005, the PRC government reformed the exchange rate system into a managed floating exchange rate system based on market supply and demand with reference to a basket of currencies. In addition, the exchange rate of RMB to US$ was adjusted to RMB8.11: US$1.00 as of July 21, 2005. The People’s Bank of China announces the closing price of a foreign currency such as US$ traded against RMB in the inter-bank foreign exchange market after the closing of the market on each working day, which will become the unified exchange rate for the trading against RMB on the following working day. The daily trading price of US$ against RMB in the inter-bank foreign exchange market is allowed to float within a band of ±0.3% around the unified exchange rate published by the People’s Bank of China. This quotation of exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the Bank of China or other institutions required submitting a payment application form together with invoices, shipping documents and signed contracts.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005
(Amounts expressed in U.S. Dollars unless otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

p.	Foreign currency translation (Continued)

The exchange rates used to translate amounts in RMB into U.S. Dollars for the purposes of preparing the consolidated financial statements were as follows:

	September 30, 2006	December 31, 2005	September 30, 2005
Balance sheet items, except for the registered and paid-up capital, as of end of period/year	US$0.1266:RMB1	US$0.124:RMB1	US$0.1238:RMB1

Amounts included in the statements of operations, statements of changes in stockholders’ equity and statements of cash flows for the period/ year ended	US$0.12498:RMB1	US$0.122:RMB1	US$0.12168:RMB1

No representation is made that RMB amounts have been, or would be, converted into US$ at the above rates.

q.	Related parties

Parties are considered to be related to the Group if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Group. Related parties also include principal owners of the Group, its management, members of the immediate families of principal owners of the Group and its management and other parties with which the Group may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005
(Amounts expressed in U.S. Dollars unless otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

r.	Recently issued accounting pronouncements

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAF No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006. The Company’s management has not evaluated the impact of this pronouncement on the Company’s financial statements.

In March 2006 FASB issued SFAS 156 “Accounting for Servicing of Financial Assets” this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

• Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

• Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

• Permits an entity to choose 'Amortization method' or ‘Fair value measurement method’ for each class of separately recognized servicing assets and servicing liabilities.

At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

• Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. An entity should adopt this Statement as of the beginning of its first fiscal year that begins after September 15, 2006.

The Company’s management believes that this statement will not have a significant impact on the Company’s financial statements.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005
(Amounts expressed in U.S. Dollars unless otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

r.	Recently issued accounting pronouncements (Continued)

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109” (“FIN 48”) which prescribes a recognition threshold and measurement attribute, as well as criteria for subsequently recognizing, derecognizing and measuring uncertain tax positions for financial statement purposes. FIN 48 also requires expanded disclosure with respect to the uncertainty in income tax assets and liabilities. FIN 48 is effective for fiscal years beginning after December 15, 2006, which will be the Company’s fiscal 2008, and is required to be recognized as a change in accounting principle through a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption. The adoption of FIN 48 is not expected to have a material impact on the Company’s consolidated results of operations or financial position.

In June 2006, the Financial Accounting Standards Board (“FASB”) ratified the provisions of Emerging Issues Task Force (“EITF”) Issue No. 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation).” EITF Issue No. 06-3 requires that the presentation of taxes within revenue-producing transactions between a seller and a customer, including but not limited to sales, use, value added, and some excise taxes, should be on either a gross (included in revenue and cost) or a net (excluded from revenue) basis. In addition, for any such taxes that are reported on a gross basis, a company should disclose the amounts of those taxes in interim and annual financial statements for each period for which an income statement is presented if those amounts are significant. The disclosure of those taxes can be done on an aggregate basis. EITF Issue No. 06-3 is effective for fiscal years beginning after December 15, 2006, which will be the Company’s fiscal 2008. The adoption of EITF Issue No. 06-3 is not expected to have a material impact on the Company’s consolidated results of operations or financial position.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No.108 (“SAB No. 108”), “Considering the Effects of Prior Year Misstatements when Quantifying Current Year Misstatements”. SAB No. 108 requires analysis of misstatements using both an income statement (rollover) approach and a balance sheet (iron curtain) approach in assessing materiality and provides for a one-time cumulative effect transition adjustment. SAB No. 108 is effective for the fiscal year beginning November 15, 2006. The Company is reviewing SAB No. 108 to determine what effect, if any, its adoption will have on the Company’s financial statement presentation and disclosures.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157 (“SFAS 157”), “Fair Value Measurements”, which is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. The Company is reviewing SFAS No. 157 to determine what effect, if any, its adoption will have on the Company’s financial statement presentation and disclosures.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005
(Amounts expressed in U.S. Dollars unless otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

r.	Recently issued accounting pronouncements (Continued)

In September 2006, FASB issued Statement of Financial Accounting Standards No. 158 (“SFAS 158”), “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132 (R)”, which is effective for fiscal years beginning after December 15, 2006. SFAS 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. SFAS 158 also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The Company is reviewing SFAS No. 158 to determine what effect, if any, its adoption will have on the Company’s financial statement presentation and disclosures.

3.	CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially expose the Group to concentrations of credit risk, consist of cash, accounts and other receivables as of September 30, 2006 and December 31, 2005. The Group performs ongoing evaluations of its cash position and credit evaluations to ensure collections and minimize losses.

As of September 30, 2006 and December 31, 2005, the Group’s bank deposits were all placed with banks in the PRC where there is currently no rule or regulation in place for obligatory insurance to cover bank deposits in the event of bank failure.

For the nine-month periods ended September 30, 2006 and 2005, approximately 85% and 72%, respectively, of the Group’s sales were made to customers located in the PRC. In addition, approximately 66% and 36% of accounts receivables as of September 30, 2006 and December 31, 2005 respectively also arose from customers located in the PRC.

Other than the largest customer who accounted for approximately 12% of the Group’s total revenue for both nine-month periods ended September 30, 2006 and 2005, no single external customer exceeded 10% of the Group’s total revenue for the nine-month periods ended September 30, 2006 and 2005.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005
(Amounts expressed in U.S. Dollars unless otherwise stated)

4.	INVENTORIES

Inventories consist of the following:

	September 30,	December 31,
	2006	2005
	(unaudited)	(audited)

Raw materials and packing materials	$606,397	$1,172,058
Finished goods	95,390	81,314
Consumables	5,824	5,702

	707,611	1,259,074
Less: Allowance for obsolescence	(337,390)	(331,590)

Total	$370,221	$927,484

5.	OTHER RECEIVABLES

Other receivables consist of the following:
	September 30,	December 31,
	2006	2005
	(unaudited)	(audited)

Non-interest bearing, unsecured receivables	$63,579	$330,879
Cash advances to staff and salespersons for normal business purposes	36,901	28,665
Others	299	918

	$100,779	$360,462

6.	NOTES RECEIVABLE FROM SHAREHOLDERS

Notes receivable represented notes totaling $10,000 receivable from Mr. Liu Jingjun and Mr. Xu Jiafa, which remain outstanding, as valid consideration received in exchange of certain shares issued on May 23, 2006, as further described in note 12.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005
(Amounts expressed in U.S. Dollars unless otherwise stated)

7.	PLANT AND EQUIPMENT

Plant and equipment consist of the following:
	September 30,	December 31,
	2006	2005
	(unaudited)	(audited)

Plant and machinery	$831,011	$1,142,550
Leasehold improvements	169,583	142,289
Office equipment	794,557	403,924
Motor vehicles	66,816	63,587

	1,861,967	1,752,350
Less: Accumulated depreciation	(494,827)	(541,447)

	$1,367,140	$1,210,903

All motor vehicles are pledged to a bank as security against a bank loan. See note 8. Accumulated depreciation of such motor vehicles amounted to $44,004 and $33,260 as September 30, 2006 and December 31, 2005, respectively.

During the nine-month period ended September 30, 2006, plant and machinery with net book value of $95,181 (cost $362,023 and accumulated depreciation $266,842) had been sold for $253. The loss on disposal of property, plant and equipment were $94,928 and $nil for the nine-month periods ended September 30, 2006 and 2005, respectively.

The depreciation expense was $193,585 and $170,419 for the nine-month periods ended September 30, 2006 and 2005, respectively.

8.	SHORT-TERM BANK LOANS

Short-term bank loans consist of the following:
	September 30,	December 31,
	2006	2005
	(unaudited)	(audited)
6.138% Bank loan, due by installments up to February 11, 2006	$-	$12,591
6.138% Bank loan, due by installments up to June 29, 2007 (a)	131,664	203,217
7.254% Bank loan, due in one lump sum on March 1, 2006	-	24,782
7.254% Bank loan, due in one lump sum on March 1, 2006	-	223,043

Total short-term bank loans	$131,664	$463,633

(a) The bank loan was secured by the Group’s motor vehicles. See note 7.

Interest expenses for the nine-month periods ended September 30, 2006 and 2005 amounted to $50,217 and $56,119, respectively.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005
(Amounts expressed in U.S. Dollars unless otherwise stated)

9.	OTHER SHORT-TERM LOAN

Other short-term loan is interest-free, unsecured and without fixed repayment term.

10.	GOVERNMENT LOANS

Government loans consist of the following:
	September 30,	December 31,
	2006	2005
	(unaudited)	(audited)
Interest-free, unsecured government loans, due in one lump sum in February 2005 (a)	$94,950	$92,934
Interest-free, secured government loan, due in one lump sum on January 21, 2007 (b)	151,920	148,695

Total government loans	246,870	241,629
Less: current maturities	(94,950)	(92,934)

Long-term government loans	$151,920	$148,695

(a)
The Group defaulted on the lump-sum payment of this government loan, which was past due in February 2005. The Group has repaid only $26,882 out of the original sum of $120,482. The lending government bureau has not called in the loan, nor has it taken any proceedings in this regard. Management expects that the Group will settle the loan shortly and the government bureau will not impose any overdue interest or penalty. See note 17(c).

(b)	These government loans are secured by a corporate guarantee given by a stockholder.

All of the government loans were granted by local government bureaus in the PRC for the purposes of funding the Group’s new product development projects.

11.	CONVERTIBLE NOTE AND COMMON STOCK WARRANTS

Convertible note

On September 22, 2006, the Company entered into a Note and Warrant Purchase Agreement, (the “Note Agreement”) pursuant to which it issued a US$500,000 three-year 10% secured convertible promissory note (“the Note”) to an institutional “accredited investor” in the United States (the “Noteholder”), as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Note was issued in a form of bridge loan, through which the Company intends to merge with a publicly traded shell (the “Reverse Merger”) and raise additional funds surrounding the Reverse Merger. The Note and its underlying shares were privately placed pursuant to an exemption from registration under the Securities Act.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005
(Amounts expressed in U.S. Dollars unless otherwise stated)

11.	CONVERTIBLE NOTE AND COMMON STOCK WARRANTS (Continued)

The 10% interest due on the Note is paid quarterly in US dollars. The principal amount of the Note and any unpaid accrued interest may be converted, at the option of the Noteholder, in whole or in part, into securities issued in the Next Equity Financing or shares of the Company’s common stock (a) upon the closing of the next sale of the Company’s common shares further to which the Company completes the Reverse Merger (“Next Equity Financing”), (b) upon the occurrence of certain corporate transactions or events, or (c) at maturity, at a conversion price (“Conversion Price”) equal to (i) 70% of the price of the securities offered or exchanged in the Next Equity Financing or the price to be paid by investors if the pricing terms thereof have been agreed in a term sheet or definitive agreement, or stated in a pricing notice provided by the Company no later than December 31, 2006, or (ii) US$0.33 if such pricing notice has not been provided by December 31, 2006.

Legal fees and commission incurred in connection with the issuance of the Note are classified as deferred costs and amortized using the straight-line method over the term of the Note.

The Note is secured by the Company’s assets pursuant to a related Security Agreement.

Common stock warrants

Pursuant to the Note Agreement, on September 25, 2006, the Company issued to the Noteholder detachable and transferable five-year warrants (“Warrants”) to purchase such number of equity securities issued in the Next Equity Financing or shares of the Company’s common stock as calculated based on 50% of the principal amount of the Note with reference to the time during which the Note remains outstanding after the date of the Note Agreement. The warrants are exercisable, in whole or in part, at any time prior to September 25, 2011 at the Conversion Price.

The Company accounts for the Note and the Warrants following the guidance provided in Emerging Issues Task Force (“EITF”) Issue No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments”, and allocated the proceeds from the Note Agreement to the Note and the detachable Warrants on a relative fair value basis. Following the Model of EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the estimated fair value of the Warrants, that are considered freestanding instruments, is recorded as a discount to the face value of the Note and classified as paid-in capital. In accordance with EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, the embedded beneficial conversion option within the Note is not recognized until the occurrence of the Next Equity Financing.

See also note 18.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005
(Amounts expressed in U.S. Dollars unless otherwise stated)

12.	SHARE CAPITAL

The Company was incorporated on May 23, 2006 with an authorized capital of $5,000,000, divided into 50,000 shares of par $100 each. On the same day, all of the 50,000 shares were issued at par $100. In this relation, the Company accepted promissory notes with an aggregate principal balance of $5,000,000 (“Notes”) as payment for the aggregate of 50,000 shares issued on May 23, 2006. The Notes had remained unpaid, subject to cancellation, forfeiture or other extinguishment, until on July 14, 2006, the Company received aggregate payment of $90,000 on the Notes, leaving an outstanding balance of $4,910,000.

Subsequently, pursuant to the joint resolutions of the members and board of directors of the Company dated August 28, 2006, the members and directors resolved, among others:

(i)
to continue to recognize the Notes totaling $10,000 receivable from Mr. Liu Jingjun and Mr. Xu Jiafa, which remain outstanding, as valid consideration received in exchange of certain shares issued on May 23, 2006;

(ii)	to extinguish $4,900,000 of the remaining debt outstanding under the Notes and, concurrently, cancel an aggregate of 49,000 shares outstanding.

As a result of the above capital restructuring on August 28, 2006, the issued capital of the Company reduced from $5,000,000 to $100,000. See note 6.

13.	STATUTORY RESERVES

As stipulated by the PRC’s Company Law and as provided in the Subsidiary’s Articles of Association, the Subsidiary’s net income after taxation can only be distributed as dividends after appropriation has been made for the following:

(i)	Making up of cumulative prior years’ losses, if any;

(ii)
Allocations to the “Statutory surplus reserve” of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Subsidiary's registered capital, which is restricted for set off against losses, expansion of production and operation or increase in registered capital;

(iii)
Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Subsidiary's “Statutory common welfare reserve”, which is restricted for capital expenditure for the collective benefits of the Subsidiary's employees; and

(iv)	Allocations to the discretionary surplus reserve, if approved in the shareholders’ general meeting.

At the end of each financial year, the Subsidiary appropriates 10% and 5% of its net income to statutory surplus reserve and statutory common welfare reserve, respectively at year end.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005
(Amounts expressed in U.S. Dollars unless otherwise stated)

14.	INCOME TAXES

The Company being registered in the British Virgin Islands is not subject to any income tax and conducts all of its business through the Subsidiary.

Being a manufacturing enterprise established in Shenzhen, the PRC, the Subsidiary is entitled to a preferential Enterprise Income Tax (”EIT”) rate of 15%. The Subsidiary is also entitled to an EIT holiday whereby it is to be exempted from EIT for the first two profit reporting years and a 50% reduction on the EIT rate for the following three consecutive years. It is considered that the Subsidiary’s EIT holiday commenced from year 2003.

The provision for taxes on earnings consisted of:

	Nine months ended September 30,
	2006	2005
	(unaudited)	(unaudited)
Current income tax expenses:
PRC Enterprise Income Tax	$154,104	69,043

A reconciliation between the income tax computed at the U.S. statutory rate and the Group’s provision for income tax is as follows:

	Nine months ended September 30,
	2006	2005

U.S. statutory rate	34%	34%
Foreign income not recognized in the U.S.	(34%)	(34%)
PRC preferential Enterprise Income Tax rate	15%	15%
Tax holiday and relief granted to the Subsidiary	(7.5%)	(7.5%)
Other	(0.4%)	-

Provision for income tax	7.1%	7.5%

No significant deferred tax liabilities or assets existed as of either September 30, 2006 or December 31, 2005.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005
(Amounts expressed in U.S. Dollars unless otherwise stated)

15.	RELATED PARTY TRANSACTIONS AND ARRANGEMENTS

(a)	Balances with related parties

In addition to the transactions detailed elsewhere in these financial statements, the Group had the following balances with related parties.

	September 30,	December 31,
	2006	2005
	(unaudited)	(audited)
Due from related parties:
Mr. Chu Jian, a director	$4,777	$41,849
Mr. Yin Zhong Jun, a stockholder	7,835	58,622
Mr. Xu Jia Fa, a stockholder	31,277	4,086
Mr. Jin Yu Shan, a stockholder	13,500	7,230
Mr. Liu Jing Yun, a stockholder	7,120	6,408
Mr. Li Hua Min, a stockholder	3,229	4,500
Shenzhen Chefu Industrial & Development Co., Ltd., a stockholder	18,577	16,304

Due from related parties	$86,315	$138,999

Due to related parties:
Mr. Bu Sheng Fu, Chief Executive Officer	$7,156	$61,501
Mr. Wang Qing, a stockholder of Shenzhen Chefu Industrial & Development Co., Ltd.	94	-
Ms. Li Xiang Dong, a stockholder of Shenzhen Chefu Industrial & Development Co., Ltd.	26,190	-

Due to related parties	$33,440	$61,501

The balances with the related parties represented advances to or loans from the respective related parties. These balances were interest-free and unsecured. Subsequent to September 30, 2006, these amounts have all been received or repaid. See note 18(a).

(b)	Other transactions

On June 22, 2006, the Company entered into an agreement to acquire 100% of the equity of Agilon for a total cash consideration of $578,313 (RMB4,800,000) from the former majority shareholders of Agilon. To fund the Company’s acquisition of Agilon, those former majority shareholders agreed to provide an interest-free loan to the Company of the same amount of $578,313 (RMB4,800,000). For the purpose of this transaction, on May 23, 2006, those former majority shareholders of Agilon also acquired new shares issued by the Company, and collectively established a 100% ownership immediately after these shares were issued. See also note 1.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005
(Amounts expressed in U.S. Dollars unless otherwise stated)

16.	CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Group’s operations are all carried out in the PRC. Accordingly, the Group’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC’s economy.

The Group’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Group’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

17.	COMMITMENTS AND CONTINGENCIES

(a)	Operating lease commitments

The Group has entered into tenancy agreements for the lease of factory premises and staff quarters. The Group’s commitments for minimum lease payments under these non-cancelable operating leases for the next five years and thereafter are as follows:

Year ending September 30,
2007	$246,258
2008	217,246
2009 and thereafter	217,246

Total	$680,750

Total rental expense for the nine-month periods ended September 30, 2006 and 2005 amounted to $367,305 and $336,660, respectively.

(b)	Social insurances of the Subsidiary’s employees

According to the prevailing laws and regulations of the PRC, the Subsidiary is required to cover its employees with medical, retirement and unemployment insurance programs. Management believes that due to the transient nature of its employees, the Subsidiary does not need to provide all employees with such social insurances, and has paid the social insurances for the Subsidiary’s employees who have completed three months’ continuous employment with the Subsidiary.

In the event that any current or former employee files a complaint with the PRC government, the Subsidiary may be subject to making up the social insurances as well as administrative fines. As the Group believes that these fines would not be material, no provision has been made in this regard.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005
(Amounts expressed in U.S. Dollars unless otherwise stated)

17.	COMMITMENTS AND CONTINGENCIES (Continued)

(c)	Default on a government loan

To promote new and advanced technology development, the Shenzhen Bureau of Science Technology and Information offers eligible business enterprises interest-free loans for research and development purposes. The Subsidiary qualifies and has obtained certain government loans for its new product development projects. However, the Subsidiary defaulted on the lump sum payment of a government loan which amounted to $92,934 as of December 31, 2005 and was past due in February 2005. The lending government bureau has not called in the loan, nor has it taken any proceedings in this regard. As management expects that the Subsidiary will settle the loan shortly and the government bureau will not impose any overdue interest or penalty, no provision has been made in this regard. See note 10.

(d)	Other

The tax authority of the PRC Government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises had completed their relevant tax filings, hence the Subsidiary’s tax filings may not be finalized. It is therefore uncertain as to whether the PRC tax authority may take different views about the Subsidiary’s tax filings which may lead to additional tax liabilities.

18.	SUBSEQUENT EVENTS

(a)	Settlement of related party balances

Subsequent to September 30, 2006, all of the amounts receivable from and payable to related parties as set out in note 15(a) have been received or repaid.

(b)	Reverse merger

On November 30, 2006, the Company together with all its shareholders entered into a share exchange agreement (the “Exchange Agreement”) with Inncardio, Inc. (“Inncardio”), a Utah corporation, pursuant to which Inncardio will issue 20,606,200 shares of its common stock to the Company’s shareholders and/or their designees in exchange for 100% of the issued and outstanding equity interests of the Company (the “Share Exchange”). Inncardio also agreed to cancel 35,000 shares of common stock prior to the closing of the Share Exchange and to convert $325,304 of outstanding debt into 5,312,121 shares of common stock concurrent with the closing of the Share Exchange.

The consummation of the Share Exchange is subject to certain conditions, including, but not limited to, the closing of a private placement of Inncardio’s securities with proceeds of no less than $1.5 million (“Private Placement Offering”) and the Company’s receipt of all regulatory approvals required, if any, from the Ministry of Commerce of the People’s Republic of China, the China Securities Regulatory Commission, the State Administration of Foreign Exchange, or any other Chinese governmental agency regulating the ownership of business operations in China by non-Chinese nationals and/or the ownership of offshore companies doing business in China by Chinese nationals.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005
(Amounts expressed in U.S. Dollars unless otherwise stated)

18.	SUBSEQUENT EVENTS (Continued)

(b)	Reverse merger (Continued)

In addition, under the terms of the Exchange Agreement and as a result of the transactions contemplated by the Exchange Agreement, it is expected that Inncardio will assume the Company’s outstanding secured convertible note and related warrants to purchase up to 1,000,000 restricted shares of Inncardio’s common stock and will issue up to 1,785,714 restricted shares of Inncardio’s common stock upon conversion of the principal of the secured convertible note (“Bridge Conversion”). The secured convertible note and warrants are further described in note 11.

Immediately following the closing of the Share Exchange and the Private Placement Offering (assuming the sale of the maximum number of shares), and the Bridge Conversion, Inncardio will have approximately 31,259,714 shares of common stock issued and outstanding; the Company’s shareholders will own approximately 65.9% of Inncardio’s outstanding common stock.

The Share Exchange will result in a change-in-control of Inncardio by the Company and its shareholders and the assumption of the Company’s operations and liabilities, including those of Agilon (see note 1). In connection with the change-in-control, the Board of Directors and management of Long-e will become the Board of Directors and management of the Company.

In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, upon closing of the Share Exchange, Inncardio (the legal acquirer) will be considered the accounting acquiree and the Company (the legal acquiree) will be considered the accounting acquirer. The consolidated financial statements of the combined entity will in substance be those of the Company, with the assets and liabilities, and revenues and expenses, of Inncardio being included effective from the date of consummation of the Share Exchange. Inncardio will be deemed to be a continuation of the business of the Company. The outstanding stock of Inncardio prior to the Share Exchange will be accounted for at their net book value and no goodwill will be recognized.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

Report of Independent Registered Public Accounting Firm

TO THE STOCKHOLDERS AND BOARD OF DIRECTORS OF LONG-E INTERNATIONAL GROUP CO., LTD.

We have audited the accompanying consolidated balance sheets of Long-e International Group Co., Ltd. ("the Company") as of December 31, 2004 and 2005 and the related consolidated statements of income and other comprehensive income, cash flows, and stockholders' equity for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of the Company's internal controls over financial reporting. Our audit included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate under the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal controls over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial positions of Long-e International Group Co., Ltd. as of December 31, 2004 and 2005 and the results of its consolidated operations and cash flows for each of the two years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

GC ALLIANCE LIMITED
Certified Public Accountants

Hong Kong
September 12, 2006

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Amounts expressed in U.S. Dollars)
	December 31,
	2005	2004
ASSETS
Current assets
Cash and cash equivalents	$409,437	$392,919
Prepayments	249,492	216,450
Accounts receivable, trade, net of allowance of
$126,678 and $333,050, respectively	2,432,983	1,844,157
Inventories, net	927,484	954,075
Other receivables	360,462	92,470
Due from related parties	138,999	125,660
Notes receivable from shareholders	10,000	10,000
Value-added tax recoverable	34,026	147,876
Total current assets	4,562,883	3,783,607
Plant and equipment, net	1,210,903	824,264
Total assets	$5,773,786	$4,607,871

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term bank loans	$463,633	$325,301
Other short-term loans	197,269	432,771
Government loans	92,934	240,964
Accounts payable	1,257,825	1,176,925
Receipts in advance	156,169	319,576
Accrued expenses	198,672	293,504
Other payables	308,535	45,092
Income tax payable	82,179	-
Due to related parties	61,501	-
Total current liabilities	2,818,717	2,834,133
Long-term government loans	148,695	-
Total liabilities	2,967,412	2,834,133

Commitments and Contingencies (Note 16)

Stockholders' Equity
Common stock, $100 par, 50,000 shares authorized and issued	5,000,000	5,000,000
Common stock subscribed	(4,900,000)	(4,900,000)
Additional paid-in capital	1,157,034	1,156,627
Statutory reserves	303,341	153,444
Accumulated other comprehensive income	32,911	-
Retained earnings	1,213,088	363,667
Total Stockholders' Equity	2,806,374	1,773,738
Total Liabilities and Stockholders' Equity	$5,773,786	$4,607,871

The accompanying notes are an integral part of these financial statements.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
(Amounts expressed in U.S. Dollars)

	Year ended December 31,
	2005	2004

Revenue	$13,428,231	$9,425,159
Cost of goods sold	(10,035,761)	(7,443,757)
Gross profit	3,392,470	1,981,402

Operating expenses
Research and development cost	(102,378)	(9,867)
Selling expenses	(1,086,756)	(554,124)
General and administrative expenses	(1,162,966)	(840,275)
Total operating expenses	(2,352,100)	(1,404,266)

Income from operations	1,040,370	577,136

Other income (expenses)
Government grants	134,920	18,335
Sundry income	10,891	7,863
Finance costs	(105,837)	(89,818)
Total other income (expenses)	39,974	(63,620)
Income before income taxes	1,080,344	513,516
Income taxes	(81,026)	-
Net income	999,318	513,516

Other comprehensive income
Foreign currency translation adjustment	32,911	-
Comprehensive income	$1,032,229	$513,516

The accompanying notes are an integral part of these financial statements.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGE IN STOCKHOLDERS' EQUITY
(Amounts expressed in U.S. Dollars)

						Statutory reserves
	Common stock		Common Stock	Additional paid-in	(Accumulated losses)/Retained	Statutory surplus	Statutory common welfare	Accumulated other comprehensive
	Shares	Amount	Subscribed	capital	earnings	reserve	reserve	income	Total
Balance at January 1, 2004	50,000	$5,000,000	$(4,900,000)	$1,156,627	$(72,821)	$50,944	$25,472	$-	$1,260,222
Net income	-	-	-	-	513,516	-	-	-	513,516
Transfer to statutory reserves	-	-	-	-	(77,028)	51,352	25,676	-	-
Balance at December 31, 2004	50,000	5,000,000	(4,900,000)	1,156,627	363,667	102,296	51,148	-	1,773,738
Net income	-	-	-	-	999,318	-	-	-	999,318
Contribution by stockholder	-	-	-	407	-	-	-	-	407
Transfer to statutory reserves	-	-	-	-	(149,897)	99,931	49,966	-	-
Effect of foreign currency translation	-	-	-	-	-	-	-	32,911	32,911
Balance at December 31, 2005	50,000	$5,000,000	$(4,900,000)	$1,157,034	$1,213,088	$202,227	$101,114	$32,911	$2,806,374

The accompanying notes are an integral part of these financial statements.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts expressed in U.S. Dollars)

	Year ended December 31,
	2005	2004
Cash flows from operating activities
Net income	$999,318	$513,516
Adjustments to reconcile net income to net cash provided by (used in) operating activities: Depreciation	231,390	148,926
(Increase) Decrease in assets
Due from related parties	(13,339)	(31,472)
Value-added tax recoverable	113,850	8,060
Accounts receivable, net	(588,826)	(98,421)
Other receivables	(267,992)	(2,735)
Prepayments	(33,042)	539,391
Inventories, net	26,591	(363,735)
Bills receivable	-	24,096
(Decrease) Increase in liabilities:
Accounts payable	80,900	(280,983)
Receipts in advance	(163,407)	(571,268)
Accrued expenses	(94,832)	79,778
Other payables	263,443	(16,611)
Income tax payable	82,179	-
Bills payable	-	(8,669)
Due to related parties	61,501	(9,423)
Net cash provided by (used in) operating activities	697,734	(69,550)
Cash flows from investing activities
Purchase of plant and equipment	(618,029)	(399,918)
Net cash used in investing activities	(618,029)	(399,918)
Cash flows from financing activities
Inception of bank loan	463,633	325,301
Repayment of bank loan	(325,301)	-
Inception of non-interest bearing loans	-	172,530
Repayment of interest bearing loans	(240,964)	-
Repayment of government loans	(148,030)	-
Inception of government loans	148,695	-
Injection of additional paid-in capital	407	-
Net cash (used in) provided by financing activities	(101,560)	497,831
Effect of foreign currency translation	38,373	-
Net increase in cash and cash equivalents	16,518	28,363
Cash and cash equivalents, beginning of year	392,919	364,556
Cash and cash equivalents, end of year	$409,437	$392,919
Supplemental disclosure information
Finance costs paid	$105,837	$89,818
Income tax paid	$-	$-

The accompanying notes are an integral part of these financial statements.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Amounts expressed in U.S. Dollars unless otherwise stated)

1.	DESCRIPTION OF BUSINESS AND ORGANIZATION

Long-e International Group Co., Ltd. (the "Company") was incorporated in the British Virgin Islands on May 23, 2006. On June 22, 2006, the Company entered into an agreement to acquire 100% of the equity of Shenzhen Agilon Science And Technology Co., Ltd. ("Agilon" or the "Subsidiary") for a total cash consideration of $578,313 (RMB4,800,000) from the former majority shareholders of Agilon. To fund the Company's acquisition of Agilon, those former majority shareholders agreed to provide an interest-free loan to the Company of the same amount of $578,313 (RMB4,800,000). For the purpose of this transaction, these former shareholders had established a majority ownership in the Company in May 2006. On May 23, 2006, they acquired new shares issued by the Company, and collectively established a 100% ownership in the Company (see notes 11 and 17). On June 29, 2006, the Company received approval from the Economic and Trade Bureau of Shenzhen, the People's Republic of China (the "PRC"), on the Company's acquisition of Agilon. This transaction has been accounted for as recapitalization of Agilon with no adjustment to the historical basis of the assets and liabilities of Agilon and the operations were consolidated as though the transaction occurred as of the beginning of the first accounting period presented in these financial statements. For the purpose of presenting the financial statements on a consistent basis, the consolidated financial statements have been prepared as if the Company had been in existence since the beginning of the earliest period presented and throughout the whole periods covered by these financial statements

Agilon was established as a domestic limited liability company on December 21, 2000 upon the issuing of a license by the Administration for Industry and Commerce in Shenzhen, the PRC with an operating period of 10 years to December 21, 2010. Upon the Company's acquisition of 100% of the equity of Agilon in June 2006, approval was granted by the Economic and Trade Bureau of Shenzhen for Agilon to become a Wholly Foreign Owned Enterprise.

The Company is an investment holding company and has not carried on any substantive operations of its own, except for the acquisition of Agilon.

Agilon is principally engaged in research, development, production, marketing and sales of auto electronic products, which include auto security parts. All current operations and assets of Agilon are located in the PRC.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of presentation

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

b.	Basis of consolidation

The consolidated financial statements include the accounts of the Company and the Subsidiary (collectively the "Group"). Significant intercompany transactions and balances are eliminated on consolidation.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Amounts expressed in U.S. Dollars unless otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

c.	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

d.	Fair values of financial instruments

The Group values its financial instruments as required by Statement of Financial Accounting Standard (SFAS) No. 107, "Disclosures about Fair Value of Financial Instruments". The estimated fair value amounts have been determined by the Group, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Group could realize in a current market exchange.

The Group's financial instruments primarily consist of cash, accounts receivable, other receivables, accounts payable, receipt in advance, accrued expenses, other payables, bank loans, short term loans, government loans, and short-term related party loans.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented due to the short maturities of these instruments and that the interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective year ends.

e.	Cash and cash equivalents

Cash and cash equivalents includes cash on hand, demand deposits with banks and liquid investments with an original maturity of three months or less.

f.	Accounts and other receivables

Accounts receivables are recognized and carried at original invoiced amount less an allowance for uncollectible accounts, as needed.

The Group uses the aging method to estimate the valuation allowance for anticipated uncollectible receivable balances. Under the aging method, bad debts percentages determined by management based on historical experience as well as current economic climate are applied to customers' balances categorized by the number of months the underlying invoices have remained outstanding. The valuation allowance balance is adjusted to the amount computed as a result of the aging method. When facts subsequently become available to indicate that the amount provided as the allowance was incorrect, an adjustment which classified as a change in estimate is made. Accounts receivables were net of allowances of $126,678 and $333,050, respectively, as of December 31, 2005 and 2004.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Amounts expressed in U.S. Dollars unless otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

g.	Inventories
Inventories are stated at the lower of cost, as determined on a first-in, first-out basis, or market. Costs of inventories include purchase and related costs incurred in bringing the products to their present location and condition. Market value is determined by reference to selling prices after the balance sheet date or to management's estimates based on prevailing market conditions. The management will write down the inventories to market value if it is below cost. The management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

h.	Plant and equipment

Plant and equipment are initially recognized at cost. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of plant and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repairs and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets: 8 years for plant and machinery; 10 years for leasehold improvements; 5 years for office equipment; and 5 years for motor vehicles.

i.	Impairment of long-lived assets

The Group accounts for impairment of plant and equipment and amortizable intangible assets in accordance with SFAS No. 144, "Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of", which requires the Group to evaluate a long-lived asset for recoverability when there is event or circumstance that indicate the carrying value of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset's (or asset group's) fair value.

j.	Comprehensive income

SFAS No. 130, "Reporting Comprehensive Income", requires disclosure of all components of comprehensive income and loss on an annual and interim basis. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The Group had comprehensive income of $32,911 and Snil for the years ended December 31, 2005 and 2004, respectively. The comprehensive income for 2005 arose from the changes in foreign currency exchange rates.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Amounts expressed in U.S. Dollars unless otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

k.	Segment information

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. The Group believes that it operates in one business segment - research, development, production, marketing and sales of auto electronic products, and in one geographical segment - China, as all of the Group's current operations are carried out in China.

1.	Revenue recognition

Revenues of the Group include sales of auto electronic products. Sales are recognized when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable, and collectibility is reasonably assured. Sales are presented net of value added tax (VAT). No return allowance is made as product returns are insignificant based on historical experience.

m.	Government grants

Grants from the government are recognized at their fair value where there is a reasonable assurance that the grant will be received and the Group will comply with all attached conditions.

Government grants are recognized as revenues or gains in the period received and as assets, decreases of liabilities, or expenses depending on the form of the grants received.

n.	Research and development costs

Research and development costs are expensed to operations as incurred. During the years ended December 31, 2005 and 2004, a total of $102,378 and $9,867, respectively, of salaries were incurred for research and development purposes which had been expensed in the accompanying statements of operations.

o.	Income taxes

The Group accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Group is able to realize their benefits, or that future deductibility is uncertain.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Amounts expressed in U.S. Dollars unless otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

p.	Foreign currency translation

The Company uses the United States dollars ("U.S. dollars" or "US$") for financial reporting purposes. The Company's subsidiary maintains its books and records in its functional currency, Chinese Renminbi ("RMB"), being the primary currency of the economic environment in which their operations are conducted. In general, the Group translates its assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income is translated at average exchange rates during the reporting period. Adjustments resulting from the translation of the Group's financial statements are recorded as accumulated other comprehensive income.

Until July 21, 2005, RMB had been pegged to US$ at the rate of RMB8.30: US$1.00. On July 21, 2005, the PRC government reformed the exchange rate system into a managed floating exchange rate system based on market supply and demand with reference to a basket of currencies. In addition, the exchange rate of RMB to US$ was adjusted to RMB8.11: US$1.00 as of July 21, 2005. The People's Bank of China announces the closing price of a foreign currency such as US$ traded against RMB in the inter-bank foreign exchange market after the closing of the market on each working day, which will become the unified exchange rate for the trading against RMB on the following working day. The daily trading price of US$ against RMB in the inter-bank foreign exchange market is allowed to float within a band of +0.3% around the unified exchange rate published by the People's Bank of China. This quotation of exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with invoices, shipping documents and signed contracts.

The Group's assets and liabilities as of December 31, 2005 and its statement of income for the year then ended were translated at the rates of RMB8.0702:US$1.00 and RMB8.1851:US$1.00, respectively, whereas its assets and liabilities as of December 31, 2004, and its statement of income for the year then ended were translated at the single rate of RMB8.30:US$1.00. No representation is made that RMB amounts have been, or would be, converted into US$ at these rates.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Amounts expressed in U.S. Dollars unless otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

q.	Related parties

Parties are considered to be related to the Group if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Group. Related parties also include principal owners of the Group, its management, members of the immediate families of principal owners of the Group and its management and other parties with which the Group may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

r.	Recently issued accounting pronouncements

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4". This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges..." SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities.

The provisions of SFAS 151 shall be applied prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement was issued. The Company's adoption of SFAS No. 151 is not currently expected to have a material impact on the Company's financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123(R) (revised 2004), "Share-Based Payment", which amends FASB Statement No. 123 and will be effective for public companies for interim or annual periods beginning after June 15, 2005. The revised standard requires, among other things that compensation cost for employee stock options be measured at fair value on the grant date and charged to expense over the employee's requisite service period for the option. Due to the absence of observable market prices for employee stock options, the standard indicates that the fair value of most stock options will be determined using an option-pricing model. The Company's adoption of SFAS No. 123(R) is not currently expected to have a material impact on the Company's financial position or results of operations.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Amounts expressed in U.S. Dollars unless otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

r.	Recently issued accounting pronouncements (Continued)

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions", is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company's adoption of SFAS No. 153 is not expected to have a material impact on the Company's financial position or results of operations.

In March 2005, the FASB published FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations," which clarifies that the term, conditional asset retirement obligations, as used in SFAS No. 143, "Accounting for Asset Retirement Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. The interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of the Company's fiscal 2006. The adoption of this Interpretation is not expected to have a material effect on the Company's consolidated financial position or results of operations.

In June 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS No. 154"). SFAS No.154 replaces APB No.20 ("APB 20") and SFAS No.3, "Reporting Accounting Changes in Interim Financial Statements," and applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. APB 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of change a cumulative effect of changing to the new accounting principle whereas SFAS No.154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle, unless it is impracticable. SFAS No.154 enhances the consistency of financial information between periods. SFAS No.154 will be effective beginning with the Company's first quarter of fiscal year 2006. The Company does not expect that the adoption of SFAS No.154 will have a material impact on its results of operations, financial position or cash flows.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31,2005 AND 2004
(Amounts expressed in U.S. Dollars unless otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

r.	Recently issued accounting pronouncements (Continued)

In June 2005, the EITF reached a consensus on Issue No. 05-06, "Determining the Amortization Period for Leasehold Improvements" (EITF 05-06). EITF 05-06 provides guidance for determining the amortization period used for leasehold improvements acquired in a business combination or purchased after the inception of a lease, collectively referred to as subsequently acquired leasehold improvements). EITF 05-06 provides that the amortization period used for the subsequently acquired leasehold improvements to be the lesser of (a) the subsequently acquired leasehold improvements' useful lives, or (b) a period that reflects renewals that are reasonably assured upon the acquisition or the purchase. EITF 05-06 is effective on a prospective basis for subsequently acquired leasehold improvements purchased or acquired in periods beginning after the date of the FASB's ratification, which was on June 29, 2005. The Company does not anticipate that EITF 05-06 will have a material impact on its consolidated results of operations.

In July 2005, the Financial Accounting Standards Board (FASB) issued an Exposure Draft of a proposed Interpretation "Accounting for Uncertain Tax Positions—an interpretation of FASB Statement No. 109." Under the proposed Interpretation, a company would recognize in its financial statements its best estimate of the benefit of a tax position, only if the tax position is considered probable of being sustained on audit based solely on the technical merits of the tax position. In evaluating whether the probable recognition threshold has been met, the proposed Interpretation would require the presumption that the tax position will be evaluated during an audit by taxing authorities. The proposed Interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005, with a cumulative effect of a change in accounting principle to be recorded upon the initial adoption. The proposed Interpretation would apply to all tax positions and only benefits from tax positions that meet the probable recognition threshold at or after the effective date would be recognized. The Company is currently analyzing the proposed Interpretation and has not determined its potential impact on our Consolidated Financial Statements. While we cannot predict with certainty the rules in the final Interpretation, there is risk that the final Interpretation could result in a cumulative effect charge to earnings upon adoption, increases in future effective tax rates, and/or increases in future interperiod effective tax rate volatility.

In October 2005, FASB Staff Position (FSB) FAS 13-1, "Accounting for Rental Costs Incurred during a Construction Period" was issued. This FSP concluded that rental costs associated with ground or building operating leases that are incurred during a construction period be expensed. The guidance in the FSP is required to be applied to the first reporting period beginning after December 15, 2005. The adoption of this pronouncement is not expected to have a material impact on the Company's financial position or results of operations.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Amounts expressed in U.S. Dollars unless otherwise stated)

3.	CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially expose the Group to concentrations of credit risk, consist of cash, accounts and other receivables as of December 31, 2005 and 2004. The Group performs ongoing evaluations of its cash position and credit evaluations to ensure collections and minimize losses.

As of December 31, 2005 and 2004, the Group's bank deposits were all placed with banks in the PRC where there is currently no rule or regulation in place for obligatory insurance to cover bank deposits in the event of bank failure.

For both years ended December 31, 2005 and 2004, approximately 70% the Group's sales were made to customers located in the PRC. In addition, approximately 90% and 53% of accounts receivables as of December 31, 2005 and 2004 respectively also arose from customers located in the PRC.

No single external customer exceeded 10% of the Group's total revenue for 2004. Other than the largest customer who accounted for approximately 18% of the Group's total revenue for 2005, no single external customer exceeded 10% of the Group's total revenue for 2005.

4.	INVENTORIES

Inventories consist of the following:

	December 31,
	2005	2004

Raw materials and packing materials	$786,790	$881,120
Raw materials on consignment at subcontractors	385,268	57,683
Finished goods	81,314	196,654
Consumables	5,702	5,089
	1,259,074	1,140,546
Less: Allowance for obsolescence	(331,590)	(186,471)
Total	$927,484	$954,075

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Amounts expressed in U.S. Dollars unless otherwise stated)

5.	OTHER RECEIVABLES

Other receivables consist of the following:

	December 31,
	2005	2004

Non-interest bearing, unsecured receivables	$330,879	$59,071
Cash advances to staff and salespersons for normal business purposes	28,665	31,381
Others	918	2,018
	$360,462	$92,470

6.	NOTES RECEIVABLE FROM SHAREHOLDERS

Notes receivable represent Notes totaling $10,000 receivable from Mr. Liu Jingjun and Mr. Xu Jiafa, which remain outstanding, as valid consideration received in exchange of certain shares issued on May 23, 2006, as further described in notes 11 and 17(b).

7.	PLANT AND EQUIPMENT

Plant and equipment consist of the following:

	December 31,
	2005	2004

Plant and machinery	$1,142,550	$624,536
Leasehold improvements	142,289	97,940
Office equipment	403,924	348,258
Motor vehicles	63,587	63,587
	1,752,350	1,134,321
Less: Accumulated depreciation	(541,447)	(310,057)
	$1,210,903	$824,264

All motor vehicles are pledged to a bank as security against a bank loan. See note 8. Accumulated depreciation of such motor vehicles amounted to $33,260 and $19,622 as of December 31, 2005 and 2004, respectively.

The depreciation expense was $231,390 and $148,926 for the years ended December 31, 2005 and 2004, respectively.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Amounts expressed in U.S. Dollars unless otherwise stated)

8.	SHORT-TERM BANK LOANS

Short-term bank loans consist of the following:

	December 31,
	2005	2004

6.138% Bank loan, due by installments up to February 11,2006 (a)(b)	$12,591	$-
6.138% Bank loan, due by installments up to June 29, 2006 (c)	203,217	-
7.254% Bank loan, due in one lump sum on March 1, 2006 (a)(b)	24,782	-
7.254% Bank loan, due in one lump sum on March 1, 2006 (a)(b)	223,043	-
5.841% Bank loan, due in one lump sum on March 30, 2005 (a)(b)	-	84,337
5.841% Bank loan, due in one lump sum on April 28, 2005 (a)(b)	-	240,964
Total short-term bank loans	$463,633	$325,301

(a)	The bank loans were fully repaid by the Group in compliance with the terms of the bank loan agreements.

(b)	The bank loans were secured by guarantees provided by related companies and/or a director of the Group.

(c)
The bank loan was secured by the Group's motor vehicles. See note 7. $42,217 of this bank loan was repaid up to June 29, 2006, whilst the repayment term of the remaining balance of $161,000 has been extended to June 29,2007.

Interest expenses for the years ended December 31, 2005 and 2004 amounted to $105,837 and $89,818, respectively.

9.	OTHER SHORT-TERM LOANS

Other short-term loans consist of the following:

	December 31,
	2005	2004

Interest-free, unsecured loans, without fixed repayment term	$197,269	$191,807
5.841% unsecured loan, without fixed repayment term	-	240,964
Total short-term loans	$197,269	$432,771

The short-term loan of $240,964 as of December 31, 2004 was fully repaid in year 2005.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Amounts expressed in U.S. Dollars unless otherwise stated)

10.	GOVERNMENT LOANS

Government loans consist of the following:

	December 31,
	2005	2004
Interest-free, unsecured government loans, due in one lump sum in February 2005 (a)	$92,934	$120,482
Interest-free, secured government loan, due in one lump sum on January 21, 2007 (b)	148,695	-
Interest-free, secured government loan, fully repaid in February 2005 (b)	-	120,482
Total government loans	241,629	240,964
Less: Current maturities	(92,934)	(240,964)
Long-term government loans	$148,695	$-

(a)
The Group defaulted on the lump-sum payment of this government loan, which was past due in February 2005. The Group has repaid only $27,548 out of the original sum of $120,482, The lending government bureau has not called in the loan, nor has it taken any proceedings in this regard. Management expects that the Group will settle the loan shortly and the government bureau will not impose any overdue interest or penalty. See note 16(c).

(b)	These government loans are secured by a corporate guarantee given by a related company.

All of the government loans were granted by local government bureaus in the PRC for the purposes of funding the Group's new product development projects.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Amounts expressed in U.S. Dollars unless otherwise stated)

11.	SHARE CAPITAL

The Company was incorporated on May 23, 2006 with an authorized capital of $5,000,000, divided into 50,000 shares of par $100 each. On the same day, all of the 50,000 shares were issued at par $100. In this relation, the Company accepted promissory notes with an aggregate principal balance of $5,000,000 ("Notes") as payment for the aggregate of 50,000 shares issued on May 23, 2006. The Notes had remained unpaid, subject to cancellation, forfeiture or other extinguishment, until on July 14, 2006, the Company received aggregate payment of $90,000 on the Notes, leaving an outstanding balance of $4,910,000.

Subsequently, pursuant to the joint resolutions of the members and board of directors of the Company dated August 28, 2006, the members and directors resolved, among others:

(i)
to continue to recognize the Notes totaling $10,000 receivable from Mr. Liu Jingjun and Mr. Xu Jiafa, which remain outstanding, as valid consideration received in exchange of certain shares issued on May 23, 2006;

(ii)	to extinguish $4,900,000 of the remaining debt outstanding under the Notes and, concurrently, cancel an aggregate of 49,000 shares outstanding.

As a result of the above capital restructuring on August 28, 2006, the issued capital of the Company has reduced from $5,000,000 to $100,000. See notes 6 and 17.

The Company accounted for the unpaid stock subscription in accordance with EIFT 85-1 and reported the outstanding balance of $4,900,000 of the Notes, which was subsequently extinguished, as a reduction of equity as of December 31, 2005 and 2004.

12.	STATUTORY RESERVES

As stipulated by the PRC's Company Law and as provided in the Subsidiary's Articles of Association, the Subsidiary's net income after taxation can only be distributed as dividends after appropriation has been made for the following:

(i)	Making up of cumulative prior years' losses, if any;

(ii)
Allocations to the "Statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Subsidiary's registered capital, which is restricted for set off against losses, expansion of production and operation or increase in registered capital;

(iii)
Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Subsidiary's "Statutory common welfare reserve", which is restricted for capital expenditure for the collective benefits of the Subsidiary's employees; and

(iv)	Allocations to the discretionary surplus reserve, if approved in the shareholders' general meeting.

The Subsidiary appropriated 10% and 5% of its net income to statutory surplus reserve and statutory common welfare reserve, respectively for both years 2005 and 2004.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Amounts expressed in U.S. Dollars unless otherwise stated)

13.	INCOME TAXES

The Company being registered in the British Virgin Islands is not subject to any income tax and conducts all of its business through the Subsidiary.

Being a manufacturing enterprise established in Shenzhen, the PRC, the Subsidiary is entitled to a preferential Enterprise Income Tax ("EIT") rate of 15%. The Subsidiary is also entitled to an EIT holiday whereby it is to be exempted from EIT for the first two profit reporting years and a 50% reduction on the EIT rate for the following three consecutive years. It is considered that the Subsidiary's EIT holiday commenced from year 2003.

The provision for taxes on earnings consisted of:

	Year ended December 31,
	2005	2004
Current income tax expenses: PRC Enterprise Income Tax	$81,026	$-

A reconciliation between the income tax computed at the U.S statutory rate and the Group’s provision for income tax is as follow:

	Year ended December 31,
	2005	2004
U.S. statutory rate	34%	34%
Foreign income not recognized in the U.S.	(34%)	(34%)
PRC preferential Enterprise Income Tax rate	15%	15%
Tax holiday and relief granted to the Subsidiary	(7.5%)	(15%)
Provision for income tax	7.5%	-

No significant deferred tax liabilities or assets existed as of either December 31,2005 or 2004.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Amounts expressed in U.S. Dollars unless otherwise stated)

14.	RELATED PARTY TRANSACTIONS AND ARRANGEMENTS

(a)	Balances with directors / stockholders

In addition to the transactions detailed elsewhere in these financial statements, the Group had the following balances with related parties.

	December 31,
	2005	2004
Due from related parties:
Mr. Bu Sheng Fu, Chief Executive Officer	$-	22,039
Shenzhen Chefu Industrial & Development Co., Ltd., a stockholder	16,304	21,312
Mr. Jin Yu Shan, a stockholder	7,230	13,950
Mr. Yin Zhong Jun, a stockholder	58,622	15,053
Mr. Liu Jing Yun, a stockholder	6,408	6,408
Mr. Li Hua Min, a stockholder	4,500	4,500
Mr. Xu Jia Fa, a stockholder	4,086	4,086
Mr. Chu Jian, a director	41,849	3 8,312
Due from related parties	$138,999	$125,660

Due to related parties:
Mr. Bu Sheng Fu, Chief Executive Officer	$61,501	$-

The balances with the related parties represent advances to or loans from the respective related parties. These balances are interest free, unsecured and have no fixed repayment date. It is expected that the balances will be received or repaid within one year.

(b)	Other transactions

(i)
On June 22, 2006, the Company entered into an agreement to acquire 100% of the equity of Agilon for a total cash consideration of $578,313 (RMB4,800,000) from the former majority shareholders of Agilon. To fund the Company's acquisition of Agilon, those former majority shareholders agreed to provide an interest-free loan to the Company of the same amount of $578,313 (RMB4,800,000). For the purpose of this transaction, on May 23, 2006, those former majority shareholders of Agilon also acquired new shares issued by the Company, and collectively established a 100% ownership immediately after these shares were issued. See also note 1.

(ii)	For the years ended December 31, 2005 and 2004, the Group paid management fees of $30,543 and $24,096, respectively to a stockholder.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Amounts expressed in U.S. Dollars unless otherwise stated)

15.	CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Group's operations are all carried out in the PRC. Accordingly, the Group's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

The Group's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Group's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

16.	COMMITMENTS AND CONTINGENCIES

(a)	Operating lease commitments

The Group has entered into tenancy agreements for the lease of factory premises and staff quarters. The Group's commitments for minimum lease payments under these non-cancel able operating leases for the next five years and thereafter are as follows:

Year ending December 31,
2006	$56,316
2007	14,198
2008 and thereafter	-
Total	$70,514

Total rental expense for the years ended December 31, 2005 and 2004 amounted to $54,887 and $57,983 respectively.

(b)	Social insurances of the Subsidiary's employees

According to the prevailing laws and regulations of the PRC, the Subsidiary is required to cover its employees with medical, retirement and unemployment insurance programs. Management believes that due to the transient nature of its employees, the Subsidiary does not need to provide all employees with such social insurances, and has paid the social insurances for the Subsidiary's employees who have completed three months' continuous employment with the Subsidiary.

In the event that any current or former employee files a complaint with the PRC government, the Subsidiary may be subject to making up the social insurances as well as administrative fines. As the Group believes that these fines would not be material, no provision has been made in this regard.

LONG-E INTERNATIONAL GROUP CO., LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(Amounts expressed in U.S. Dollars unless otherwise stated)

16.	COMMITMENTS AND CONTINGENCIES (Continued)

(c)	Default on a government loan

To promote new and advanced technology development, the Shenzhen Bureau of Science Technology and Information offers eligible business enterprises interest-free loans for research and development purposes. The Subsidiary qualifies and has obtained certain government loans for its new product development projects. However, the Subsidiary defaulted on the lump sum payment of a government loan which amounted to $92,934 as of December 31, 2005 and was past due in February 2005. The lending government bureau has not called in the loan, nor has it taken any proceedings in this regard. As management expects that the Subsidiary will settle the loan shortly and the government bureau will not impose any overdue interest or penalty, no provision has been made in this regard. See note 10.

(d)	Other

The tax authority of the PRC Government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises had completed their relevant tax filings, hence the Subsidiary's tax filings may not be finalized. It is therefore uncertain as to whether the PRC tax authority may take different views about the Subsidiary's tax filings which may lead to additional tax liabilities.

17.	SUBSEQUENT EVENTS

(a)
On June 22, 2006, the Company entered into an agreement to acquired 100% of the equity of Shenzhen Agilon Science And Technology Co., Ltd. for a total cash consideration of $578,313 (RMB4,800,000) from the former majority shareholders of Agilon. To fund the Company's acquisition of Agilon, those former majority shareholders agreed to provide an interest-free loan to the Company of the same amount of $578,313 (RMB4,800,000). For the purpose of this transaction, on May 23, 2006, those former majority shareholders of Agilon also acquired new shares issued by the Company, and collectively established a 100% ownership immediately after these shares were issued. The acquisition of Agilon has been accounted for as recapitalization of Agilon. See also notes 1 and 14(b).

(b)	On August 28, 2006, pursuant to the joint resolutions of the members and board of directors of the Company, the members and directors resolved, among others:

(i)
to continue to recognize the Notes totaling $10,000 receivable from Mr. Liu Jingjun and Mr. Xu Jiafa, which remain outstanding, as valid consideration received in exchange of certain shares issued on May 23, 2006;

(ii)	to extinguish $4,900,000 of the remaining debt outstanding under the Notes and, concurrently, cancel an aggregate of 49,000 shares outstanding.

As a result of the above capital restructuring on August 28, 2006, the issued capital of the Company has reduced from $5,000,000 to $100,000. See note 11.

(b) Pro Forma Financial Statements.

The following unaudited pro forma condensed combined consolidated financial statements give effect to the Share Exchange as if it had occurred at an earlier date. The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2006 gives effect to the Share Exchange as if it occurred on September 30, 2006 and combines the historical balance sheets of LIG and Inncardio at September 30, 2006. The LIG balance sheet information was derived from its unaudited September 30, 2006 consolidated balance sheet included herein. The Inncardio balance sheet information was derived from its unaudited September 30, 2006 balance sheet. The unaudited pro forma condensed combined consolidated statement of operations for the period ended September 30, 2006 is presented as if the transaction was consummated on January 1, 2006 and combines the historical results of LIG and Inncardio for the nine months ended September 30, 2006. The historical results of LIG were derived from its unaudited September 30, 2006 consolidated statement of operations included herein. The historical results of Inncardio were derived from its unaudited September 30, 2006 statement of operations.

The unaudited pro forma condensed combined consolidated financial statements have been prepared by LIG’s and Inncardio’s management for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had LIG and Inncardio been a combined company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. The unaudited pro forma condensed combined consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of LIG as of and for the nine months ended September 30, 2006 included herein and the historical financial statements of Inncardio as of and for the nine months ended September 30, 2006, incorporated by reference herein.

Because the former LIG shareholders now own approximately 65.9% of the shares of the common stock of the Company, former LIG shareholders have control over the Company, LIG’s designees are serving as the Company’s directors and the former LIG management team is managing the Company. As a result, LIG is deemed to have been the acquiring company for accounting purposes. Accordingly, the purchase price has been allocated among the fair values of the assets and liabilities of Inncardio, while the historical results of LIG are reflected in the results of the combined company post-Share Exchange. The transaction shall be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.” Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined consolidated financial statements, is allocated to the net tangible and intangible assets acquired and liabilities assumed in connection with the Share Exchange, based on their estimated fair values as of the completion of the Share Exchange, taking into account the intended issuance of Inncardio’s remaining assets and the settlement of its outstanding liabilities upon consummation of the Share Exchange. A final determination of any estimated fair values, which cannot be made prior to the completion of the Share Exchange, will be based on the actual net tangible and intangible assets of Inncardio that exist as of the date of completion of the Share Exchange.

The selected unaudited pro forma condensed combined consolidated financial statements are based on estimates and assumptions that are preliminary. The data is presented for informational purposes only and is not intended to represent or be indicative of the results of operations or financial condition of the Company that would have been reported had the proposed transaction been completed as of the dates presented, and should not be taken as representative of future results of operations or financial condition of the combined company. Please also read the section in this Current Report entitled “Cautionary Note Regarding Forward Looking Statements” under Item 2.01 for more information on the statements made in this section.

INNCARDIO, INC. AND SUBSIDIARIES
Successor to Long-e International Group Co., Ltd
PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
SEPTEMBER 30, 2006

	Historical Inncardio, Inc.	Historical Long-e	Pro Forma Adjustments (1)	Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,589	$1,366,329	1,030,000 (5)	$2,397,918
Restricted cash	-	-	250,000 (5)	250,000
Prepayments	-	27,621		27,621
Accounts receivable, trade, net of allowance of $ 25,080	-	4,643,218		4,643,218
Inventories, net	-	370,221		370,221
Current portion of deferred note issuance costs	-	31,667		31,667
Other receivables	-	100,779		100,779
Due from related parties	-	86,315		86,315
Notes receivable from shareholders	-	10,000		10,000
Value-added tax recoverable	-	28,147		28,147
Total current assets	1,589	6,664,297		7,945,886
Deferred note issuance costs	-	63,333		63,333
Plant and equipment, net	-	1,367,140		1,367,140
Total assets	$1,589	$8,094,770		$9,376,359
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Short-term bank loans	$-	$131,664		$131,664
Other short-term loans	-	286,083		286,083
Government loans	-	94,950		94,950
Accounts payable	30,985	1,105,846		1,136,831
Receipts in advance	-	5,944		5,944
Accrued expenses	73,896	338,415		412,311
Notes payable	325,706	-	(325,306) (3)	400
Other payables	-	426,612		426,612
Income tax payable	-	92,078		92,078
Due to related parties	-	33,440		33,440
Total non-current liabilities	430,587	2,515,032		2,620,313

INNCARDIO, INC. AND SUBSIDIARIES
Successor to Long-e International Group Co., Ltd
PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
SEPTEMBER 30, 2006

	Historical Inncardio, Inc.	Historical Long-e	Pro Forma Adjustments (1)		Pro Forma Combined
NON-CURRENT LIABILITIES
Long-term government loans	-	151,920			151,920
Convertible note, net of discount	-	349,080	(349,080	)(4)	-

Total liabilities	430,587	3,016,032			2,772,233

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock	91	100,000	(79,394	)(2)	31,260
			5,277	(3)
			1,786	(4)
			3,500	(5)
Paid in capital - warrants	-	150,920			150,920
Additional paid-in capital	109,831	1,157,633	(459,526	)(2)	2,751,761
			320,029	(3)
			347,294	(4)
			1,276,500	(5)
Statutory reserves	-	303,341			303,341
Accumulated other comprehensive income	-	147,209			147,209
(Accumulated deficit) retained earning	(538,920)	3,219,635	538,920	(2)	3,219,635

Total stockholders’ (deficit) equity	(428,998)	5,078,738			6,604,126

Total liabilities and stockholders’ equity	$1,589	$8,094,770			$9,376,359

INNCARDIO, INC. AND SUBSIDIARIES
Successor to Long-e International Group Co., Ltd
PRO FORMA COMBINED INCOME STATEMENT (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

	Historical Inncardio, Inc.	Historical Long-e	Pro Forma Adjustments (1)		Pro Forma Combined

REVENUE	$-	$18,636,565			$18,636,565
COST OF SALES	-	(13,534,750)			(13,534,750)
GROSS PROFIT	-	5,101,815			5,101,815
OPERATING EXPENSES
Research and development costs	-	(513,334)			(513,334)
Selling expenses	-	(1,369,234)			(1,369,234)
General and administrative expenses	(4,668)	(803,670)			(808,338)
Amortization of deferred note issuance costs	-	-	(23,750	)(9)	(23,750)
TOTAL OPERATING EXPENSES	(4,668)	(2,686,238)			(2,714,656)
(LOSS) INCOME FROM OPERATIONS	(4,668)	2,415,577			2,387,159
OTHER INCOME (EXPENSES)
Sundry income	-	3,875			3,875
Sundry expenses	-	(64,275)			(64,275)
Loss on disposal of plant and machinery	-	(94,928)			(94,928)
Finance costs	(16,378)	(99,598)			(115,976)
TOTAL OTHER INCOME (EXPENSES)	(16,378)	(254,926)			(271,304)
(LOSS) INCOME BEFORE INCOME TAXES	(21,046)	2,160,651			2,115,855
INCOME TAXES	(260)	(154,104)			(154,364)
NET (LOSS) INCOME	$(21,306)	$2,006,547			$1,961,491
EARNINGS (LOSS) PER SHARE
- Basic		$0.097 (6)			$0.063
- Diluted		$0.096 (6)			$0.062
Weighted average number of shares
- Basic		20,606,200 (7)			31,259,714
- Diluted		20,906,200 (8)			31,559,714

INNCARDIO, INC. AND SUBSIDIARIES
Successor to Long-e International Group Co., Ltd
PRO FORMA COMBINED INCOME STATEMENT (UNAUDITED)
FOR THE YEAR ENDED DECEMBER 31, 2005

	Historical Inncardio, Inc.	Historical Long-e	Pro Forma Adjustments (1)		Pro Forma Combined

REVENUE	$-	$13,428,231			$13,428,231
COST OF SALES	-	(10,035,761)			(10,035,761)
GROSS PROFIT	-	3,392,470			3,392,470
OPERATING EXPENSES
Research and development costs	(2,172,624)	(102,378)			(2,275,002)
Selling expenses	-	(1,086,756)			(1,086,756)
General and administrative expenses	(486,413)	(1,162,966)			(1,649,379)
Investor and public relationship expenses	-	-	(250,000	)(5)	(250,000)
Amortization of deferred note issuance costs	-	-	(31,667	)(9)	(31,667)
TOTAL OPERATING EXPENSES	(2,659,037)	(2,352,100)			(5,292,804)
(LOSS) INCOME FROM OPERATIONS	(2,659,037)	1,040,370			(1,900,334)
OTHER INCOME (EXPENSES)
Government grants	-	134,920			134,920
Sundry expenses	-	10,891			10,891
Finance costs	(65,534)	(105,837)			(171,371)
TOTAL OTHER INCOME (EXPENSES)	(65,534)	39,974			(25,560)
(LOSS) INCOME BEFORE INCOME TAXES	(2,724,571)	1,080,344			(1,925,894)
INCOME TAXES	-	(81,026)			(81,026)
NET (LOSS) INCOME	$(2,724,571)	$999,318			$(2,006,920)
EARNINGS (LOSS) PER SHARE
- Basic		$0.048 (6)			$(0.064)
- Diluted		$0.048 (6)			$(0.064)
Weighted average number of shares
- Basic		20,606,200 (7)			31,259,714
- Diluted		20,906,200 (8)			31,559,714

Notes to Unaudited Pro Forma Condensed Financial Statements

(1)
Because Long-e’s former owners have received the majority voting rights in the combined entity and Long-e’s senior management has been appointed to represent the majority of the senior management of the combined entity following the Share Exchange, the Share Exchange is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, Inncardio, Inc. (“Inncardio”, the legal acquirer) is considered the accounting acquiree and Long-e (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the combined entity will in substance be those of Long-e, with the assets and liabilities, and revenue and expenses, of Inncardio being included effective from the date of consummation of the Share Exchange. Inncardio is deemed to be a continuation of the business of Long-e. The outstanding stock of Inncardio prior to the Share Exchange will be accounted for at their net book value and no goodwill will be recognized.

(2)
Reflects the issuance of 20,606,200 shares of common stock by Inncardio (as legal acquirer) for the reverse acquisition of all issued and outstanding shares of capital stock of Long-e (as legal acquiree, but accounting acquirer), and the elimination the pre-acquisition losses of Inncardio (as accounting acquiree).

(3)	Reflects the cancellation and extinguishment of 35,000 shares of Inncardio’s common stock and a conversion of $325,304 Inncardio’s outstanding debt into 5,312,121 shares of common stock.

(4)
Reflects the assumption of Long-e’s outstanding secured convertible note and related warrants to purchase up to 1,000,000 restricted shares of common stock and issuance of up to 1,785,714 restricted shares of common stock upon conversion of the principal of the secured convertible note.

(5)
Reflects the private placement of approximately 3,500,000 shares of Inncardio’s common stock and the two classes of warrants for $1,500,000, of which $30,000 should be paid for legal fees incurred, $190,000 be paid to WestPark Capital, Inc. as a placement agent service fee and $250,000 deposited in a separate escrow account with a separate escrow agent to be used by Inncardio in connection with investor and public relations that is projected to be used over one year.

(6)	The historical earnings per share is computed based on the historical income of Long-e as Long-e is considered the accounting acquirer and thus the predecessor.

(7)	The weighted average number of share used for computing the historical earnings per share is based on the number of shares issued in the reverse acquisition of Long-e by Inncardio.

(8)	Includes the dilutive effect of outstanding warrants to purchase up to 6,807,141 shares of common stock.

(9)	Reflects amortization of deferred costs in connection with the issuance of Long-e’s secured convertible note.

(d) Exhibits:

2.1(a)	Share Exchange Agreement, dated as of November 30, 2006, by and among Inncardio, Inc., Long-e International Group Co., Ltd., and certain shareholders of Long-e International Group Co., Ltd.
2.1(b)
Amendment No. 1 to Share Exchange Agreement dated as of December 29, 2006, by and among Inncardio, Inc., Long-e International Group Co., Ltd., and certain shareholders of Long-e International Group Co., Ltd.

3.1	Articles of Amendment effective December 21, 2006
4.1	Form of Secured Convertible Promissory Note
4.2	Form of Bridge Financing Warrant
4.3	Form of Series A Warrant
4.4	Form of Series B Warrant
4.5	Form of WestPark Placement Warrant
10.1	Note and Warrant Purchase Agreement dated September 22, 2006
10.2	Security Agreement dated September 22, 2006
10.3	Form of Securities Purchase Agreement
10.4	Form of Registration Rights Agreement
16.1	Letter to Securities and Exchange Commission dated January 8, 2007 from Chisholm, Bierwolf & Nilson, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2007	By:	/s/ Bu Shengfu
Bu Shengfu President and Chief Executive Officer (Duly Authorized Officer)

Date: January 8, 2007	By:	/s/ Liang Zhu
Liang Zhu Chief Financial Officer (Duly Authorized Officer)

EXHIBIT INDEX

2.1(a)	Share Exchange Agreement, dated as of November 30, 2006, by and among Inncardio, Inc., Long-e International Group Co., Ltd., and certain shareholders of Long-e International Group Co., Ltd.
2.1(b)
Amendment No. 1 to Share Exchange Agreement dated as of December 29, 2006, by and among Inncardio, Inc., Long-e International Group Co., Ltd., and certain shareholders of Long-e International Group Co., Ltd.

3.1	Articles of Amendment effective December 21, 2006
4.1	Form of Secured Convertible Promissory Note
4.2	Form of Bridge Financing Warrant
4.3	Form of Series A Warrant
4.4	Form of Series B Warrant
4.5	Form of WestPark Placement Warrant
10.1	Note and Warrant Purchase Agreement dated September 22, 2006
10.2	Security Agreement dated September 22, 2006
10.3	Form of Securities Purchase Agreement
10.4	Form of Registration Rights Agreement
16.1	Letter to Securities and Exchange Commission dated January 8, 2007 from Chisholm, Bierwolf & Nilson, LLC